Exhibit 10.28

OFFICE LEASE

BETWEEN

PARK 10 TENANT LLC

as Landlord

AND

RIGNET, INC.

as Tenant

Dated: January 26, 2017

OFFICE LEASE

Park Ten Plaza – RigNet, Inc.

LIST OF EXHIBITS

Exhibit A-1	Plan Showing Premises
Exhibit A-2	Legal Description of Land
Exhibit B-1	Work Agreement
Exhibit C	Rules and Regulations
Exhibit D	Secretary’s Certificate
Exhibit E	Confirmation of Commencement Date
Exhibit F	DTPA Provisions
Exhibit G	License Agreement to Install a Satellite Antennae
Exhibit H	Right of First Refusal Space
Exhibit I	Form of Subordination, Non-Disturbance, and Attornment Agreement
Exhibit J	Generator Area
Exhibit K	Signage
Exhibit L	Janitorial Specifications
Exhibit M	Reserved Parking Spaces

OFFICE LEASE

Park Ten Plaza – RigNet, Inc.

OFFICE LEASE

THIS OFFICE LEASE (“Lease”) is made as of the 26th day of January, 2017 (“Date of Lease”), by and between PARK 10 TENANT LLC, Delaware limited liability company, as successor-in-interest to Park Ten Owner LLC, a Texas limited liability company under that certain Master Lease Agreement dated May 17, 2013 (“Landlord”), and RIGNET, INC., a Delaware corporation (“Tenant”).

I. BASIC LEASE PROVISIONS AND DEFINITIONS

1.1 Premises. Approximately 28,808 Rentable Square Feet known as Suite 300 and located on the third (3rd) floor of the Building as depicted on Exhibit A-1 attached hereto and made a part hereof.

1.2 Building. The building located at 15115 Park Row Boulevard, Houston, Texas 77084.

1.3 Project. The development known as Park Ten Plaza consisting of the real property and all improvements built thereon, including, without limitation, the Land, Building, Common Area, and Parking Facilities, containing approximately 155,140 Rentable Square Feet.

1.4 Land. The parcel of land on which the Project is located, as more particularly described on Exhibit A-2 attached hereto and made a part hereof, and all rights, easements and appurtenances thereunto belonging or pertaining.

1.5 Common Area. All areas from time to time designated by Landlord for the general and nonexclusive common use or benefit of Tenant, other tenants of the Project, and Landlord, including, without limitation, roadways, entrances and exits, loading areas, landscaped areas, open areas, park areas, service drives, walkways, atriums, courtyards, concourses, ramps, hallways, stairs, washrooms, lobbies, elevators, common trash areas, vending or mail areas, common pipes, conduits, wires and appurtenant equipment within the Building, maintenance and utility rooms and closets, exterior lighting, exterior utility lines, and Parking Facilities.

1.6 Parking Facilities. All parking areas now or hereafter designated by Landlord for use by tenants of the Project and/or their guests and invitees, including, without limitation, surface parking, parking decks, parking structures and parking areas under or within the Project whether reserved, exclusive, non-exclusive or otherwise.

1.7 Rentable Square Feet (Foot) or Rentable Area. The rentable area within the Premises, Building or Project are deemed to be the amounts set forth in this Article I. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Premises, Building and Project are correct.

1.8 Permitted Use. Tenant may use the Premises subject to and in accordance with the terms, covenants and conditions set forth in this Lease, and applicable governmental regulations, restrictions and permitting (without the necessity of obtaining any zoning changes, conditional use permits or other special permits), solely for general business office purposes and uses incidental thereto.

1.9 Commencement Date. July 1, 2017, subject to adjustment as specified in Article III.

1.10 Expiration Date. June 30, 2025, subject to adjustment as specified in Article III.

1.11 Term. Ninety-six (96) months, beginning on the Commencement Date and expiring on the Expiration Date, subject to adjustment as specified in Article III.

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1.12 Basic Rent. The amount set forth in the following schedule, subject to adjustment as specified in Article IV. If the total Basic Rent payable during the Term is less than $500,000.00, then Tenant shall execute Exhibit E.

Period	Monthly Basic Rent	Period Basic Rent
1 – 24	$36,010.00	$864,240.00	*
25 – 36	$37,210.33	$446,524.00
37 – 48	$38,410.67	$460,928.00
49 – 60	$39,611.00	$475,332.00
61 – 72	$40,811.33	$489,736.00
73 – 84	$42,011.67	$504,140.00
85 – 96	$43,212.00	$518,544.00

*	The Basic Rent and Tenant’s Proportionate Share of Operating Expense Rental and Real Estate Tax Rental shall be abated for the first twelve (12) months of the Term of this Lease (the “Abatement Period”). Commencing with the first day of the thirteenth (13th) month of the Term, Tenant shall make Basic Rent payments and Tenant’s Proportionate Share of Operating Expense Rental and Real Estate Tax Rental payments as otherwise provided in this Lease. All of the terms and conditions of this Lease shall remain in full force and effect during the Abatement Period.

1.13 Reserved.

1.14 Lease Year. Each consecutive 12 month period elapsing after: (i) the Commencement Date if the Commencement Date occurs on the first day of a month; or (ii) the first day of the month following the Commencement Date if the Commencement Date does not occur on the first day of a month. Notwithstanding the foregoing, the first Lease Year shall include the additional days, if any, between the Commencement Date and the first day of the month following the Commencement Date, in the event the Commencement Date does not occur on the first day of a month.

1.15 Calendar Year. For the purpose of this Lease, Calendar Year shall be a period of 12 months commencing on each January 1 during the Term, except that the first Calendar Year shall be that period from and including the Commencement Date through December 31 of that same year, and the last Calendar Year shall be that period from and including the last January 1 of the Term through the earlier of the Expiration Date or date of Lease termination.

1.16 Tenant’s Proportionate Share. Tenant’s Proportionate Share of the Project is 18.56% (determined by dividing the Rentable Square Feet of the Premises by the Rentable Square Feet of the Project and multiplying the resulting quotient by 100 and rounding to the second decimal place).

1.17 Parking Space Allocation. Tenant shall have the right to one hundred seventy-three (173) parking spaces within the Parking Facilities of which one hundred fifty (150) shall be unreserved parking spaces and twenty-three (23) of which shall be reserved parking spaces., which spaces are identified on Exhibit M. The parking rental for each of the unreserved parking spaces shall be $0.00 per month per space and the parking rental for each of the reserved parking spaces shall be $0.00 per month per space. Tenant’s Parking Space Allocation shall include Tenant’s Proportionate Share of visitor and handicapped parking.

1.18 Security Deposit. $0.00.

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1.19 Brokers:

Landlord’s:	Tenant’s:

Stream Realty Partners – Houston, L.P.	Cushman &Wakefield of Texas, Inc.

1.20 Guarantor(s). None.

1.21 Landlord’s Notice Address.	c/o USAA Real Estate Company 9830 Colonnade Boulevard, Suite 600 San Antonio, Texas 78230-2239 Attention: Head of Office Asset Management Attention: General Counsel

With copies at the same time to.	Crimson Services, LLC 1980 Post Oak Boulevard, Suite 1600 Houston, Texas 77056 T: 713-840-2700 M: Attn: Donald G. Thomas, II

1.22 Tenant’s Notice Address.	Prior to the Commencement Date:

1880 S. Dairy Ashford, Suite 300 Houston, Texas 77077 Attention: General Counsel Telephone: (281) 674-0713 Facsimile: (281) 674-0101

After the Commencement Date:

The Premises, Attention: General Counsel

With a copy to:

P.O. Box 941629 Houston, Texas 77094 Attention: General Counsel Telephone: (281) 674-0713 Facsimile: (281) 674-0101

1.23 Interest Rate. The per annum interest rate of 10% per annum, but in no event greater than the maximum rate permitted by law.

1.24 Agents. Officers, partners, members, owners, directors, employees, agents, licensees, contractors, customers and invitees; to the extent customers and invitees are under the principal’s control or direction.

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II. PREMISES

2.1 Lease of Premises. In consideration of the agreements contained herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Term and upon the terms and conditions set forth in this Lease. As an appurtenance to the Premises, Tenant shall have the general and nonexclusive right, together with Landlord and the other tenants of the Project, to use the Common Area subject to the terms and conditions of this Lease; provided, however, except to the extent Landlord’s prior written approval is obtained, Landlord excepts and reserves exclusively to itself the use of (i) roofs (subject to the provisions of Section 12.5 and Article XXVI); (ii) maintenance and utility equipment rooms and closets (provided, Tenant may access such spaces in connection with the performance of the Tenant Work and the maintenance, repair, and replacement of Tenant’s voice and data cabling, subject to the terms of this Lease), and (iii) conduits, wires and appurtenant equipment within the Building and equipment rooms and closets, and exterior utility lines.

2.2 Landlord’s Reservations. Provided Tenant’s use of and access to the Premises is not materially adversely affected, Landlord reserves the right from time to time to: (i) install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building; (ii)make changes to the design and layout of the Project, including, without limitation, changes to buildings, driveways, entrances, loading and unloading areas, direction of traffic, landscaped areas and walkways, parking spaces and parking areas; and (iii) use or close temporarily the Common Areas, and/or other portions of the Project while engaged in making improvements, repairs or alterations to the Building, the Project or any portion thereof. In addition, Landlord expressly reserves the right to change the name of the Building or the Project.

III. TERM

3.1 Commencement Date. Subject to the earlier termination or extension as otherwise provided in this Lease, the Term shall commence on the Commencement Date and expire at midnight on the Expiration Date. Promptly following the request of either party, Landlord and Tenant shall enter into an agreement confirming the Commencement Date and the Expiration Date, and certain other information, in the form of the Confirmation of Commencement Date attached hereto as Exhibit E.

3.2 Early Possession. Tenant may occupy the Premises for the purpose of constructing the Tenant Work upon (i) full execution of this Lease by Landlord and Tenant, and (ii) delivery by Tenant and all Tenant contractors of the insurance required by this Lease. Such possession shall be subject to the terms and conditions of this Lease; however, Tenant shall not be required to pay Rent (as defined in Section 4.2) for any days of possession before the Commencement Date during which Tenant is in possession of the Premises for the sole purpose of installing furniture, equipment or other personal property with the prior written approval of Landlord.

IV. RENT

4.1 Basic Rent. Tenant shall pay to Landlord the Basic Rent as specified in Section 1.12. Basic Rent shall be payable in monthly installments as specified in Section 1.12, in advance, without demand, notice, deduction, offset or counterclaim, on or before the first day of each and every calendar month during the Term. Any payment made by Tenant to Landlord on account of Basic Rent may be credited by Landlord to the payment of any late charges then due and payable and to any Basic Rent or Additional Rent (as defined in Section 4.2) then past due before being credited to Basic Rent currently due. Tenant shall pay Basic Rent and all Additional Rent electronically via automatic debit, ACH credit or wire transfer to such account as Landlord designates in writing to Tenant. Landlord may, in its sole discretion, designate an address for payment in lawful U.S. Dollars. If the Term commences on a day

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other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, the monthly Basic Rent and Additional Rent shall be prorated based upon the number of days in such calendar month. Tenant’s covenant to pay Rent and the obligation of Tenant to perform Tenant’s other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is expressly provided for in this Lease and not otherwise.

4.2 Additional Rent; Rent. All sums payable by Tenant under this Lease, other than Basic Rent, shall be deemed “Additional Rent,” and, unless otherwise set forth herein, shall be payable in the same manner as set forth above for Basic Rent. Basic Rent and Additional Rent shall jointly be referred to as “Rent”.

4.3 Operating Expense Rental and Real Estate Tax Rental. Tenant shall pay to Landlord throughout the remainder of the Term, as Additional Rent, (i) Tenant’s Proportionate Share of the Operating Expenses (as defined in Section 6.1) during each Calendar Year (“Operating Expense Rental”); and (ii) Tenant’s Proportionate Share of the Real Estate Taxes (as defined in Article VII) during each Calendar Year (“Real Estate Tax Rental”). In the event the Expiration Date is other than the last day of a Calendar Year, Operating Expense Rental and Real Estate Tax Rental for the applicable Calendar Year shall be appropriately prorated. Landlord shall submit to Tenant at the beginning of each Calendar Year, or as soon thereafter as reasonably possible, a statement of Landlord’s estimate of Operating Expense Rental and Real Estate Tax Rental due from Tenant during such Calendar Year. In addition to Basic Rent, Tenant shall pay to Landlord on or before the first day of each month during such Calendar Year an amount equal to 1/12th of Landlord’s estimated Operating Expense Rental and estimated Real Estate Tax Rental as set forth in Landlord’s statement. If Landlord fails to give Tenant notice of its estimated payments due for any Calendar Year, then Tenant shall continue making monthly estimated Operating Expense Rental and Real Estate Tax Rental payments in accordance with the estimate for the previous Calendar Year until a new estimate is provided. If Landlord determines that, because of unexpected increases in Operating Expenses or Real Estate Taxes, Landlord’s estimate of the Operating Expense Rental or Real Estate Tax Rental was too low, then Landlord shall have the right to give a new statement of the estimated Operating Expense Rental and estimated Real Estate Tax Rental due from Tenant for the balance of such Calendar Year and bill Tenant for any deficiency. Tenant shall thereafter pay monthly estimated payments based on such new statement.

Within 90 days after the expiration of each Calendar Year, or as soon thereafter as is practicable, Landlord shall submit a statement to Tenant showing the actual Operating Expenses Rental and the actual Real Estate Tax Rental due from Tenant for such Calendar Year. If for any Calendar Year, Tenant’s estimated Operating Expense Rental payments exceed the actual Operating Expense Rental due from Tenant, then Landlord shall give Tenant a credit in the amount of the overpayment toward Tenant’s next monthly payment of Basic Rental and estimated Operating Expense Rental, or, in the event this Lease has expired or terminated and no Event of Default (as defined in Section 20.1) exists, Landlord shall pay Tenant the total amount of such excess upon delivery of the reconciliation to Tenant. If for any Calendar Year, Tenant’s estimated Operating Expense Rental payments are less than the actual Operating Expense Rental due from Tenant, then Tenant shall pay the total amount of such deficiency to Landlord within 30 days after receipt of the reconciliation from Landlord. If for any Calendar Year, Tenant’s estimated Real Estate Tax Rental payments exceed the actual Real Estate Tax Rental due from Tenant, then Landlord shall give Tenant a credit in the amount of the overpayment toward Tenant’s next monthly payment of Basic Rental and estimated Real Estate Tax Rental, or, in the event this Lease has expired or terminated and no Event of Default exists, Landlord shall pay Tenant the total amount of such excess upon delivery of the reconciliation to Tenant. If for any Calendar Year, Tenant’s estimated Real Estate Tax Rental payments are less than the actual Real Estate Tax Rental due from Tenant, then Tenant shall pay the total amount of such deficiency to Landlord within 30 days after receipt of the reconciliation from Landlord. Landlord’s and Tenant’s obligations with respect to any overpayment or underpayment of Operating Expense Rental and Real Estate Tax Rental shall survive the expiration or termination of this Lease.

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4.4 Sales or Excise Taxes. Tenant shall pay to Landlord, as Additional Rent, concurrently with payment of Basic Rent all taxes, including, but not limited to any and all sales, rent or excise taxes (but specifically excluding income taxes calculated upon the net income of Landlord) on Basic Rent, Additional Rent or other amounts otherwise benefiting Landlord, as levied or assessed by any governmental or political body or subdivision thereof against Landlord on account of such Basic Rent, Additional Rent or other amounts otherwise benefiting Landlord, or any portion thereof.

4.5 Method of Calculation. Tenant is knowledgeable and experienced in commercial transactions and does hereby acknowledge and agree that the provisions of this Lease for determining charges and amounts payable by Tenant are commercially reasonable and valid and constitute satisfactory methods for determining such charges and amounts as required by Section 93.012 of the Texas Property Code. TENANT FURTHER VOLUNTARILY AND KNOWINGLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ALL RIGHTS AND BENEFITS OF TENANT UNDER SUCH SECTION, AS IT NOW EXISTS OR AS IT MAY BE HEREAFTER AMENDED OR SUCCEEDED.

V. SECURITY DEPOSIT

INTENTIONALLY OMITTED.

VI. OPERATING EXPENSES

6.1 Operating Expenses Defined. As used herein, the term “Operating Expenses” shall mean all expenses, costs and disbursements of every kind and nature, except as specifically excluded otherwise herein, which Landlord incurs because of or in connection with the ownership, maintenance, management and operation of the Project, and, if the Project is less than 100% occupied, all additional costs and expenses of ownership, operation, management and maintenance of the Project which Landlord determines that it would have paid or incurred during any Calendar Year as if the Project had been 100% occupied. Operating Expenses may include, without limitation, all costs, expenses and disbursements incurred or made in connection with the following:

(i) Commercially reasonable wages and salaries of all employees, whether employed by Landlord or the Project’s management company, at or below the grade of senior building manager, to the extent engaged in the operation and maintenance of the Project, and all costs related to or associated with such employees or the carrying out of their duties, including uniforms and their cleaning, taxes, auto allowances, training and insurance and benefits (including, without limitation, contributions to pension and/or profit sharing plans and vacation or other paid absences);

(ii) A management fee payable to Landlord or the company or companies managing the Project, if any, and the costs of equipping and maintaining a management office, including, but not limited to, rent, accounting and legal fees, supplies and other administrative costs for services specifically allocated to the Building, but in any event, not to exceed three percent (3%) of the gross revenues of the Project;

(iii) All supplies, tools, equipment and materials, including janitorial and lighting supplies, used directly in the operation and maintenance of the Project, including any lease payments therefor;

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(iv) All utilities, including, without limitation, electricity, water, sewer and gas, for the Project (except the cost of utilities reimbursable to the Landlord by the Project’s tenants other than pursuant to a provision similar to this Section);

(v) All maintenance, operation and service agreements for the Project, and any equipment related thereto, including, without limitation, service and/or maintenance agreements for the Parking Facilities, energy management, HVAC, plumbing and electrical systems, and for window cleaning, elevator maintenance, janitorial service, groundskeeping, interior and exterior landscaping and plant maintenance;

(vi) Premiums and deductibles paid for insurance relating to the Project including, without limitation, fire and extended coverage, boiler, earthquake, windstorm, rental loss, and commercial general liability insurance;

(vii) All repairs to the Project, including interior, exterior, structural or nonstructural repairs, and regardless of whether foreseen or unforeseen; provided, however, any structural repairs which under generally accepted accounting principles should be classified as capital improvements shall be subject to inclusion pursuant to the terms of Section 6.1 (ix) and otherwise excluded pursuant to Section 6.2(v) below;

(viii) All maintenance of the Project, including, without limitation, repainting Common Areas, replacing Common Area wall coverings, window coverings and carpet, ice and snow removal, window washing, landscaping, groundskeeping, trash removal and the patching, painting, resealing and complete resurfacing of roads, driveways and parking lots;

(ix) Any capital improvements made to the Project for the purpose of reducing Operating Expenses or which are required under any governmental law or regulation that was not applicable to the Project as of the Date of Lease, the cost of which shall be amortized on a straight-line basis over the improvement’s useful life, not to exceed the Project’s useful life, together with interest on the unamortized balance of such cost at the Interest Rate, or such higher rate as may have been paid by Landlord on funds borrowed for the purposes of constructing such capital improvements, or, at Landlord’s election in the case of capital improvements that lower operating costs, the amortization amount will be Landlord’s reasonable estimate of annual cost savings;

(x) All amounts paid under easements, declarations, or other agreements or instruments affecting the Project, including, without limitation, assessments paid to property owners’ or similar associations or bodies; and

(xi) Margin taxes on revenue or income derived from the Project (“Margin Tax”).

6.2 Operating Expense Exclusions. Operating Expenses shall not include:

(i) the cost of improvements to tenant spaces including “tenant allowances”, “tenant concessions”, work letters, and other costs or expenses (including permit, license and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Building, or vacant, leasable space in the Project, including space planning/interior design fees for same;

(ii) the cost of capital improvements other than as provided in Section 6.1(ix);

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(iii) interest and principal payments on mortgages or rental payments on any ground lease of the Project;

(iv) leasing commissions and any costs for marketing, solicitation, negotiation and execution of leases;

(v) legal fees, space planner fees and advertising expenses incurred with regard to leasing the Project or parts thereof and similar costs incurred in connection with disputes with and/or enforcement of any leases with tenants, other occupants, or prospective tenants or other occupants of the Building;

(vi) any cost or expenditure for which Landlord is reimbursed, by insurance or condemnation proceeds or otherwise, except by Operating Expenses;

(vii) costs in connection with services, items or other benefits of a type which are not standard for the Building and which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant of the Building, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(viii) depreciation and amortization (except on any capital items mentioned above);

(ix) the cost of correcting defects in initial construction of the Project (as opposed to the cost of normal repair, maintenance and replacement expected for the construction materials and equipment installed in the Project in light of their specifications);

(x) legal and auditing fees which are for the benefit of Landlord as opposed to the operation of the Project, such as collecting delinquent rents, preparing tax returns and other financial statements, and audits;

(xi) compensation in the form of wages, salaries and such other compensation and benefits, as well as any adjustments thereto, for all employees and personnel of Landlord above the level of the senior building manager;

(xii) fines, penalties and interest;

(xiii) an equitable allocation of the wages, salaries and other compensation and benefits of Landlord’s employees and personnel that work on other projects, including, without limitation, those being periodically developed, managed and/or operated by Landlord, in addition to the Building and/or the Project, among all such projects in proportion to their time spent in performing services other than for the Building;

(xiv) costs of repairs, replacements or other work occasioned by fire, windstorm or other casualties covered by fire and extended coverage insurance required to be maintained hereunder, or the exercise by governmental authorities of the right of eminent domain;

(xv) compensation paid to clerks, attendants or other persons in commercial concessions (such as a snack bar, restaurant or newsstand), if any, operated by Landlord or any subsidiary or affiliate of Landlord;

(xvi) costs directly resulting from the negligence or willful misconduct of Landlord, its employees, agents and/or contractors;

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(xvii) real estate taxes allocable solely to the leasehold improvements of other tenants in the Building;

(xviii) management fees in excess of three percent (3%) of the gross revenues collected by Landlord for the Project;

(xix) costs relating to the abatement or remediation of any hazardous substance or material in the Project as defined under any applicable laws;

(xx) any increase in the Landlord’s insurance premiums caused by a specific use of another tenant or by Landlord;

(xxi) costs (including penalties, interest, fines and legal fees) incurred due to violation by Landlord of the terms and conditions of this Lease or any other lease or due to violations by Landlord, its agents, contractors or assigns, of any governmental rule or authority;

(xxii) fees and other compensation paid to subsidiaries or other affiliates of Landlord for services on or to the Project, to the extent that the costs of such services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate of Landlord;

(xxiii) federal and state taxes on income; death, estate or inheritance taxes, franchise or gross margin taxes and any taxes imposed or measured on or by the income of Landlord from the operation of the Project (other than the franchise tax set forth in V.T.C.A. Tax Code section 171.0001 et seq., as the same may be amended or recorded from time to time) or imposed in connection with any change of ownership of the Project;

(xxiv) Landlord’s general overhead and administrative expenses;

(xxv) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature except in the case of emergency and except equipment which is used in providing janitorial services and which is not fixed to the Building;

(xxvi) all extra janitorial and/or cleaning costs for specific tenants or related to construction of improvements to tenant spaces;

(xxvii) costs incurred in installing, operating, maintaining and owning any specialty items or services not normally installed, operated and maintained in buildings comparable to the Building and not necessary for Landlord’s operation, repair and maintenance of, and the providing of required services for, the Building and/or any associated parking facilities, including, but not limited to, an observatory, beacon(s), broadcasting facilities (other than the Building’s music system, and life support and security systems), luncheon club, athletic or recreational club, helicopter pad, child care center, etc.;

(xxviii) costs or expenses for sculpture, paintings or other works of art, including costs incurred with respect to the purchase, ownership, leasing, showing, promotion, repair and/or maintenance of same;

(xxix) contributions to Operating Expense reserves;

(xxx) contributions to charitable organizations;

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(xxxi) costs or fees relating to the defense of Landlord’s title to or interest in the Building and/or the Land, or any part thereof.

(xxxii) Interest or penalties due to late payments of Taxes, utility bills and other costs;

(xxxiii) Advertising and promotional expenses; and

(xxxiv) Costs of restoration or repair of the Building as a result of total or partial destruction or condemnation thereof (other than any deductible related thereto).

6.3 Tenant’s Right to Audit. Tenant shall have a right, at Tenant’s sole cost and expense, to audit Landlord’s Operating Expense Rental reconciliation statement upon the following terms and conditions. Tenant shall notify Landlord in writing that it is exercising its right to audit within 120 days following delivery of the Operating Expense Rental reconciliation statement, indicating in such notice with reasonable specificity those cost components of Operating Expense Rental to be subject to audit. The audit shall take place at the Building at a time mutually convenient to Landlord and Tenant (but not later than 60 days after receipt of Tenant’s notice to audit). Except as Landlord may consent in writing, the audit shall be completed within 10 days after commencement. No copying of Landlord’s books or records will be allowed. The audit may be accomplished by either Tenant’s own employees with accounting experience reasonably sufficient to conduct such review, or a nationally or regionally recognized public accounting firm mutually acceptable to Landlord and Tenant that is engaged on either a fixed price or hourly basis, and is not compensated on a contingency or bonus basis. Under no circumstances shall Landlord be required to consent to an accounting firm that is also a tenant of Landlord (or any Landlord affiliate) in the Building or any building in the city or metropolitan area in which the Building is located. The records reviewed by Tenant shall be treated as confidential and prior to commencing the audit, Tenant and any other person which may perform such audit for Tenant, shall execute a Confidentiality Agreement in a form reasonably acceptable to Landlord. A copy of the results of the audit shall be delivered to Landlord within 30 days after the completion of the audit. If Landlord and Tenant determine that Operating Expense Rental for the Calendar Year is less than reported, Landlord shall give Tenant a credit in the amount of the overpayment toward Tenant’s next monthly payment of estimated Operating Expense Rental, or, in the event this Lease has expired or terminated and no Event of Default exists, Landlord shall pay Tenant the total amount of such overpayment within 30 days. If Landlord and Tenant determine that Operating Expense Rental for the Calendar Year is more than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. Failure by Tenant to timely request an audit, or to timely deliver to Landlord the results of the audit, or to follow any of the procedures set forth in this Section 6.3 is deemed a waiver of the applicable audit right and any right to contest Operating Expense Rental for the applicable Calendar Year and is deemed acceptance of the Operating Expense Rental contained in the Operating Expense Rental reconciliation statement for the applicable Calendar Year. Any audit review by Tenant shall not postpone or alter the liability and obligation of Tenant to pay any Operating Expense Rental due under the terms of this Lease. Tenant shall not be entitled to conduct such an audit if any Event of Default exists under this Lease. No subtenant shall have any right to conduct an audit except for a permitted assignee or sublessee under Article X of this Lease occupying the entire Premises and no assignee or sublessee shall conduct an audit for any period during which such assignee or sublessee was not in possession of the Premises or for any period in which Tenant has conducted an audit. Furthermore, if, following the completion of the audit, Landlord and Tenant determine that the actual Operating Expense Rental for the Calendar Year was overstated by more than 5%, then a credit in the amount of all reasonable out of pocket third party expenses incurred by Tenant in conducting such review, which amount shall not exceed $10,000.00, shall be applied towards Tenant’s next monthly payments of estimated Operating Expense Rental or, if this Lease has expired or terminated and no Event of Default exists, Landlord shall pay Tenant such expenses to Tenant within 30 days after receipt of Tenant’s invoice.

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6.4 Limitations on Operating Expense Rental. Notwithstanding anything in this Lease to the contrary, including, without limitation, this Article VI, for purposes of determining Tenant’s Operating Expense Rental, in no event shall Controllable Operating Expenses (as hereinafter defined) be deemed to have increased during any Calendar Year (or prorated portion thereof) following 2017 by more than an amount equal to Controllable Operating Expenses for 2017 increased by five percent (5%) per annum, compounded annually on a cumulative basis. For purposes of this Section 6.4, “Controllable Operating Expenses” shall mean all Operating Expenses other than taxes and assessments, insurance, utilities, costs of unionized janitorial services, security costs, snow removal, and costs to comply with government requirements, including costs resulting from changes in applicable laws, rules, regulations or ordinances.

VII. REAL ESTATE TAXES

Real Estate Taxes shall be defined as (i) all real property taxes and assessments levied by any public authority against the Project; (ii) all personal property taxes levied by any public authority on personal property of Landlord used in the management, operation, maintenance and repair of the Project, (iii) all taxes, assessments and reassessments of every kind and nature whatsoever levied or assessed in lieu of or in substitution for existing or additional real or personal property taxes and assessments on the Project, or (iv) amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises or Project or become payable during the Term. Further, for the purposes of this Article VII, Real Estate Taxes shall include the reasonable expenses (including, without limitation, attorneys’ fees) incurred by Landlord in challenging or obtaining or attempting to obtain a reduction of such Real Estate Taxes, regardless of the outcome of such challenge, and any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Notwithstanding the foregoing, Landlord shall have no obligation to challenge Real Estate Taxes. If as a result of any such challenge, a tax refund is made to Landlord, then provided no Event of Default exists under this Lease, the amount of such refund less the expenses of the challenge shall be deducted from Real Estate Taxes due in the Calendar Year such refund is received. In the case of any Real Estate Taxes which may be evidenced by improvement or other bonds or which may be paid in annual or other periodic installments, Landlord shall elect to cause such bonds to be issued or cause such assessment to be paid in installments over the maximum period permitted by law. Except for the Margin Tax included in Operating Expenses, nothing contained in this Lease shall require Tenant to pay any franchise, gift, estate, inheritance or succession transfer tax of Landlord, or any income, profits or revenue tax or charge, upon the net income of Landlord from all sources. Tenant hereby waives any and all rights under Section 41.413 of the Texas Tax Code and any other applicable laws to protest appraised values or to receive notice of reappraised values regarding the Project or other property of Landlord.

VIII. PARKING

During the Term, Tenant shall have the right in common with other tenants in the Building to rent/use the Parking Space Allocation (as defined in Section 1.17). Tenant shall pay to Landlord as Additional Rental on the first day of each calendar month during the Term the parking space rental specified in Section 1.17, whether or not Tenant actually uses all of the parking stalls allocated to Tenant. All parking rights are subject to the Rules and Regulations (as defined in Article XVIII), validation, key-card, sticker or other identification systems set forth by Landlord from time to time. Landlord may restrict certain portions of the Parking Facilities for the exclusive use of one or more tenants of the Building and may designate other areas to be used at large only by customers and visitors of tenants of the Building so long as Tenant’s parking ratio (6 spaces per 1,000 RSF) is not reduced. Except in connection with an assignment or sublease that is expressly permitted under this Lease, Tenant’s parking rights and

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privileges described herein are personal to Tenant and may not be assigned or transferred. Landlord shall have the right to cause to be removed any vehicles of Tenant or its Agents that are parked in violation of this Lease or in violation of the Rules and Regulations of the Building, without liability of any kind to Landlord.

IX. USE AND REQUIREMENTS OF LAW

9.1 Use. The Premises will be used only for the Permitted Use. Tenant and Tenant’s Agents will not: (i) do or permit to be done in or about the Premises, nor bring to, keep or permit to be brought or kept in the Premises, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation which is now in force or which may be enacted or promulgated after the Date of Lease; (ii) do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants of the Building or Project; (iii) do or permit anything to be done in or about the Premises which is dangerous to persons or property; or (iv) cause, maintain or permit any nuisance in, on or about the Premises or commit or allow to be committed any waste in, on or about the Premises. At its sole cost and expense, Tenant will promptly comply with (a) all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or in force after the Commencement Date of this Lease regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises (except to the extent of Landlord’s obligations under Section 9.3 and Exhibit B-1 with respect to the Tenant Work); (b) the certificate of occupancy issued for the Building and the Premises; and (c) any recorded covenants, conditions and restrictions, if any, which affect the use, condition, configuration and occupancy of the Premises. The term “Permitted Use” specifically excludes any use as a call center or similar high-density use; as an employment agency for day labor; by a governmental agency; or that is inconsistent with the Building being a Class A professional office building consistent with other Class A office buildings in the submarket in which the Building is located.

9.2 Hazardous Materials. Tenant shall not bring or allow any of Tenant’s Agents to bring on the Premises or the Project, any asbestos, petroleum or petroleum products, used oil, explosives, toxic materials or substances defined as hazardous wastes, hazardous materials or hazardous substances under any federal, state or local law or regulation (“Hazardous Materials”), except for routine office and janitorial supplies used on the Premises and stored in the usual and customary manner and quantities, and in compliance with all applicable environmental laws and regulations. In the event of any release of Hazardous Materials on, from, under or about the Premises or the Project as the result of Tenant’s occupancy of the Premises, Landlord shall have the right, but not the obligation, to cause Tenant, at Tenant’s sole cost and expense, to clean up, remove, remediate and repair any soil or groundwater contamination or other damage or contamination in conformance with the requirements of applicable law. Tenant shall indemnify, protect, hold harmless and defend (by counsel acceptable to Landlord) Landlord, and its Agents and each of their respective successors and assigns, from and against any and all claims, damages, penalties, fines, liabilities and cost (including reasonable attorneys’ fees and court costs) caused by or arising out of (i) a violation of the foregoing prohibitions or (ii) the presence or release of any Hazardous Materials on, from, under or about the Premises, the Project or other properties as the result of Tenant’s occupancy of the Premises. Neither the written consent of Landlord to the presence of the Hazardous Materials, nor Tenant’s compliance with all laws applicable to such Hazardous Materials, shall relieve Tenant of its indemnification obligation under this Lease. Tenant shall immediately give Landlord written notice (a) of any suspected breach of this Section 9.2, (b) upon learning of the presence or any release of any Hazardous Materials, or (c) upon receiving any notices from governmental agencies or other parties pertaining to Hazardous Materials which may affect the Premises. Landlord shall have the right from time to time, but not the obligation, to enter upon the Premises in accordance with Article XIV to conduct such inspections and undertake such sampling and testing activities as Landlord deems necessary or desirable to determine whether Tenant is in compliance

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with this provision. Landlord shall indemnify, defend and hold harmless Tenant from and against any and all claims, damages, fines, judgments, penalties, costs, liabilities, losses and reasonable attorneys’ fees to the extent arising out of or in connection with the existence of Hazardous Materials brought on the Premises, Building or Project by Landlord. The obligations of Landlord and Tenant hereunder shall survive the expiration or earlier termination, for any reason, of this Lease.

9.3 ADA Compliance. Notwithstanding any other statement in this Lease, the following provisions shall govern the parties’ compliance with the Americans With Disabilities Act of 1990, as amended from time to time, Public Law 101-336; 42 U.S.C. §§12101, et seq. (the foregoing, together with any similar state statute governing access for the disabled or handicapped collectively referred to as the “ADA”):

(a) To the extent governmentally required as of or subsequent to the Commencement Date of this Lease as a result of an amendment to Title III of the ADA or any regulation thereunder enacted subsequent to the Commencement Date of this Lease, Landlord shall be responsible for compliance with Title III of the ADA with respect to any repairs, replacements or alterations to the Common Area of the Project, and such expense shall be included as an Operating Expense of the Project. Landlord shall indemnify, defend and hold harmless Tenant and its Agents from all fines, suits, procedures, penalties, claims, liability, losses, expenses and actions of every kind, and all costs associated therewith (including, without limitation, reasonable attorneys’ and consultants’ fees) arising out of or in any way connected with Landlord’s failure to comply with Title III of the ADA as required above.

(b) To the extent governmentally required, Tenant shall be responsible for compliance, at its expense, with Titles I and III of the ADA with respect to the Premises. Tenant shall indemnify, defend and hold harmless Landlord and its Agents from all fines, suits, procedures, penalties, claims, liability, losses, expenses and actions of every kind, and all costs associated therewith (including, without limitation, reasonable attorneys’ and consultants’ fees) arising out of or in any way connected with Tenant’s failure to comply with Titles I and III of the ADA as required above.

X. ASSIGNMENT AND SUBLETTING

10.1 Landlord’s Consent.

(a) Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit a third party to occupy or use) the Premises, or any part thereof, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effected by operation of law or otherwise, without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned, or delayed. A transfer at any one time or from time to time of a majority interest in Tenant (whether stock, partnership interest or other form of ownership or control) shall be deemed to be an assignment of this Lease, unless at the time of such transfer Tenant is an entity whose outstanding stock is listed on a recognized security exchange. Within 30 days following Landlord’s receipt of Tenant’s request for Landlord’s consent to a proposed assignment, sublease, or other encumbrance, together with all information required to be delivered by Tenant pursuant to the provisions of this Section 10.1, Landlord shall: (i) consent to such proposed transaction; (ii) refuse such consent; or (iii) elect to terminate this Lease in the event of an assignment, or in the case of a sublease, terminate this Lease as to the portion of the Premises proposed to be sublet in accordance with the provisions of Section 10.2. Any assignment, sublease or other encumbrance without Landlord’s written consent shall be voidable by Landlord and, at Landlord’s election, constitute an Event of Default hereunder. Without limiting other instances in which Landlord may reasonably withhold consent to an assignment or sublease, Landlord and

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Tenant acknowledge that Landlord may withhold consent (a) if an Event of Default exists under this Lease or if an Event of Default would exist but for the pendency of any cure periods provided under Section 20.1; or (b) if the proposed assignee or sublessee is: a governmental entity; a person or entity with whom Landlord has negotiated for space in the Project during the prior six months; a present tenant in the Project; a person or entity whose tenancy in the Project would not be a Permitted Use or would violate any exclusivity arrangement which Landlord has with any other tenant; a person or entity of a character or reputation or engaged in a business which is not consistent with the quality of the Project; or not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under this Lease on the date consent is requested. If Tenant requests Landlord’s consent to a specific assignment or subletting, Tenant will submit in writing to Landlord: (1) the name and address of the proposed assignee or subtenant; (2) a counterpart of the proposed agreement of assignment or sublease; (3) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space; (4) banking, financial or other credit information reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant; (5) executed estoppel certificates from Tenant containing such information as provided in Section 24.4; and (6) any other information reasonably requested by Landlord.

(b) Notwithstanding that the prior express written permission of Landlord to any of the aforesaid transactions may have been obtained, the following shall apply:

(i) In the event of an assignment, contemporaneously with the granting of Landlord’s aforesaid consent, Tenant shall cause the assignee to expressly assume in writing and agree to perform all of the covenants, duties, and obligations of Tenant hereunder and such assignee shall be jointly and severally liable therefor along with Tenant.

(ii) All terms and provisions of this Lease shall continue to apply after any such transaction.

(iii) In any case where Landlord consents to an assignment, transfer, encumbrance or subletting, the undersigned Tenant and any Guarantor shall nevertheless remain directly and primarily liable for the performance of all of the covenants, duties, and obligations of Tenant hereunder (including, without limitation, the obligation to pay all Rent and other sums herein provided to be paid), and Landlord shall be permitted to enforce the provisions of this instrument against the undersigned Tenant, any Guarantor and/or any assignee without demand upon or proceeding in any way against any other person. Neither the consent by Landlord to any assignment, transfer, encumbrance or subletting nor the collection or acceptance by Landlord of rent from any assignee, subtenant or occupant shall be construed as a waiver or release of the initial Tenant or any Guarantor from the terms and conditions of this Lease or relieve Tenant or any subtenant, assignee or other party from obtaining the consent in writing of Landlord to any further assignment, transfer, encumbrance or subletting.

(iv) Tenant hereby assigns to Landlord the rent and other sums due from any subtenant, assignee or other occupant of the Premises and hereby authorizes and directs each such subtenant, assignee or other occupant to pay such rent or other sums directly to Landlord; provided however, that until the occurrence of an Event of Default, Tenant shall have the license to continue collecting such rent and other sums. Notwithstanding the foregoing, in the event that the rent due and payable by a sublessee under any such permitted sublease exceeds the hereinabove provided Rent payable under this Lease, or if with respect to a permitted assignment, permitted license, or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee, or other transferee exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord, in accordance with Section 10.3, the Net Profits (as defined in Section 10.3) and any other excess consideration within 10 days following receipt thereof by Tenant from such sublessee, assignee, licensee, or other transferee, as the case may be.

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(v) Tenant shall pay Landlord a fee in the amount of $1,000.00 to reimburse Landlord for all its expenses under this Article X, including, without limitation, reasonable attorneys’ fees, in connection with any request for Landlord’s consent to a sublease, assignment or deemed assignment, whether or not Landlord consents to such request.

10.2 Landlord’s Option to Recapture Premises. If Tenant proposes to assign this Lease other than to a Related Entity, Landlord may, at its option, upon written notice to Tenant given within 30 days after its receipt of Tenant’s notice of proposed assignment, together with all other necessary information, elect to recapture the Premises and terminate this Lease. If Tenant proposes to sublease all or part of the Premises for the remainder of the Term, Landlord may, at its option upon written notice to Tenant given within 30 days after its receipt of Tenant’s notice of proposed subletting, together with all other necessary information, elect to recapture such portion of the Premises as Tenant proposes to sublease and upon such election by Landlord, this Lease shall terminate as to the portion of the Premises recaptured. If a portion of the Premises is recaptured, the Rent payable under this Lease shall be proportionately reduced based on the square footage of the Rentable Square Feet retained by Tenant and the square footage of the Rentable Square Feet leased by Tenant immediately prior to such recapture and termination, and Landlord and Tenant shall thereupon execute an amendment to this Lease in accordance therewith. Landlord may thereafter, without limitation, lease the recaptured portion of the Premises to the proposed assignee or subtenant without liability to Tenant. Upon any such termination, Landlord and Tenant shall have no further obligations or liabilities to each other under this Lease with respect to the recaptured portion of the Premises, except with respect to obligations or liabilities which accrue or have accrued hereunder as of the date of such termination (in the same manner as if the date of such termination were the date originally fixed for the expiration of the Term).

10.3 Distribution of Net Profits. In the event that Tenant assigns this Lease or sublets all or any portion of the Premises during the Term, Landlord shall receive 50% of any “Net Profits” (as hereinafter defined) and Tenant shall receive 50% of any Net Profits received by Tenant from any such assignment or subletting. The term “Net Profits” as used herein shall mean such portion of the Rent payable by such assignee or subtenant in excess of the Rent payable by Tenant under this Lease (or pro rata portion thereof in the event of a subletting) for the corresponding period, after deducting from such excess Rent all of Tenant’s documented reasonable third party costs associated with such assignment or subletting, including, without limitation, broker commissions, attorney fees and any costs incurred by Tenant to prepare or alter the Premises, or portion thereof, for the assignee or sublessee.

10.4 Transfers to Related Entities. Notwithstanding anything in this Article X to the contrary, provided no Event of Default exists under this Lease or would exist but for the pendency of any cure periods provided for under Section 20.1, Tenant may, without Landlord’s consent, but after providing written notice to Landlord and subject to the provisions of Section 10.1(b)(i-v) , assign this Lease or sublet all or any portion of the Premises to any Related Entity (as hereinafter defined) provided that (i) such Related Entity is not a governmental entity or agency; (ii) such Related Entity’s use of the Premises would not cause Landlord to be in violation of any exclusivity agreement within the Project; and (iii) the tangible net worth (computed in accordance with generally accepted accounting principles exclusive of goodwill) of any assignee after such transfer is greater than or equal to the greater of (a) the tangible net worth of Tenant as of the Date of Lease; or (b) the tangible net worth of Tenant immediately prior to such transfer, and proof satisfactory to Landlord that such tangible net worth standards have been met shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction. “Related Entity” shall be defined as (i) any parent company, subsidiary, affiliate or related corporate entity of Tenant that controls, is controlled by, or is under common control with Tenant; (ii) the surviving entity in the case of any merger, consolidation, acquisition, or reorganization of Tenant; or (iii) to any person or entity which acquires all or substantially all of the assets or stock of Tenant.

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10.5 Transfers of Ownership. Notwithstanding anything in this Article X to the contrary, provided that no Event of Default exists under this Lease or would exist but for the pendency of any cure periods provided for under Section 20.1, Tenant may, without Landlord’s consent, transfer a majority interest in Tenant in one or more transactions, provided that the net worth (computed in accordance with generally accepted accounting principles exclusive of intangible assets, including goodwill) of Tenant after such transfer is at least equal to the greater of (i) the net worth of Tenant as of the Date of Lease; or (ii) the net worth of Tenant immediately prior to such transfer (or the first such transfer in the case of a series of transfers), and proof reasonably satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction. For the purposes of the preceding sentence and Section 10.4, internally prepared financial statements of Tenant certified by an executive officer of Tenant shall constitute proof reasonably satisfactory to Landlord.

XI. MAINTENANCE AND REPAIR

11.1 Landlord’s Obligation. Landlord will maintain, repair and restore in reasonably good order and condition (i) the Common Area; (ii) the mechanical, plumbing, electrical and HVAC equipment serving the Building; (iii) the structure of the Building (including roof, exterior walls and foundation); (iv) exterior windows of the Building; and (v) Building standard lighting. The cost of such maintenance and repairs to the Building shall be included in the Operating Expenses and paid by Tenant as provided in Article VI; provided, however, Tenant shall bear the full cost, plus 10% of such cost for Landlord’s overhead, of any maintenance, repair or restoration necessitated by the negligence or willful misconduct of Tenant or its Agents. Tenant waives all rights to make repairs at the expense of Landlord, to deduct the cost of such repairs from any payment owed to Landlord under this Lease, to claim a lien under §91.004(b) of the Texas Property Code or any other law against the Rent, the Project or Landlord’s property, or to vacate the Premises.

11.2 Tenant’s Obligation. Subject to Landlord’s express obligations set forth in Section 11.1, Tenant, at its expense, shall maintain the Premises in good condition and repair, reasonable wear and tear and casualty governed by the provisions of Article XIX excepted. Tenant’s obligation shall include without limitation the obligation to maintain and repair all (i) interior walls; (ii) floor coverings; (iii) ceilings; (iv) doors; (v) entrances to the Premises; (vi) supplemental HVAC systems within the Premises; and (vii) private restrooms and kitchens, including hot water heaters, plumbing and similar facilities serving Tenant exclusively. Tenant will promptly advise Landlord of any damage to the Premises or the Project. All damage or injury to the Premises (excluding Tenant’s equipment, personal property and trade fixtures) may be repaired, restored or replaced by Landlord, at the expense of Tenant, and such expense (plus 10% of such expense for Landlord’s overhead) will be collectible as Additional Rent and will be paid by Tenant upon demand. If Tenant fails to make any repairs to the Premises for more than 30 days after notice from Landlord (although notice shall not be required in the event of an emergency as defined in Article XIV), Landlord may, at its option, cause all required maintenance or repairs, restorations or replacements to be made and Tenant shall pay Landlord pursuant to this Section 11.2.

XII. INITIAL CONSTRUCTION; ALTERATIONS

12.1 Initial Construction. Landlord and Tenant agree that the construction of any Tenant Work shall be performed by Landlord in accordance with and as defined in Exhibit B-1. Subject to the construction of the Tenant Work, Landlord shall have no obligations whatsoever to construct any improvements to the Premises and Tenant accepts the Premises “AS IS”, “WHERE IS” and “WITH ANY AND ALL FAULTS”, and Landlord neither makes nor has made any representations or

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warranties, express or implied, with respect to the quality, suitability or fitness thereof of the Premises, or the condition or repair thereof. Tenant taking possession of the Premises shall be conclusive evidence for all purposes of Tenant’s acceptance of the Premises in good order and satisfactory condition, and in a state and condition satisfactory, acceptable and suitable for Tenant’s use pursuant to this Lease, other than latent defects identified to Landlord in writing within 180 days following the Date of Lease.

12.2 Installing and Operating Tenant’s Equipment. Without first obtaining the written consent of Landlord, Tenant shall not install or operate in the Premises, other than as described in Sections 12.5 and 12.6, (i) any electrically operated equipment or other machinery, other than standard office equipment that does not require wiring, cooling or other service in excess of Building standards; (ii) any equipment of any kind or nature whatsoever which will require any changes, replacements or additions to, or changes in the use of, any water, heating, plumbing, air conditioning or electrical system of the Premises or the Project; or (iii) any equipment which exceeds the electrical or floor load capacity per square foot for the Building (Landlord will not unreasonably withhold, condition, or delay its consent with regarding to improvements installed in connection with this subsection (iii) if Tenant agrees to pay, at its sole cost and expense, any costs to increase the electrical or floor load capacity). Landlord’s consent to such installation or operation may be conditioned upon the payment by Tenant of additional compensation for any excess consumption of utilities that are not paid by Tenant directly to the utility provider and any additional power, wiring, cooling or other service that may result from such equipment. Machines and equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein so as to be objectionable to Landlord or any other Project tenant shall be installed and maintained by Tenant, at its expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration. Tenant and Tenant’s telecommunications companies, including but not limited to, local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to the Land, Building or the Project for the installation and operation of telecommunications systems, including but not limited to, voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant’s telecommunications within the Building without Landlord’s prior written consent, such consent not to be unreasonably withheld, conditioned, or delayed; provided, upon execution of Landlord’s standard access agreement, Landlord will permit Tenant to use AT&T, Level3, XO Communications, TW Telecom, Metro Optical, Verizon, or Phonoscope as its telecommunications provider.

12.3 Alterations. Tenant shall not make or permit any alterations, decorations, additions or improvements of any kind or nature to the Premises or the Project, whether structural or nonstructural, interior, exterior or otherwise (“Alterations”) without the prior written consent of Landlord, said consent not to be unreasonably withheld or delayed. Landlord may impose any reasonable conditions to its consent, including, without limitation: (i) prior approval of the plans and specifications and contractor(s) with respect to the Alterations (provided that Landlord may designate specific contractors with respect to Building systems); (ii) if Tenant requests that Landlord manage the construction, then Landlord’s representative shall provide such supervision, at Tenant’s expense, of the Alterations (such supervision fee being equal to one and one-half percent (1.5%) of the hard costs of the specific Alteration), otherwise, if Tenant manages the construction of the Alternations, Tenant shall instead pay Landlord an oversight fee in the amount of one-half percent (0.50%) of the hard costs of the specific Alternation; (iii) proof of worker’s compensation insurance and commercial general liability insurance in such amounts and meeting such requirements as reasonably requested by Landlord; (iv) delivery to Landlord of written and unconditional waivers of mechanic’s and materialmen’s liens as to the Project for all work, labor and services to be performed and materials to be furnished, signed by all contractors, subcontractors, materialmen and laborers participating in the Alterations; (v) delivery of permits, certificates of occupancy, “as-built” plans, and equipment manuals; and (vi) any security for performance or payment

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that is reasonably required by Landlord. The Alterations shall conform to the requirements of federal, state and local governments having jurisdiction over the Premises, including, without limitation, the ADA, the OSHA General Industry Standard (29 C.F.R. Section 1910.1001, et seq.), and the OSHA Construction Standard (29 C.F.R. Section 1926.1001, et seq.) and shall be performed in accordance with the terms and provisions of this Lease and in a good and workmanlike manner using material of a quality that is at least equal to the quality designated by Landlord as the minimum standard for the Building. All computer, telecommunications or other cabling, wiring and associated appurtenances (collectively, “Cabling”) installed by Tenant inside any of the interior walls of the Premises, above the ceiling of the Premises, in any portion of the ceiling plenum above or below the Premises, or in any portion of the Common Areas of the Building, including but not limited to any of the shafts or utility rooms of the Building, shall be clearly labeled or otherwise identified as having been installed by Tenant. All Cabling installed by Tenant shall comply with the requirements of the National Electric Code and any other applicable fire and safety codes. Landlord may designate reasonable rules, regulations and procedures for the performance of work in the Building and, to the extent reasonably necessary to avoid disruption to the occupants of the Building, shall have the right to designate the time when Alterations may be performed. If the Alterations are not performed as herein required, Landlord shall have the right, at Landlord’s option, to halt any further Alterations, or to require Tenant to perform the Alterations as herein required or to require Tenant to return the Premises to its condition before such Alterations. All or any part of the Alterations, whether made with or without the consent of Landlord, shall, at the election of Landlord, made on the date on which Landlord approves the Alteration, except with respect to Cabling (which Tenant shall not be required to remove), either be removed by Tenant at its expense before the expiration of the Term or shall remain upon the Premises and be surrendered therewith at the Expiration Date or earlier termination of this Lease as the property of Landlord without disturbance, molestation or injury; provided, If Landlord requires the removal of all or part of the Alterations (which election shall be made by Landlord at the time it approves the installation thereof), Tenant, at its expense, shall repair any damage to the Premises or the Project caused by such removal and restore the Premises and the Project to its condition prior to the construction of such Alterations, reasonable wear and tear excepted. If Tenant fails to remove the Alterations upon Landlord’s request and repair and restore the Premises and Project, then Landlord may (but shall not be obligated to) remove, repair and restore the same and the cost of such removal, repair and restoration together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove, repair and restore the same, shall be charged to Tenant and paid upon demand. Notwithstanding the foregoing, Tenant may remove any trade fixtures, business equipment, personal property and furniture provided that no Event of Default exists under this Lease and Tenant repairs any damage to the Premises resulting from the removal of such items and restores the Premises to its condition prior to the installation of such items, reasonable wear and tear excepted.

12.4 Mechanics’ Liens. Tenant will pay or cause to be paid all costs and charges for: (i) work done by Tenant or caused to be done by Tenant, in or to the Premises; and (ii) materials furnished for or in connection with such work. Tenant will indemnify Landlord against and hold Landlord, the Premises, and the Project free, clear and harmless of and from all mechanics’ liens and claims of liens, and all other liabilities, liens, claims, and demands on account of such work by or on behalf of Tenant. If any such lien, at any time, is filed against the Premises, or any part of the Project, Tenant will cause such lien to be discharged of record within 30 days after the filing of such lien, except that if Tenant desires to contest such lien, it will furnish Landlord, within such 30-day period, a bond or other security reasonably satisfactory to Landlord of at least 150% of the amount of the claim. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant will immediately pay and satisfy the same. If Tenant fails to pay any charge for which a mechanic’s lien has been filed, and has not given Landlord a bond or other security as described above, Landlord may, at its option, pay such charge and related costs and interest, and the amount so paid, together with attorneys’ fees incurred in connection with such lien, will be immediately due from Tenant to Landlord as Additional Rent. Nothing contained in this Lease will be deemed the consent or agreement of Landlord to subject Landlord’s interest in all or

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any portion of the Project to liability under any mechanics’ lien or to any other lien law. If Tenant receives notice that a lien has been or is about to be filed against the Premises or any part of the Project or any action affecting title to the Project has been commenced on account of work done by or for or materials furnished to or for Tenant, it will immediately give Landlord written notice of such notice. At least 15 days prior to the commencement of any work (including, but not limited to, any maintenance, repairs or Alteration) in or to the Premises, by or for Tenant, Tenant will give Landlord written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work. Landlord will have the right to post notices of non-responsibility or similar notices, if applicable, on the Premises or in the public records in order to protect the Premises and Project against such liens.

12.5 Special Tenant Improvements. Subject to the provisions of this Article XII, Tenant may incorporate the following special tenant improvements and/or upgrades into the Building and the Premises: (a) a separate electrical meter for the NOC (defined in Section 12.6); (b) a supplemental HVAC system to exclusively serve the NOC (including rooftop equipment for the same); (c) conference and meeting room facilities and equipment (to be constructed within the Premises); (d) telephone equipment rooms, fiber optics equipment, and other special facilities incidental to Tenant’s office operations; and (e) Uniform Power Supply System (the “Special Tenant Improvements”), provided (i) the Special Tenant Improvements must be compatible with Landlord’s base building systems, must not interfere with any other tenant’s use of or access to its premises, must not interfere with any equipment located in the Building as of the Date of Lease, and must installed in a manner and location subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, (ii) the Special Tenant Improvements shall be furnished and installed at Tenant’s sole cost and expense (subject to reimbursement from the Tenant Work Allowance), (iii) Tenant shall cause all Special Tenant Improvements to comply with all applicable laws and matters of record affecting the Project, and (iv) the Special Tenant Improvements shall not impact the aesthetics of the Building, as determined by Landlord in its sole discretion. Landlord shall notify Tenant at the time Tenant submits its plans to Landlord for review and approval of any Special Tenant Improvements that must be removed upon the expiration or earlier termination of this Lease.

12.6 Network Operations Center. Tenant may, at its election, co-locate Tenant’s Network Operations Center (the “NOC”) to the Premises. Any Alterations or Tenant Work constructed in connection with the NOC shall be Special Tenant Improvements. Subject to the Rules and Regulations and the other provisions of this Lease, Tenant may access the Premises and may operate the NOC 24 hours per day, seven days per week.

XIII. SIGNS

13.1 Except as expressly provided for in this Article XIII, no sign, advertisement or notice shall be inscribed, painted, affixed, placed or otherwise displayed by Tenant on any part of the Project or the outside or the inside (to the extent visible from the exterior of the Premises or Building) of the Building or the Premises. Landlord shall provide, at Landlord’s expense, a listing on the directory in the lobby of the Building listing all Building tenants. Landlord also shall, at Landlord’s expense, place the suite number and/or Tenant name on or in the immediate vicinity of the entry door to the Premises using Building standard sign material and lettering. If any prohibited sign, advertisement or notice is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same, and Tenant shall pay upon demand any and all expenses incurred by Landlord in such removal, together with interest thereon at the Interest Rate from the demand date.

13.2 Monument Signage. So long as (i) no Event of Default exists and remains uncured under this Lease and (ii) RigNet, Inc. or a Related Entity leases at least 25,000 Rentable Square Feet in the

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Building, the following shall apply: Tenant shall, at Tenant’s sole cost and expense, have the nonexclusive right to display signage for “RigNet, Inc.” (“Tenant Monument Signage”) on the top panel of each monument sign for the Project (the “Monument Signs”), subject to the terms of this Section 13.2; provided, however, Landlord shall install such Tenant Monument Signage and Tenant shall reimburse Landlord the cost and expense incurred for the same upon demand (provided, Tenant may apply the Tenant Work Allowance against the cost thereof). All Tenant Monument Signage shall be subject to the approval of Landlord, in its sole discretion as to consistency in appearance with other tenant signage on the Monument Signs, and in Landlord’s reasonable discretion, as to lettering, design, material, size, lighting, logo and color scheme prior to installation; provided, Landlord hereby approves Tenant’s installation of the Tenant Monument Signage identified on Exhibit K. In no event shall any Tenant Monument Signage displayed by Tenant interfere with the visibility from the Building. Further, all such Tenant Monument Signage must conform to all applicable covenants, conditions, restrictions and zoning or other governmental ordinances, laws and regulations, including the Project’s design signage and graphics program, and Tenant shall obtain all required approvals of third parties, if any. Landlord shall, at Tenant’s sole cost and expense, which Tenant shall reimburse Landlord the cost and expense incurred for the same upon demand, maintain the Tenant Monument Signage in good condition and repair. Tenant shall reimburse Landlord for Tenant’s pro rata share of the costs and expenses associated with such maintenance, which pro rata share shall be the percentage amount equal to the number of square feet of area on the applicable Monument Sign that is occupied by the Tenant Monument Signage divided by the total number of square feet of area on the applicable Monument Sign then occupied by monuments signs displaying the names of any occupants of the Project and multiplying the resulting quotient by one hundred and rounding to the second decimal place. Upon the expiration or earlier termination of this Lease, Landlord shall remove the Tenant Monument Signage and repair the affected portions of the Monument Signs to the condition as they existed prior to installation of the Tenant Monument Signage, reasonable wear and tear and casualty damage excepted, at Tenant’s sole cost and expense, for which Tenant shall reimburse Landlord the cost and expense incurred for the same upon demand. Tenant’s right to install and maintain Tenant Monument Signage under this Section 13.2 shall be personal to RigNet, Inc. and may not be transferred, shared, or assigned in whole or in part to any assignee, subtenant, or other tenant in the Building other than to a Related Entity. The obligations of Tenant under this Section 13.2 shall survive the expiration or earlier termination of this Lease.

13.3 Exterior Signage. Notwithstanding the foregoing, so long as (i) no Event of Default exists under this Lease or would exist but for the pendency of any cure periods provided under Section 20.1; and (ii) RigNet, Inc. leases at least 25,000 Rentable Square Feet in the Building, Tenant shall, at Tenant’s sole cost and expense, have the non-exclusive right to install signage on the exterior of the Building in the location as described on Exhibit K, approved by Landlord in its sole discretion as to lettering, design, material, size, lighting and color scheme; provided, no modifications of any kind may be made to such exterior signage without Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion. All signage shall conform to all applicable restrictions, zoning and other governmental ordinances, laws and regulations and Tenant shall obtain all required approvals of third parties, if any. Tenant shall, at Tenant’s sole cost and expense, maintain its signage in good condition and repair and shall remove such signage at the end of the Term or earlier termination of this Lease and restore the exterior of the Building to its original state prior to placement of the signage. If Tenant shall fail to maintain or remove its signage, Landlord may do so at Tenant’s sole cost and expense and Tenant shall reimburse Landlord upon demand. Tenant’s right to signage under this paragraph shall be personal to RigNet, Inc. and contain only its name, tradename and/or corporate logo. In connection with Landlord’s maintenance of the Common Areas, Landlord shall trim the trees at the Project as needed to maintain the visibility of such exterior signage.

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XIV. RIGHT OF ENTRY

Tenant shall permit Landlord or its Agents to enter the Premises without charge therefor to Landlord and without diminution of Rent or claim of constructive eviction: (i) to clean, inspect and protect the Premises and the Project; (ii) to make such alterations and repairs to the Premises or any portion of the Building, including other tenants’ premises, which Landlord determines to be reasonably necessary; (iii) to exhibit the same to prospective purchaser(s) of the Building or the Project or to present or future Mortgagees; or (iv) to exhibit the same to prospective tenants during the last 9 months of the Term. Landlord will endeavor to minimize, as reasonably practicable, any interference with Tenant’s business and shall provide Tenant with 24 hours’ prior notice of entry into the Premises (which may be given verbally), except with respect to the provision of janitorial services after Normal Business Hours or in the event of an apparent emergency condition arising within or affecting the Premises that endangers or threatens to endanger property or the safety of individuals.

XV. INSURANCE

15.1 Certain Insurance Risks. Tenant will not do or permit to be done any act or thing upon the Premises or the Project which would: (i) jeopardize or be in conflict with fire insurance policies covering the Project, and fixtures and property in the Project; or (ii) increase the rate of fire insurance applicable to the Project to an amount higher than it otherwise would be for general office use of the Project; or (iii) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being conducted upon the Premises.

15.2 Landlord’s Insurance. At all times during the Term, Landlord will carry and maintain:

(a) Fire and extended coverage insurance covering the Building, its equipment and common area furnishings, and leasehold improvements in the Premises to the extent of any initial build out of the Premises by Landlord;

(b) Bodily injury and property damage insurance; and

(c) Such other insurance as Landlord reasonably determines from time to time.

The insurance coverages and amounts in this Section 15.2 will be determined by Landlord in an exercise of its reasonable discretion.

15.3 Tenant’s Insurance. On or before the earlier to occur of (i) the Commencement Date; or (ii) the date Tenant commences any work of any type in the Premises pursuant to this Lease (which may be prior to the Commencement Date) and continuing throughout the Term, Tenant will carry and maintain, at Tenant’s expense, the following insurance, in the minimum amounts specified below or such other amounts as Landlord may from time to time reasonably request, with insurance companies and on forms reasonably satisfactory to Landlord:

(a) Commercial general liability insurance, with a combined single occurrence limit and aggregate of not less than $1,000,000. All such insurance will be on an occurrence ISO form including without limitation, bodily injury, property damage, personal injury, advertising injury, products and completed operations liability, and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease;

(b) A policy of cause of loss-specialty property insurance coverage at least equal to ISO Special Form Causes of Loss and covering all of Tenant’s furniture and fixtures, machinery,

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equipment, stock and any other personal property owned and used in Tenant’s business and found in, on or about the Project, and any leasehold improvements to the Premises in excess of any initial buildout of the Premises by Landlord, in an amount not less than the full replacement cost;

(c) Worker’s compensation insurance insuring against and satisfying Tenant’s obligations and liabilities under the worker’s compensation laws of the state in which the Premises are located, including employer’s liability insurance in the limit of $1,000,000 aggregate;

(d) If Tenant operates owned, hired, or nonowned vehicles on the Project, comprehensive automobile liability will be carried at a limit of liability not less than $1,000,000 combined bodily injury and property damage;

(e) Umbrella liability insurance in excess of the underlying coverage listed in paragraphs (a), (c) and (d) above, with limits of not less than $4,000,000 per occurrence/$4,000,000 aggregate;

(f) Loss of income and extra expense insurance and contingent business income insurance in amounts as will reimburse Tenant for direct or indirect loss of earning attributable to all perils insured against under the ISO Causes of Loss - Special Form Coverage, or attributable to prevention of access to the Premises as a result of such perils. Such insurance shall provide for an extended period of indemnity to be not less than 12 months; and

(g) All insurance required under this Section 15.3 shall be issued by such good and reputable insurance companies qualified to do and doing business in the state in which the Premises are located and having a policyholder rating of not less than “A” and a financial rating of “VIII” in the most current copy of Best’s Insurance Report in the form customary to this locality.

15.4 Forms of the Policies. Landlord and its affiliates, Landlord’s management company, Landlord’s Mortgagee (as defined in Article XXI), and such other parties as Landlord shall designate to Tenant who have an insurable interest in the Premises or Project shall be: (i) named as additional insureds (other than for Worker’s Compensation) and have waiver of subrogation rights with respect to the coverages provided for under Section 15.3 (a), (c), (d) and (e), and (ii) as loss payees as their interest may appear with respect to the coverage provided under Section 15.3 (b). Certificates of insurance together with any endorsements providing the required coverage will be delivered to Landlord prior to Tenant’s occupancy of the Premises and from time to time at least 30 days prior to expiration of the term, material change, reduction in coverage, or other termination thereof. All commercial general liability and property policies (including any umbrella policies in excess of such policies) herein required to be maintained by Tenant will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry. Commercial general liability insurance required to be maintained by Tenant by this Article XV will not be subject to a deductible or any self-insured retention.

15.5 Waiver of Subrogation. Landlord and Tenant each waive and shall cause their respective insurance carriers to waive any and all rights to recover against the other or against the Agents of such other party for any loss or damage to such waiving party (including deductible amounts) arising from any cause covered by any property insurance required to be carried by such party pursuant to this Article XV or any other property insurance actually carried by such party to the extent of the limits of such policy, even if such claims arise due to the negligence of Landlord or Tenant, and to deliver to the other Party or its insurers such waiver of subrogation rights endorsements. Tenant agrees to cause all other occupants of the Premises claiming by, under or through Tenant, to execute and deliver to Landlord and its affiliates, Landlord’s management company, and Landlord’s Mortgagee such a waiver of claims and to obtain such waiver of subrogation rights endorsements.

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15.6 Adequacy of Coverage. Landlord makes no representation that the limits of liability specified to be carried by Tenant pursuant to this Article XV are adequate to protect Tenant and Tenant should obtain such additional insurance or increased liability limits as Tenant deems appropriate. Furthermore, in no way does the insurance required herein limit the liability of Tenant assumed elsewhere in this Lease.

XVI. SERVICES AND UTILITIES

16.1 Ordinary Services to the Premises. Landlord shall furnish to the Premises throughout the Term so long as the Premises are occupied: (i) heating, ventilation, and air conditioning (“HVAC”) appropriate for the Permitted Use during Normal Business Hours (as defined in the Rules and Regulations), except for legal holidays observed by the federal government, such refrigerated air conditioning to be sufficient to maintain a temperature of not more than 78° dry bulb and a maximum relative humidity of 60% when the outside temperature is not more than 95° dry bulb and 75° wet bulb for an occupancy density of not more than one person per 167 rentable square feet and a maximum load for office machines and lighting of not more than 4.0 watts per rentable square foot for lighting and miscellaneous power (in the aggregate) and such heated air conditioning to be sufficient to maintain a temperature of not less than 68° dry bulb when the outside temperature is not less than 30° dry bulb, in each case subject to compliance with governmental directives or the rules and regulations of the provider of electrical service to the Building; (ii) reasonable janitorial service for normal office use, including trash removal from the Premises (the current standards for which are attached hereto as Exhibit L); (iii) reasonable use of all existing basic intra-Building and/or Project telephone and network cabling; (iv) hot and cold water from points of supply; (v) restrooms; (vi) elevator service, provided that Landlord shall have the right to remove such elevators from service as may reasonably be required for moving freight or for servicing or maintaining the elevators or the Building; and (vii) proper facilities to furnish sufficient electrical power for (1) Building fluorescent and incandescent lighting (including task and task ambient lighting systems), and normal office equipment (including, but not limited to, personal computers, duplicating/reproduction/photocopy machines, employee lunchroom(s), coffee bars, executive or other dining areas, including kitchen equipment associated therewith), and other equipment of similar low electrical consumption (208/120/277 volts), and (2) other equipment of high electrical consumption (up to 480 volts); provided, the total power consumption by said equipment shall not exceed three and one half (3.5) watts per usable square foot in the Premises for lighting and five (5) watts per useable square foot for power. The cost of all services provided by Landlord hereunder shall be included within Operating Expenses, unless charged directly (and not as a part of Operating Expenses) to Tenant or another tenant of the Project. Landlord may establish reasonable measures to conserve energy and water.

16.2 Additional Services. Should Tenant desire any additional services beyond those described in Section 16.1, or a rendition of any of such services outside the normal times for providing such service, Landlord may (at Landlord’s option), upon reasonable advance notice from Tenant to Landlord, furnish such services, and Tenant agrees to pay Landlord upon demand Landlord’s additional expenses resulting therefrom, other than for additional costs relating to the NOC, which shall be paid directly by Tenant. Landlord may, from time to time during the Term, set a charge for such additional services, or a per hour charge for additional or after hours service which shall include the utility, service, labor, and administrative costs and a cost for depreciation of the equipment used to provide such additional or after hours service. Landlord’s current charge for after-hours HVAC service is $30.00 per hour. Notwithstanding the foregoing provisions of this Section 16.2, Landlord will not (a) increase such per hour charge by more than ten percent (10%) per annum, compounded annually on a cumulative basis, and (b) charge Tenant a rate higher than that generally charged to other tenants in the Building for such service.

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16.3 Interruption of Utilities or Services. Landlord will not be liable to Tenant or any other person for direct or consequential damages (including, without limitation, damages to persons or property or for injury to, or interruption of, business), Tenant shall not be entitled to any abatement or reduction of rent except as expressly set forth in this Section 16.3, nor shall a constructive eviction exist or shall Tenant be released from any of Tenant’s obligations under this Lease (a) for any failure to supply any heat, air conditioning, elevator, cleaning, lighting or security or for any surges or interruptions of electricity, telecommunications or other service Landlord has agreed to supply during any period when Landlord uses reasonable diligence to supply such services; (b) as a result of the admission to or exclusion from the Building or Project of any person; or (c) for any discontinuance permitted under this Article XVI. Landlord reserves the right temporarily to discontinue the services set forth in the foregoing sentence, or any of them, at such times as may be necessary by reason of accident, repairs, alterations or improvement, strikes, lockouts, riots, acts of God, governmental preemption in connection with a national or local emergency, any rule, order or regulation of any governmental agency, conditions of supply and demand which make any product unavailable, Landlord’s compliance with any mandatory or voluntary governmental energy conservation or environmental protection program, or any other happening beyond the control of Landlord. In the event of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s reasonable opinion, Landlord will have the right to prevent access to the Building or Project during the continuance of the same by such means as Landlord, in its reasonable discretion may deem appropriate, including, without limitation, locking doors and closing Parking Facilities and the Common Areas. Notwithstanding the foregoing, in the event of any failure to furnish, or any stoppage of, the specified services (hereinafter defined) for a period in excess of five consecutive days (or more than fifteen (15) days in any one calendar year) that is not, in whole or in part, a result of the act or omission of Tenant or its Agents, Tenant shall be entitled to an abatement of Rent which shall commence on the sixth day (or the sixteenth day in any calendar year, as applicable) (and shall not be retroactive) and shall continue for the remainder of the period of such failure to furnish or stoppage of such specified services. In addition, in the event of any failure to furnish, or any stoppage of, the following specified services affecting fifty percent (50%) or more of the then-leased Premises for a period in excess of one hundred eighty (180) consecutive days that is not, in whole or in part, a result of the act or omission of Tenant or its Agents, then Tenant, at its option, may, by written notice delivered to Landlord within five (5) business days following the expiration of the one hundred eighty (180) day period, terminate either (i) this Lease in its entirety or (ii) this Lease with respect to the specific floors so affected upon giving written notice thereof to Landlord. As used in this Section 16.3, the “specified services” are electricity, water, natural gas and sewer service.

16.4 Meters. In the event Tenant’s electrical usage exceeds normal business office usage levels as reasonably determined by Landlord’s MEP Engineer with reasonably sufficient documentation to support the need for such separate meters, Landlord reserves the right to separately meter or monitor the utility services provided to the Premises, at Tenant’s expense, and bill the charges directly to Tenant, or to separately meter any other tenant and bill the charges directly to such tenant and to make appropriate adjustments to the Operating Expenses based on the meter charges.

16.5 Utility Charges. All telephone and other utility service used by Tenant in the Premises shall be paid for directly by Tenant except to the extent the cost of same is included within Operating Expenses.

16.6 Risers. Throughout the Term at no charge to Tenant, Tenant shall have the non-exclusive right to use Tenant’s pro rata share of the shafts, ducts, flues, pipes or conduits (inclusive of those supplied to Tenant under Section 16.1(vii)) between the Premises and other parts of the Building (including the roof) for the installation and maintenance of conduits, cables, and other devices, supplementary HVAC and other facilities consistent with Tenant’s use of the Premises.

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XVII. LIABILITY OF LANDLORD

17.1 Indemnification by Tenant. Except to the extent caused by the negligence or willful misconduct of Landlord or its Agents and subject to the waiver of subrogation set forth in Section 15.5, Tenant will neither hold nor attempt to hold Landlord, its Agents or Mortgagee liable for, and Tenant will indemnify, hold harmless and defend (with counsel reasonably acceptable to Landlord) Landlord, its Agents and Mortgagee, from and against, any and all demands, claims, causes of action, fines, penalties, damages, liabilities, judgments, and expenses (including, without limitation, reasonable attorneys’ fees) (collectively, “Claims”) actually incurred by Landlord, its Agents, or its Mortgagee in connection with or arising from (i) the use or occupancy or manner of use or occupancy of the Premises or the Common Areas by Tenant or its Agents; (ii) any activity, work or thing done, permitted or suffered by Tenant or its Agents in or about the Premises or the Project; (iii) any acts, omissions or negligence of Tenant or its Agents; (iv) any breach, violation or nonperformance by Tenant or its Agents of any term, covenant or provision of this Lease or any law, ordinance or governmental requirement of any kind; and (v) any injury or damage to the person, property or business of Tenant or its Agents, including, without limitation, to vehicles (or the contents thereof) of Tenant or Tenant’s Agent’s that are parked in the Parking Facilities, whether incurred in connection with the removal of any vehicles of Tenant or its Agents that are parked in violation of this Lease, the Rules and Regulations or otherwise. It being agreed that this indemnity will be enforced except to the extent of the percentage of a Claim that a final judgment of a court of competent jurisdiction establishes, under applicable comparative negligence principles, was the proximate result of the negligence or willful misconduct of Landlord or its Agents.

17.2 Indemnification by Landlord. Except to the extent caused by the negligence or willful misconduct of Tenant or its Agents and subject to the waiver of subrogation set forth in Section 15.5, Landlord will neither hold nor attempt to hold Tenant or its Agents liable for, and Landlord will indemnify, hold harmless and defend (with counsel reasonably acceptable to Tenant) Tenant and its Agents, from and against, any and all demands, claims, causes of action, fines, penalties, damages, liabilities, judgments, and expenses (including, without limitation, reasonable attorneys’ fees) incurred in connection with or arising from the negligence or willful misconduct of Landlord or its Agents. It being agreed that this indemnity will be enforced except to the extent of the percentage of a Claim that a final judgment of a court of competent jurisdiction establishes, under applicable comparative negligence principles, was the proximate result of the negligence or willful misconduct of Tenant or its Agents.

17.3 Waiver and Release. Except to the extent caused by the negligence or willful misconduct of Landlord, Tenant covenants and agrees that Landlord, its Agents and Mortgagee will not at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, injury, death or damage (including consequential damages) to persons, property or Tenant’s business occasioned by (i) any act or omission of Landlord or its Agents; (ii) any acts or omissions, including theft, of or by any other tenant, occupant or visitor of the Project; (iii) any casualty, explosion, falling plaster or other masonry or glass, steam, gas, electricity, water or rain which may leak from any part of the Building or any other portion of the Project or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place, or resulting from dampness; or (iv) the parking of vehicles by Tenant or Tenant’s Agents in the Parking Facilities, including, without limitation, when incurred in connection with the removal of any vehicles of Tenant or its Agents that are parked in violation of this Lease or the Rules and Regulations or otherwise. It being agreed that this indemnity will be enforced except to the extent of the percentage of a Claim that a final judgment of a court of competent jurisdiction establishes, under applicable comparative negligence principles, was the proximate result of the negligence or willful misconduct of Landlord or its Agents. Tenant agrees to give prompt notice to Landlord upon the occurrence of any of the events set forth in this Section 17.3 or of defects in the Premises or the Building, or in the fixtures or equipment.

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17.4 Survival. The covenants, agreements and indemnification obligations under this Article XVII will survive the expiration or earlier termination of this Lease. Tenant’s covenants, agreements and indemnification obligations are not intended to and will not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

XVIII. RULES AND REGULATIONS

Tenant and its Agents shall at all times abide by and observe the Rules and Regulations set forth in Exhibit C and any amendments thereto that may reasonably be promulgated from time to time by Landlord for the operation and maintenance of the Project and the Rules and Regulations shall be deemed to be covenants of this Lease to be performed and/or observed by Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations, or the terms or provisions contained in any other lease, against any other tenant of the Project. Landlord shall not be liable to Tenant for any violation by any party of the Rules and Regulations or the terms of any other Project lease. If there is any inconsistency between this Lease (other than Exhibit C) and the then current Rules and Regulations, this Lease shall govern.

XIX. DAMAGE; CONDEMNATION

19.1 Damage to the Premises. If the Premises or the Building shall be damaged by fire or other casualty, Landlord shall diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effect a satisfactory settlement with any insurance company involved) repair such damage at the expense of Landlord; provided, however, that Landlord’s obligation to repair such damage shall not exceed the proceeds of insurance available to Landlord (reduced by any proceeds retained pursuant to the rights of Mortgagee). Notwithstanding the foregoing, if the Premises or the Building are damaged by fire or other casualty to such an extent that, in Landlord’s reasonable judgment, the damage cannot be substantially repaired within 270 days after the date of such damage, or if the Premises are substantially damaged during the last Lease Year, then: (i) Landlord may terminate this Lease as of the date of such damage by written notice to Tenant; or (ii) Tenant may terminate this Lease as of the date of such damage by written notice to Landlord within 10 days after (a) Landlord’s delivery of a notice that the repairs cannot be made within such 270-day period (Landlord shall use reasonable efforts to deliver to Tenant such notice within 60 days of the date of such damage or casualty); or (b) the date of damage, in the event the damage occurs during the last year of this Lease. Without limitation to the foregoing, if the Premises or the Building are damaged by fire or other casualty and Landlord’s reasonable estimate of the cost to repair such damage exceeds the proceeds of insurance available to Landlord (reduced by any proceeds retained pursuant to the rights of Mortgagee) or no such proceeds are available to Landlord, then Landlord shall not be obligated to incur expenses in excess of such insurance proceeds to repair such damage and may terminate this Lease as of the date of such damage by written notice to Tenant. Rent shall be apportioned and paid to the date of such damage. During the period that Tenant is deprived of the use of the damaged portion of the Premises, Basic Rent and Tenant’s Proportionate Share shall be reduced by the ratio that the Rentable Square Footage of the Premises damaged bears to the total Rentable Square Footage of the Premises before such damage. All injury or damage to the Premises or the Project resulting from the gross negligence or willful misconduct of Tenant or its Agents shall be repaired by Landlord, at Tenant’s expense, subject to the waivers in Section 15.5, and Rent shall not abate nor shall Tenant be entitled to terminate this Lease. Notwithstanding anything herein to the contrary, Landlord shall not be required to rebuild, replace, or repair any of the following: (i) specialized Tenant improvements as reasonably determined by Landlord; (ii) Alterations; or (iii) personal property of Tenant.

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19.2 Condemnation. If 20% or more of the Building or 50% or more of the Land shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), then the Term shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority, and Rent shall be prorated to the date when title vests in such governmental or quasi-governmental authority. If less than 20% of the Building or 50% of the Land is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), Basic Rent and Tenant’s Proportionate Share shall be reduced by the ratio that the Rentable Square Footage of the portion of the Premises so taken bears to the Rentable Square Footage of the Premises before such taking, effective as of the date when title vests in such governmental or quasi-governmental authority, and this Lease shall otherwise continue in full force and effect, on the condition, however, that such reduction in Tenant’s Rentable Square Footage does not prevent Tenant from operating the Premises in a manner reasonably comparable to the manner operated prior to such taking. If such taking prevents Tenant from operating the Premises in a manner reasonably comparable to the manner operated prior to such taking, then Tenant shall have the right to terminate this Lease, without further obligation. Tenant shall have no claim against Landlord (or otherwise) as a result of such taking, and Tenant hereby agrees to make no claim against the condemning authority for any portion of the amount that may be awarded as compensation or damages as a result of such taking; provided, however, that Tenant may, to the extent allowed by law, claim an award for moving expenses and for the taking of any of Tenant’s property (other than its leasehold interest in the Premises) which does not, under the terms of this Lease, become the property of Landlord at the termination hereof, as long as such claim is separate and distinct from any claim of Landlord and does not diminish Landlord’s award. Tenant hereby assigns to Landlord any right and interest it may have in any award for its leasehold interest in the Premises.

XX. DEFAULT OF TENANT

20.1 Events of Default. Each of the following shall constitute an Event of Default: (i) Tenant fails to pay Rent within five days after written notice from Landlord; provided that no such notice shall be required if at least two such notices shall have been given during the previous 12 months; (ii) Tenant fails to observe or perform any other term, condition or covenant herein binding upon or obligating Tenant within 30 days after notice from Landlord fully describing the term, condition or covenant not complied with by Tenant; provided, however, that if Landlord reasonably determines that such failure cannot be cured within said 30-day period, then Landlord may in its reasonable discretion extend the period to cure the default for up to an additional 20 days provided Tenant has commenced to cure the default within the 30-day period and diligently pursues such cure to completion (notwithstanding the foregoing, if Landlord provides Tenant with notice of Tenant’s failure to observe or perform any term, condition or covenant under this Subsection (ii) on two or more occasions during any 12 month period, then Tenant’s subsequent violation shall, at Landlord’s option, be deemed an Event of Default immediately upon the occurrence of such failure, regardless of whether Landlord provides Tenant notice, or Tenant has commenced the cure of the same); (iii) intentionally omitted; (iv) Tenant fails to execute and return a subordination agreement or estoppel within the time periods provided for in Article XXI or Section 24.4; (v) Tenant or any Guarantor makes or consents to a general assignment for the benefit of creditors or a common law composition of creditors, or a receiver of the Premises for all or substantially all of Tenant’s or Guarantor’s assets is appointed; (vi) Tenant or Guarantor hereafter files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant or Guarantor and is not discharged by Tenant or Guarantor within 60 days; or (vii) Tenant fails to immediately remedy or discontinue any hazardous conditions which Tenant has created or permitted in violation of law or of this Lease. Any notice periods provided for under this Section 20.1 shall run concurrently with any statutory notice periods and any notice given hereunder may be given simultaneously with or incorporated into any such statutory notice.

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20.2 Landlord’s Remedies. Upon the occurrence of an Event of Default, Landlord, at its option, without further notice or demand to Tenant, may, in addition to all other rights and remedies provided in this Lease, at law or in equity, elect one or more of the following remedies:

(a) Terminate this Lease, or terminate Tenant’s right of possession to the Premises without terminating this Lease, and with or without reentering and repossessing the Premises. Upon any termination of this Lease, or upon any termination of Tenant’s right of possession without termination of this Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord. If Tenant fails to surrender possession and vacate the Premises, Landlord and its Agents shall have full and free license to lawfully enter into and upon the Premises with or without process of law for the purpose of repossessing the Premises, removing Tenant and removing, storing or disposing of any and all Alterations, signs, personal property, equipment and other property therefrom. Landlord may take these actions without (i) being deemed guilty of trespass, eviction or forcible entry or detainer, (ii) incurring any liability for any damage resulting therefrom, for which Tenant hereby waives any right to claim, (iii) terminating this Lease (unless Landlord intends to do so), (iv) releasing Tenant or any Guarantor, in whole or in part, from any obligation under this Lease or any Guaranty thereof, including, without limitation, the obligation to pay Rent, Rental Deficiency (as defined herein) or Damages (as defined herein) or (v) relinquishing any other right given to Landlord hereunder or by operation of law;

(b) Recover one or more of the following: (i) unpaid Rent (whether accruing prior to, on or after the date of termination of this Lease or Tenant’s right of possession and/or pursuant to the holdover provisions of Section 22.2), (ii) Rental Deficiency (as defined herein) or (iii) any Damages (as defined herein). As used in this Section, the terms used herein have the following definitions:

(i) “Rental Deficiency” means a contractual measure of damages for Tenant’s non-payment of Rent measured by (A) for any period during which Landlord has relet the Premises, either the (i) “Actual Rental Deficiency”, which means the difference (never less than zero) between (1) the Basic Rent due for, and other Rent allocable under this Lease to, each calendar month beginning with the first month with respect to which Landlord receives rent from reletting the Premises and (2) the proceeds, if any, that Landlord actually collects from any substitute tenant for any part of the Premises in each corresponding month in which the Term and the term of the substitute tenant’s lease overlap; or (B) for any period during which Landlord has not relet the Premises, “Market Rental Deficiency”, which is the present value (determined using a discount rate of 7% per annum) of the difference (never less than zero) between (1) the total Rent which would have accrued to Landlord under this Lease for the remainder of the Term of this Lease (or such portion of the Term in which Landlord elects to recover this damage measure), if the terms of this Lease had been fully complied with by Tenant, and (2) the total fair market rental value of the Premises for the remainder of the Term of this Lease (or such portion of the Term in which Landlord elects to recover this damage measure). In determining the Market Rental Deficiency, the total fair market rental value will be the prevailing market rate for full service base rent for tenants of comparable quality for leases in buildings of comparable size, age, use location and quality in the marketplace in which the Project is located, taking into consideration the extent of the availability of space as large as the Premises in the marketplace.

(ii) “Damages” means all actual, incidental, and consequential damages, court costs, interest and attorneys’ fees arising from Tenant’s breach of this Lease, including, without limitation, (A) reletting costs, including, without limitation, the cost of restoring the Premises to the condition necessary to rent the Premises at the prevailing market rate, normal wear and tear excepted (including, without limitation, cleaning, decorating, repair and remodeling costs), brokerage fees, legal fees, advertising costs and the like); (B) Landlord’s cost of recovering possession of the Premises; (C) the

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cost of removing, storing and disposing of any of Tenant’s or other occupant’s property left on the Premises after reentry; (D) any reasonably documented increase in insurance premiums caused by the vacancy of the Premises; (E) the amount of any unamortized improvements to the Premises in connection with this Lease paid for by Landlord; (F) the amount of any unamortized brokerage commission paid by Landlord in connection with the leasing of the Premises to Tenant; (G) costs incurred in connection with collecting any money owed by Tenant or a substitute tenant; (H) any other sum of money or damages owed by Tenant to Landlord or incurred by Landlord as a result of or arising from, Tenant’s breach of this Lease or Landlord’s exercise of its rights and remedies for such breach; (I) any contractual or liquidated type or measures of damages specified in this Lease; and (J) any other type of measure of damages recoverable for any particular breach under applicable law, statute, ordinance or governmental rule or regulation. Landlord may file suit to recover any sums falling due under the terms of this Section 20.2(b) from time to time, and no delivery to or recovery by Landlord of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

(c) If Landlord elects to terminate Tenant’s right to possession of the Premises without terminating this Lease, Tenant shall continue to be liable for all Rent, Rental Deficiency and all other Damages, except to the extent otherwise provided under Section 20.3, and Landlord may (but shall not be obligated to) relet the Premises, or any part thereof, to a substitute tenant or tenants, for a period of time equal to or lesser or greater than the remainder of the Term of this Lease on whatever terms and conditions Landlord, at Landlord’s sole discretion, deems advisable. Notwithstanding any provision in this Section 20.2(c) to the contrary, Landlord may (i) at any time after reletting the Premises elect to exercise its rights under Section 20.2(b) for such previous breach; and (ii) upon the default of any substitute tenant or upon the expiration of the lease term of such substitute tenant before the expiration of the Term of this Lease, either relet to still another substitute tenant or exercise its rights under Section 20.2(b). For the purpose of such reletting Landlord is authorized to decorate or to make any repairs, changes, alterations or additions in or to the Premises that may be necessary; provided, however, Tenant shall not be responsible for the cost of any modifications made to the Premises by Landlord in reletting the Premises (other than costs incurred to place the Premises in the condition required pursuant to Section 12.3), nor damages to the Premises made by any subsequent tenant.

(d) Take any lawful self-help or judicial action, including using a master or duplicate key or changing or picking the locks and security devices, without having any civil or criminal liability therefor to (i) reenter the Premises, repossess the Premises and exclude Tenant and other occupants from the Premises, and/or (ii) make such payment or do such act as Landlord determines is necessary (without obligation to do so) to cure the Event of Default or otherwise satisfy Tenant’s obligations under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in connection with the foregoing actions, which expenses shall bear interest until paid at the Interest Rate, and that Landlord shall not be liable for any damages resulting to Tenant from such actions. Tenant agrees that this provision of this Lease will supersede any conflicting provisions of Sections 93.002 and 93.003 of the TEX. PROP. CODE and any other law governing the right of a landlord to change the door locks of a commercial tenant.

(e) Withhold or suspend payment or performance that this Lease would otherwise require Landlord to pay or perform.

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(f) If Landlord terminates this Lease or Tenant’s right of possession with more than 12 months remaining in the Term, then in lieu of any other contractual or legal measure of damages for Tenant’s non-payment of Basic Rent, recover liquidated rental damages for the period after any such termination equal to 12 times the monthly Rent, which the parties agree is a reasonable estimate of Landlord’s damages for such a breach given the uncertainty of future market rental rates and the duration of any vacancy.

(g) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

20.3 Mitigation of Damages. Notwithstanding the foregoing, to the extent (but no further) Landlord is required by applicable law to mitigate damages, or is required by law to use efforts to do so, and such requirement cannot be lawfully and effectively waived (it being the intention of Landlord and Tenant that Tenant waive and Tenant hereby waives such requirements to the maximum extent permitted by applicable law), Tenant agrees that if Landlord markets the Premises in a manner substantially similar to the manner in which Landlord markets other space in the Building, then Landlord shall be deemed to have used commercially reasonable efforts to mitigate damages. Tenant shall continue to be liable for all Rent (whether accruing prior to, on or after the date of termination of this Lease or Tenant’s right of possession and/or pursuant to the holdover provisions of Section 22.2 below) and Damages, except to the extent that Tenant receives any credit against unpaid Rent under Section 20.2(b) or pleads and proves by clear and convincing evidence that Landlord fails to exercise commercially reasonable efforts to mitigate damages to the extent required under this Section 20.3 and that Landlord’s failure caused an avoidable and quantifiable increase in Landlord’s damages for unpaid Rent. Without limitation to the foregoing, Landlord shall not be deemed to have failed to mitigate damages, or to have failed to use efforts required by law to do so, because: (i) Landlord leases other space in the Building which is vacant prior to re-letting the Premises; (ii) Landlord refuses to relet the Premises to any Related Entity of Tenant, or any principal of Tenant, or any Related Entity of such principal; (iii) Landlord refuses to relet the Premises to any person or entity whose creditworthiness is not acceptable to Landlord in the exercise of its reasonable discretion; (iv) Landlord refuses to relet the Premises to any person or entity because the use proposed to be made of the Premises by such prospective tenant is not general office use of a type and nature consistent with that of the other tenants in the portions of the Building leased or held for lease for general office purposes as of the date Tenant defaults under this Lease (by way of illustration, but not limitation, call center or other high-density use, government offices, consular offices, doctor’s offices or medical or dental clinics or laboratories, or schools would not be uses consistent with that of other tenants in the Building), or such use would, in Landlord’s reasonable judgment, impose unreasonable or excessive demands upon the Building systems, equipment or facilities; (v) Landlord refuses to relet the Premises to any person or entity, or any affiliate of such person or entity, who has been engaged in litigation with Landlord or any of its affiliates; (vi) Landlord refuses to relet the Premises because the tenant or the terms and provisions of the proposed lease are not approved by the holders of any liens or security interests in the Building, or would cause Landlord to be in default of, or to be unable to perform any of its covenants or obligations under, any agreements between Landlord and any third party; (vii) Landlord refuses to relet the Premises because the proposed tenant is unwilling to execute and deliver Landlord’s standard lease form or such tenant requires improvements to the Premises to be paid at Landlord’s cost and expense; (viii) Landlord refuses to relet the Premises to a person or entity whose character or reputation, or the nature of such prospective tenant’s business, would not be acceptable to

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Landlord in its reasonable discretion; (ix) Landlord refuses to expend any material sums of money to market the Premises in excess of the sums Landlord typically expends in connection with the marketing of other space in the Building. As used in this Section 20.3, an “affiliate” means a person or entity that controls, is controlled by, or is under common control with another person or entity.

20.4 No Waiver. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord’s rights hereunder. No waiver by Landlord of any breach shall operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment of Rent by Tenant or acceptance of Rent by Landlord shall operate as a waiver of any breach or default by Tenant under this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent herein stipulated shall be deemed to be other than a payment on account of the earliest unpaid Rent, nor shall any endorsement or statement on any check or communication accompanying a check for the payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease. No act, omission, reletting or re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease, shall be construed as an actual or constructive eviction of Tenant, or an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord.

20.5 Late Payment. If Tenant fails to pay any Rent within 10 days after such Rent becomes due and payable, Tenant shall pay to Landlord a late charge of 5% of the amount of such overdue Rent. Such late charge shall be deemed Rent and shall be due and payable within two days after written demand from Landlord.

20.6 Waiver of Redemption. Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future law to redeem the Premises or to continue this Lease after being dispossessed or ejected from the Premises.

20.7 Landlord’s Lien. Intentionally Omitted.

20.8 Consequential Damages. Except for any damages which Landlord may suffer because of Tenant’s holding over in the Premises following the expiration of the Term or Tenant’s breach of Section 9.2 (for which Landlord may recover consequential damages from Tenant), the liability of Tenant to Landlord for any monetary damages arising from any default by Tenant under the terms of this Lease shall be limited to Landlord’s actual direct, but not consequential damages therefor. Nothing in this Section 20.8 shall affect or limit Landlord’s rights to file legal actions to recover possession of the Premises, or for injunctive relief against Tenant, or any other non-monetary relief as provided in Article XX of this Lease.

XXI. MORTGAGES

This Lease is subject and subordinate to all ground or underlying leases (each a “Ground Lease”) and to any mortgage, deed of trust, security interest, or title retention interest now or hereafter affecting the Land, Building or Project (each a “Mortgage”) and to all renewals, modifications, consolidations, replacements and extensions thereof. This subordination shall be self-operative; however, in confirmation thereof, Tenant shall, within 10 days of receipt thereof, execute any instrument that Landlord, any ground lessor under a Ground Lease (“Ground Lessor”) or any holder of any note or obligation secured by a Mortgage (the “Mortgagee”) may request confirming such subordination, but only if the Ground Lessor or Mortgagee agrees in writing with Tenant to recognize Tenant’s rights under this Lease and agrees not

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to disturb Tenant’s quiet possession of the Premises so long as there is no Event of Default under this Lease. Notwithstanding the foregoing, before any foreclosure sale under a Mortgage or termination of a Ground Lease, the Mortgagee or Ground Lessor, as applicable, shall have the right to subordinate the Mortgage or Ground Lease, as applicable, to this Lease, in which case, in the event of such foreclosure or termination, this Lease may continue in full force and effect and Tenant shall attorn to and recognize as its landlord, as applicable, the Ground Lessor or the purchaser at foreclosure of Landlord’s interest under this Lease provided that such purchaser recognizes Tenant’s rights under this Lease and agrees in writing with Tenant not to disturb Tenant’s quiet possession of the Premises so long as there is no Event of Default under this Lease. Tenant shall, upon the request of a Mortgagee, Ground Lessor or purchaser at foreclosure, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination of any Ground Lease or the lien of any Mortgage to this Lease or Tenant’s attornment to such Ground Lessor or purchaser of Landlord’s interest under this Lease, as applicable, provided such instrument provides that the purchaser recognizes Tenant’s rights under this Lease and agrees in writing with Tenant not to disturb Tenant’s quiet possession of the Premises so long as there is no Event of Default under this Lease. Landlord shall obtain within 60 days after the Date of Lease, a Subordination, Non-Disturbance Agreement from the current Mortgagee on the form attached hereto as Exhibit I.

XXII. SURRENDER; HOLDING OVER

22.1 Surrender of the Premises. Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, in broom-clean condition and in as good condition as when Tenant took possession, including, without limitation, the repair of any damage to the Premises caused by the removal of any of Tenant’s personal property, Alterations, or trade fixtures from the Premises, except for reasonable wear and tear and loss by fire or other casualty (as provided for in Article XIX). All trade fixtures, equipment, furniture, inventory, effects and Alterations left on or in the Premises or the Project after the Expiration Date or earlier termination of this Lease will be deemed conclusively to have been abandoned and may be appropriated, removed, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other person and without obligation to account for them; and Tenant will pay Landlord for all expenses incurred in connection with the same, including, but not limited to, the costs of repairing any damage to the Premises or the Project caused by the removal of such property. Tenant’s obligation to observe and perform this covenant will survive the expiration or other termination of this Lease.

22.2 Holding Over. In the event that Tenant shall not immediately surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, including removing all trade fixtures, equipment, furniture, inventory, effects and Alterations from the Premises, Tenant shall be deemed to be a tenant-at-will pursuant to the terms and provisions of this Lease, except the daily Basic Rent shall be one hundred fifty (150%) percent of the daily Basic Rent in effect on the Expiration Date or earlier termination of this Lease (computed on the basis of a 30 day month). Notwithstanding the foregoing, if Tenant shall hold over after the Expiration Date or earlier termination of this Lease, and Landlord shall desire to regain possession of the Premises, then Landlord may forthwith re-enter and take possession of the Premises without process, or by any legal process provided under applicable state law. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over extending more than sixty (60) days following the expiration of the Term.

XXIII. QUIET ENJOYMENT

Landlord covenants that if Tenant shall pay Rent and perform all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall during the Term peaceably and quietly occupy and enjoy possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of this Lease, any restrictions and any Mortgage to which this Lease is subordinate.

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XXIV. MISCELLANEOUS

24.1 No Representations by Landlord. Tenant acknowledges that neither Landlord nor its Agents nor any broker has made any representation or promise with respect to the Premises, the Project, the Land or the Common Area, except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth.

24.2 No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between Landlord and Tenant other than that of landlord and tenant.

24.3 Brokers. Landlord recognizes Broker(s) as the sole broker(s) procuring this Lease and shall pay Broker(s) a commission therefor pursuant to a separate agreement between Broker(s) and Landlord. Landlord and Tenant each represents and warrants to the other that it has dealt with no broker, agent, finder or other person other than Broker(s) relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any and all loss, costs, damages or expenses (including, without limitation, all attorneys’ fees and disbursements) by reason of any claim of liability to or from any broker or person arising from or out of any breach of the indemnitor’s representation and warranty.

24.4 Estoppel Certificate. Tenant shall, without charge, at any time and from time to time, within 10 business days after request therefor by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate certifying, as of the date of such estoppel certificate, the following: (i) that this Lease is unmodified and in full force and effect (or if modified, that this Lease is in full force and effect as modified and setting forth such modifications); (ii) that the Term has commenced (and setting forth the Commencement Date and Expiration Date); (iii) that Tenant is presently occupying the Premises; (iv) the amounts of Basic Rent and Additional Rent currently due and payable by Tenant; (v) that any Tenant Work or Alterations required by this Lease to have been made by Landlord have been made to the satisfaction of Tenant; (vi) that there are no existing set-offs, charges, liens, claims or defenses against the enforcement of any right hereunder, including, without limitation, Basic Rent or Additional Rent (or, if alleged, specifying the same in detail); (vii) that no Basic Rent (except the first installment thereof) has been paid more than 30 days in advance of its due date; (viii) that Tenant has no knowledge of any then uncured default by Landlord of its obligations under this Lease (or, if Tenant has such knowledge, specifying the same in detail); (ix) that Tenant is not in default; (x) that the address to which notices to Tenant should be sent is as set forth in this Lease (or, if not, specifying the correct address); and (xi) any other certifications reasonably requested by Landlord. In the event Tenant fails to deliver to Landlord an estoppel certificate as required by this Section within the specified 10 business day period, Tenant shall be conclusively presumed to have adopted and affirmed the contents of the form of estoppel certificate delivered to Tenant by Landlord, and any prospective mortgagee, purchaser, or other third-party may rely on the accuracy of such estoppel certificate as if executed and affirmed by Tenant.

24.5 Waiver of Jury Trial. Landlord and Tenant each waive trial by jury in connection with proceedings or counterclaims brought by either of the parties against the other with respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Premises.

24.6 Notices. All notices, demands and requests which may be given or which are required to be given by either party to the other, shall be in writing and shall be deemed effective either: (i) on the

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date personally delivered to the address set forth in Article I, as evidenced by written receipt for the same, whether or not actually received by the person to whom addressed; (ii) on the third business day after being sent, by certified or registered mail, return receipt requested, postage prepaid, addressed to the intended recipient at the address specified Article I; (iii) on the next succeeding business day after being deposited into the custody of a nationally recognized overnight delivery service such as Federal Express, addressed to such party at the address specified Article I; (iv) on the date delivered by facsimile to the respective numbers specified in Article I, provided confirmation of facsimile is received; or (v) on the date an electronic mail message with a pdf copy of the signed notice is delivered to the e-mail addresses specified in Article I; provided, however, that in the case of any notice delivered in accordance with items (iv) or (v) above, any such facsimile notice or e-mail notice shall be sent by one of the other permitted methods of providing notice (other than facsimile or e-mail notice) on the next succeeding business day. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

24.7 Invalidity of Particular Provisions. If any provisions of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

24.8 Gender and Number. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number or gender as the context may require.

24.9 Benefit and Burden. Subject to the provisions of Article X and except as otherwise expressly provided, the provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, heirs, successors and assigns.

24.10 Entire Agreement. This Lease (which includes the Exhibits attached hereto) contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease shall be of any force or effect. This Lease (other than the Rules and Regulations, which may be changed from time to time as provided herein) may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by Landlord and Tenant.

24.11 Authority. If Tenant signs as a corporation, limited liability company or partnership, the person executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is duly formed, validly existing, in good standing (with respect to a corporation or limited liability company), and qualified to do business in the state in which the Project is located, that Tenant has full power and authority to enter into this Lease and that he or she is authorized to execute this Lease on behalf of Tenant. Tenant further agrees that it shall provide Landlord with a secretary’s certificate from the secretary of said corporation or limited liability company, if applicable, certifying as to the above in the form of Exhibit D attached hereto and made a part hereof, or, if Tenant is a partnership, it shall provide Landlord with a partnership authorization certifying as to the above in a form acceptable to Landlord. At the request of Landlord, Tenant shall provide to Landlord copies of Tenant’s organizational documents and such incumbency certificate and minutes certified by an authorized representative of Tenant as being true, correct, and complete, as may be reasonably required to demonstrate that this Lease is binding upon and enforceable against Tenant.

24.12 Attorneys’ Fees. If either Landlord or Tenant commences, engages in, or threatens to commence or engage in any legal action or proceeding against the other party (including, without

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limitation, litigation or arbitration) arising out of or in connection with this Lease, the Premises, or the Project (including, without limitation (a) the enforcement or interpretation of either party’s rights or obligations under this Lease (whether in contract, tort, or both) or (b) the declaration of any rights or obligations under this Lease), the prevailing party shall be entitled to recover from the losing party reasonable attorneys’ fees, together with any costs and expenses, incurred in any such action or proceeding, including any attorneys’ fees, costs, and expenses incurred on collection and on appeal.

24.13 Interpretation. This Lease is governed by the laws of the state in which the Project is located. Furthermore, this Lease shall not be construed against either party more or less favorably by reason of authorship or origin of language.

24.14 Limitation of Liability. Neither Landlord nor its shareholders, partners, members, managers, directors, officers or employees, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease. If Landlord defaults in the performance of any of its obligations hereunder or otherwise, Tenant shall look solely to Landlord’s equity, interest and rights in the Building for satisfaction of Tenant’s remedies on account thereof, including, subject to the rights of any Mortgagee, Landlord’s interest in the rents of the Building and any insurance proceeds payable to Landlord. Before filing suit for an alleged default by Landlord, Tenant shall give Landlord and any Mortgagee(s) of whom Tenant has been notified, notice and a reasonable time to cure any alleged default. Landlord or any successor owner shall have the right to transfer and assign to a third party, in whole or part, all of its rights and obligations hereunder and in the Building and Land, and in such event, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease occurring thereafter, shall terminate as of the day of such sale, and thereupon all such liabilities and obligations shall be binding on the new owner.

24.15 Time of the Essence. Time is of the essence as to all obligations contained in this Lease.

24.16 Force Majeure. Subject to the provisions of Section 16.3, Landlord and Tenant (except with respect to the payment of Rent) shall not be chargeable with, liable for, or responsible to the other for anything or in any amount for any failure to perform or delay caused by: fire; earthquake; explosion; flood; hurricane; the elements; acts of God or the public enemy; actions, restrictions, governmental authorities (permitting or inspection), governmental regulation of the sale of materials or supplies or the transportation thereof; war; invasion; insurrection; rebellion; riots; strikes or lockouts, inability to obtain necessary materials, goods, equipment, services, utilities or labor; or any other cause whether similar or dissimilar to the foregoing which is beyond the reasonable control of such party (collectively, “Events of Force Majeure”); and any such failure or delay due to said causes or any of them shall not be deemed to be a breach of or default in the performance of this Lease.

24.17 Headings. Captions and headings are for convenience of reference only.

24.18 Memorandum of Lease. Neither Landlord nor Tenant shall record this Lease or a memorandum thereof without the written consent of the other.

24.19 Intentionally Omitted.

24.20 Financial Reports. Prior to the execution of this Lease by Tenant and thereafter within 15 days after Landlord’s request, Tenant will furnish Tenant’s and Guarantor’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant, or, failing those, Tenant’s and Guarantor’s internally prepared financial statements, certified by Tenant and Guarantor, as applicable.

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24.21 Landlord’s Fees. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for all of Landlord’s costs incurred in reviewing the proposed action or consent, including, without limitation, reasonable attorneys’, engineers’ or architects’ fees, within 10 days after Landlord’s delivery to Tenant of a statement of such costs; provided, in the event Landlord reasonably believes such fees will exceed $750.00, Landlord will provide Tenant with a good faith estimate of such fees before taking any action. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

24.22 Effectiveness. The furnishing of the form of this Lease shall not constitute an offer and this Lease shall become effective upon and only upon its execution by and delivery to each party hereto.

24.23 Light, Air or View Rights. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building and Project shall not affect this Lease, abate any payment owed by Tenant hereunder or otherwise impose any liability on Landlord.

24.24 Special Damages. Under no circumstances whatsoever shall Landlord ever be liable hereunder for consequential damages or special damages.

24.25 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Lease may be executed by a party’s signature transmitted by facsimile or e-mail, and copies of this Lease executed and delivered by means of faxed or e-mailed signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed or e-mailed signatures as if such signatures were originals. All parties hereto agree that a faxed or e-mailed signature page may be introduced into evidence in any proceeding arising out of or related to this Lease as if it were an original signature page.

24.26 Nondisclosure of Lease Terms. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it, and its Agents shall not intentionally or voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or the Project, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease. However, nothing contained in this section shall prevent any disclosure by Tenant required by applicable law or regulation.

24.27 Joint and Several Obligations. If more than one person or entity executes this Lease as Tenant, their execution of this Lease will constitute their covenant and agreement that: (i) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant; and (ii) the term “Tenant” as used in this Lease means and includes each of them jointly and severally. The act of or notice from, or the signature of any one or more of them, with respect to the tenancy of this Lease, including, but not limited to the exercise of any options hereunder, will be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted.

24.28 Anti-Terrorism. Tenant represents and warrants to and covenants with Landlord that (i) neither Tenant nor any of its subsidiaries or affiliates, to the best of Tenant’s knowledge and belief,

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currently are, or shall be at any time during the term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and regulations of the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC) related to Specially Designated Nationals and Blocked Persons (SDN’s OFAC Regulations), and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”); (ii) neither Tenant nor any of its owners, affiliates, investors, officers, directors, employees, vendors, subcontractors or agents is or shall be during the term hereof a “Prohibited Person” which is defined as follows: (1) a person or entity owned or controlled by, affiliated with, or acting for or on behalf of, any person or entity that is identified as an SDN on the then- most current list published by OFAC at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list, and (2) a person or entity who is identified as or affiliated with a person or entity designated as a terrorist, or associated with terrorism or money laundering pursuant to regulations promulgated in connection with the USA Patriot Act; and (iii) Tenant has taken appropriate steps to understand its legal obligations under the Anti-Terrorism Laws and has implemented appropriate procedures to assure its continued compliance with such laws. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord, it officers, directors, agents and employees, from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing representations, warranties and covenants. At any time and from time-to-time during the term, Tenant shall deliver to Landlord within 10 days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this paragraph.

ARTICLE XXV. EXPANSION OPTION

25.1 Provided no Event of Default exists, Tenant may lease up to 5,175 Rentable Square Feet designated on Exhibit A-1 (the “Expansion Space”), by delivering to Landlord, on or before December 31, 2017, written notice of Tenant’s election to include such space in the Premises, which notice must include the portion of the Expansion Space that Tenant intends to occupy. If Tenant timely exercises its option, then (a) possession of the Expansion Space shall be delivered to Tenant in an “AS-IS” condition on the date Landlord delivers possession of the Expansion Space to Tenant (the “Expansion Date”), and (b) Tenant and Landlord shall execute an amendment to this Lease including the Expansion Space in the Premises on the same terms as this Lease, except as follows: (i) the Rentable Square Feet of the Premises shall be increased by the Rentable Square Feet in the Expansion Space; and (ii) the Basic Rent for the Expansion Space shall be equal to the per Rentable Square Foot Basic Rent for the Premises then currently payable (provided, Landlord will abate Basic Rent and Tenant’s Proportionate Share of Operating Expense Rental and Real Estate Tax Rental for the Expansion Space for the first one hundred twenty (120) days following the Expansion Date) and Landlord will provide Tenant with the same per square foot Tenant Work Allowance as provided for the Premises, multiplied times a fraction, the numerator of which is the number of months remaining in the Term as of the date of the Expansion Date and the denominator of which is the number of months in the Term.

25.2 If Tenant fails or is unable to timely exercise its right hereunder, such right shall lapse, time being of the essence with respect to the exercise thereof (it being understood that Tenant’s right hereunder is a one-time right only), and Landlord may lease all or a portion of the Expansion Space to third parties on such terms as Landlord may elect, subject to Article XXVIII. Tenant’s rights under this Article XXV shall terminate if (a) this Lease or Tenant’s right to possession of the Premises is terminated, (b) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises, or (c) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness has materially deteriorated since the date of this Lease.

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ARTICLE XXVI. SATELLITE ANTENNAE

26.1 Tenant shall have the right to install up to seven (7) satellite antennae, dish(es) and other communications equipment in accordance with the provisions of the License Agreement to Install Satellite Antennae attached hereto as Exhibit G.

ARTICLE XXVII. RESERVED

ARTICLE XXVIII. RIGHT OF FIRST REFUSAL

28.1 Granting of Right. Provided that (i) this Lease is in full force and effect; (ii) no material adverse change in Tenant’s financial condition has occurred; and (iii) no Event of Default exists under this Lease or would exist but for the pendency of any cure periods provided for in Section 20.1 herein, either on the date Tenant exercises its Right of First Refusal (as hereinafter defined) or as of the time possession of such Right of First Refusal Space is delivered to Tenant, Tenant shall have an ongoing right of first refusal (the “Right of First Refusal”) during the Term to lease the right of first refusal space located on the third (3rd) floor of the Building consisting of approximately 24,595 rentable square feet as reflected on Exhibit H attached hereto and incorporated by reference herein (the “Right of First Refusal Space”), subject to the expansion rights and the renewal (but only if such renewal is pursuant to an express written provision in such lease, regardless of whether any such renewal is consummated pursuant to a lease amendment or a new lease) of pre-existing tenants and upon the terms and conditions set forth in this Article XXVIII.

28.2 Landlord’s Notice. If Landlord issues a letter of intent to a third party (the “Proposal”), Landlord shall notify Tenant of such proposal in writing (“Landlord’s Notice”), which Landlord’s Notice shall set forth the applicable portion of the Right of First Refusal Space covered by the Proposal and the basic economic terms and conditions of such Proposal. Tenant shall have a period of ten (10) days from the date of Landlord’s Notice to notify Landlord whether Tenant elects to exercise its Right of First Refusal with respect to all of that portion of Right of First Refusal Space offered upon such terms and conditions set forth in Landlord’s Notice, including, without limitation, term, basic rent, allowances and rentable square footage; provided, if Tenant exercises its Right of First Refusal and more than thirty-six (36) months remain in the Term, the Term for the Right of First Refusal Space will be coterminous with the Term for the Premises, and any tenant inducements set forth in Landlord’s Notice will be modified accordingly.

28.3 Exercise of Right of First Refusal. If Tenant fails to give any notice to Landlord within the required ten (10) day period, Tenant shall be deemed to have refused to exercise its Right of First Refusal with respect to the Right of First Refusal Space. If Tenant refuses to exercise its Right of First Refusal, either by giving written notice of refusal or failing to timely give notice of exercise, Landlord shall thereafter have the right to lease such portion of the Right of First Refusal Space to the third party. The rental rate set forth in the Landlord’s Notice may be reduced so long as it is not less than ninety-five (95%) of the rental rate set forth in the Landlord’s Notice. If a lease to another tenant(s) is not consummated within six (6) months next following Tenant’s refusal of exercise its Right of First Refusal, then Tenant’s Right of First Refusal to lease the Right of First Refusal Space shall be reinstated. This Right of First Refusal shall be an ongoing right of first refusal, which shall mean that if Tenant waives its Right of First Refusal pursuant to this Article XXVIII and all of the Right of First Refusal Space is subsequently leased to a third party (“New Tenant”), Landlord shall not lease the Right of First Refusal Space to a third party (other than the New Tenant or its permitted assignee) without notifying Tenant of the availability of the Right of First Refusal Space, in which case Tenant shall again have a Right of First Refusal to lease the Right of First Refusal Space in accordance with this Article XXVIII.

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28.4 Lease Amendment. If Tenant exercises its right to lease the Right of First Refusal Space pursuant to this Article XXVIII, Landlord and Tenant shall, within thirty (30) days after Tenant exercises its Right of First Refusal, enter into a lease amendment with respect to such portion of the Right of First Refusal Space leased on the terms, covenants and conditions set forth in Landlord’s Notice, including, but not limited to, Basic Rent, tenant improvement allowance and term (however, such term will not commence earlier than ninety (90) days after Landlord delivers possession of the Right of First Refusal Space to Tenant); provided, however, all other terms and conditions contained in this Lease shall apply to the Right of First Refusal Space as a result of Tenant’s election hereunder, except to the extent specified otherwise in the Landlord’s Notice. Effective upon delivery of the Right of First Refusal Space, the Right of First Refusal Space shall be added to the definition of Premises under this Lease and the annual Basic Rent shall be increased by an amount equal to the product obtained by multiplying (1) the number of Rentable Square Feet in the Right of First Refusal Space times (2) the annual Basic Rent rate (as reflected in the Landlord’s Notice) per Rentable Square Foot. Additionally, Tenant’s Proportionate Share of Operating Expenses and Real Estate Taxes shall be increased by the amount of Operating Expenses and Real Estate Taxes allocable to the Right of First Refusal Space (i.e. in the same manner as Tenant shall be responsible for Operating Expenses and Real Estate Taxes allocable to the original Premises under this Lease).

28.5 Duration of Right. This Right of First Refusal shall automatically terminate on the expiration of the fifth Lease Year of the initial Term of this Lease; provided, if, following the expiration of the fifth Lease Year of the initial Term of this Lease, (a) Landlord intends to deliver a Proposal for the Right of First Refusal Space, Landlord will deliver a Landlord’s Notice to Tenant, and (b) within ten (10) days following Landlord’s delivery of the Landlord’s Notice, Tenant delivers to Landlord a Renewal Notice and renews this Lease in accordance with Article XXIX, Tenant may exercise its Right of First Refusal with respect to the First Refusal Space. The Right of First Refusal is personal with respect to RigNet, Inc. Any assignment or subletting by RigNet, Inc. shall automatically terminate this right.

ARTICLE XXIX. OPTION TO RENEW

29.1 Grant of Option and General Terms. Provided that (i) no material adverse change has occurred in Tenant’s financial condition, (ii) this Lease is in full force and effect, and (iii) no Event of Default shall exist under this Lease, either on the date Tenant exercises its Renewal Option (as hereinafter defined) or as of the effective date of the Renewal Term (as hereinafter defined), or would exist but for the pendency of any cure periods provided under Section 20.1 herein; Tenant shall have the option to extend the Term of this Lease with respect to at least 25,000 Rentable Square Feet in the Premises (the “Renewal Option”) for either (a) one (1) additional period of ten (10) years or (ii) two (2) additional periods of five (5) years each (as applicable, the “Renewal Term”). The Renewal Option shall be subject to all of the terms and conditions contained in this Lease except that (i) the Renewal Rent (as hereinafter defined) shall be at the then prevailing Market Rate (as defined below) on the commencement date of the Renewal Term; (ii) Landlord shall have no obligation to improve the Premises (provided, if any allowance has been taken into account in determining the Market Rate, then Landlord shall provide such allowance to Tenant); and (iii) there shall be no further option to extend the Term of this Lease beyond the Renewal Term.

29.2 Renewal Rent. The Renewal Rent for the Renewal Term shall be an amount equal to the prevailing Market Rate. As used herein “Market Rate” shall mean the basic rent that a willing tenant would pay and a willing landlord would accept in arm’s length, bona fide negotiations for a comparable lease transaction (i.e., a renewal or preferential right to lease, as applicable) to be executed at the time of determination, for the subject premises for the lease term that such rate will be in effect. The determination of the Market Rate will be based upon a comparison of the term of Tenant’s lease of the

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Premises to other lease transactions in the Building and in other multi-tenant office buildings in the West Houston/Energy Corridor submarket of Houston, Texas, with appropriate adjustments as necessary to equate the other lease transactions being compared with the applicable terms of the lease, taking into consideration all relevant factors including, without limitation: (i) use, location and/or floor level within the applicable building, (ii) the definition of rentable area, (iii) leasehold improvements (excluding improvements paid for by Tenant) and allowances provided, (iv) quality and location of the applicable building (taking into consideration renovations), (v) rental concessions (such as moving expenses, abatements and lease assumptions), (vi) extent of services to be provided, (vii) distinction between “gross” and “net” lease, (viii) base year or expense stop, (ix) the creditworthiness of the tenant, (x) the time the comparison lease became effective and any special rights of the tenant or obligations of the landlord under the comparison lease, and (xi) any other concessions or inducement and/or relevant term or condition in making such fair market value rental rate determination.

29.3 Determination of Market Rate. Tenant shall send Landlord a preliminary expression of Tenant’s willingness to renew this Lease no earlier than twelve (12) months or later than nine (9) months prior to the expiration of the Term of this Lease (“Renewal Notice”). The Renewal Notice must state whether Tenant elects to renew the Term for ten (10) years or five (5) years. If Tenant fails to identify the length of the Renewal Term in the Renewal Notice, Tenant will be deemed to have elected to extend the Term for five (5) years. Tenant and Landlord shall negotiate in good faith to determine and mutually agree upon the Market Rate for the Renewal Term. If Landlord and Tenant are unable to agree upon the Market Rate for the Renewal Term, on or before forty-five (45) days following Landlord’s receipt of the Renewal Notice (the “Negotiation Period”), as evidenced by an amendment to this Lease executed by both Landlord and Tenant, then within five (5) days after the last day of the Negotiation Period, Tenant may, by written notice to Landlord (the “Notice of Exercise”), irrevocably elect to exercise such Renewal Option. In order for Tenant to exercise such Renewal Option, Tenant shall send the Notice of Exercise to Landlord stating (i) that Tenant is irrevocably exercising its right to extend the Term pursuant to Article XXIX; and (ii) Landlord and Tenant shall be irrevocably bound by the determination of Market Rate set forth hereinafter in this Section 27.3, and if applicable, Section 27.4. If Tenant shall fail to deliver the Notice of Exercise on or before five (5) days after the last day of the Negotiation Period, then Tenant shall have waived any right to exercise the Renewal Option. In the event any date referenced in this Section 27.3 falls on a day other than a business day, such date shall be deemed to be the next following business day.

If Tenant timely delivers the Notice of Exercise to Landlord, Landlord and Tenant shall each simultaneously present to the other party their final determinations of the Market Rate for the Renewal Term (the “Final Offers”) within ten (10) days after the last day of the Negotiation Period. If the Market Rate as determined by the lower of the two (2) proposed Final Offers is not more than ten percent (10%) below the higher, then the Market Rate shall be determined by averaging the two (2) Final Offers.

If the difference between the lower of the two (2) proposed Final Offers is more than ten percent (10%) below the higher, then the Market Rate shall be determined by Baseball Arbitration (as hereinafter defined) in accordance with the procedure set forth in Section 29.4.

29.4 Baseball Arbitration. For all purposes of this Lease, Baseball Arbitration shall follow the following procedures:

(a) Within twenty (20) days after Landlord’s receipt of Tenant’s Notice of Exercise, Tenant and Landlord shall each select an arbitrator (“Tenant’s Arbitrator” and “Landlord’s Arbitrator”, respectively) who shall be a qualified and impartial person licensed in the State of Texas as a commercial real estate broker with at least ten (10) years of experience in negotiating commercial office leases in the West Houston/Energy Corridor submarket.

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(b) Landlord’s Arbitrator and Tenant’s Arbitrator shall name a third arbitrator, similarly qualified, within ten (10) days after the appointment of Landlord’s Arbitrator and Tenant’s Arbitrator.

(c) Said third arbitrator shall, after due consideration of the factors to be taken into account under the definition of Market Rate set forth in Section 29.2 and hearing whatever evidence the arbitrator deems appropriate from Landlord, Tenant and others, and obtaining any other information the arbitrator deems necessary, in good faith, make its own determination of the Market Rate for the Premises as of the commencement of the Renewal Term (the “Arbitrator’s Initial Determination”) and thereafter select either Landlord’s Final Offer or the Tenant’s Final Offer, but no other, whichever is closest to the Arbitrator’s Initial Determination (the “Final Determination”), such determination to be made within thirty (30) days after the appointment of the third arbitrator. The Arbitrator’s Initial Determination, Final Determination and the market information upon which such determinations are based shall be in writing and counterparts thereof shall be delivered to Landlord and Tenant within said thirty (30) day period. The arbitrator shall have no right or ability to determine the Market Rate in any other manner. The Final Determination shall be binding upon the parties hereto.

(d) The costs and fees of the third arbitrator shall be paid by Landlord if the Final Determination shall be Tenant’s Final Offer or by Tenant if the Final Determination shall be Landlord’s Final Offer.

(e) If Tenant fails to appoint Tenant’s Arbitrator in the manner and within the time specified in Section 29.4, then the Market Rate for the Renewal Term shall be the Market Rate contained in the Landlord’s Final Offer. If Landlord fails to appoint Landlord’s Arbitrator in the manner and within the time specified in Section 29.4 then the Market Rate for the Renewal Term shall be the Market Rate contained in the Tenant’s Final Offer. If Tenant’s Arbitrator and Landlord’s Arbitrator fail to appoint the third arbitrator within the time and in the manner prescribed in Section 29.4, then Landlord and Tenant shall jointly and promptly apply to the local office of the American Arbitration Association for the appointment of the third arbitrator.

29.5 Personal Option. This Renewal Option is personal with respect to RigNet, Inc.. Any assignment or subletting shall automatically terminate RigNet, Inc.’s rights hereunder.

ARTICLE XXX. OPTION TO TERMINATE

30.1 Provided that no Event of Default shall exist under this Lease or would exist but for the pendency of any cure period provided for in Section 20.1 herein, either on the date Tenant delivers its Termination Notice (as hereinafter defined) or on the Termination Date (as hereinafter defined), Tenant shall have the one-time right to terminate this Lease with respect to all or any portion of the Premises as of the last day of the seventy-second (72nd) full calendar month following the Commencement Date (the “Termination Date”) by giving Landlord at least nine (9) months prior written notice (the “Termination Notice”) accompanied by a payment of a termination fee (the “Termination Fee”) to Landlord in the amount of the unamortized portion of all tenant improvements and commissions paid by Landlord in connection with this Lease (including the commissions paid to the Brokers and the Tenant Work Allowance), which amount shall accrue interest at 8.0% per annum and be amortized over the initial Term for which Basic Rent is payable. If Tenant exercises this right to terminate this Lease, Tenant’s Right of First Offering, Right of First Refusal, and Renewal Option shall automatically terminate and be of no further force and effect. Tenant’s failure to pay such Termination Fee simultaneously with Tenant’s delivery of its Termination Notice shall render void the termination of this

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Lease and this Lease shall continue in full force and effect. Tenant shall pay all Rent due to and through the Termination Date specified and shall surrender the Premises to Landlord on or before the Termination Date in the manner and in the condition provided for in this Lease. Tenant shall permit Landlord or its Agents, at any time and without notice, to enter the Premises, without charge therefore to Landlord and without diminution of Rent, to exhibit the same to prospective tenants during such nine (9) month period. The Termination Fee shall not be deemed to be Rent payable under the terms of this Lease, but rather shall be deemed liquidated damages payable by Tenant to Landlord in consideration of Landlord’s agreement to terminate the Lease as herein provided.

ARTICLE XXXI. LANDLORD’S WORK

31.1 On or before the Commencement Date (subject to an Event of Force Majeure and any delays arising due to the act or omission of Tenant or its Agents), Landlord will construct or cause to be constructed a fitness facility on the first (1st) floor of the Building for the use of the tenants of the Building (the “Fitness Center”’). Landlord will provide Tenant with the plans and specifications for the Fitness Center promptly following Landlord’s approval thereof, as well as a list of the equipment Landlord will place in the Fitness Center; however, Tenant will not have a right to modify, object to, or make comments to such plans and specifications. During the Term, Landlord will operate and maintain the Fitness Center in a manner consistent with other fitness facilities in buildings comparable to the Building in the West Houston/Energy Corridor submarket.

31.2 Landlord, at its sole cost and expense (but not to exceed $200,000.00), will update the elevator lobby and restrooms located on the third (3rd) floor of the Building as determined by Landlord in its sole discretion. Landlord will provide Tenant with the plans and specifications for the upgrade promptly following Landlord’s approval thereof; however, Landlord will use reasonable efforts to accommodate Tenant’s reasonable comments to such plans and specifications.

31.3 On or before the Commencement Date (subject to an Event of Force Majeure and any delays arising due to the act or omission of Tenant or its Agents), Landlord will construct or cause to be constructed a conference facility on the third (3rd) floor of the Building for the use of the tenants of the Building (the “Conference Center”). Landlord will provide Tenant with the plans and specifications for the Conference Center promptly following Landlord’s approval thereof, as well as a list of the equipment Landlord will place in the Conference Center; however, Tenant will not have a right to modify, object to, or make comments to such plans and specifications. During the Term, Landlord will operate and maintain the Conference Center in a manner consistent with other conference facilities in buildings comparable to the Building in the West Houston/Energy Corridor submarket.

ARTICLE XXXII. GENERATOR

32.1 Landlord grants to Tenant a license during the Term (the “Generator License”) to install, operate, and maintain in the area described on Exhibit J attached hereto (the “Generator Area”), at Tenant’s sole cost and expense, a 100kw generator facility, including the associated technology, switchgear and enclosures related thereto (collectively, the “Generator”). All references to the Premises shall include the Generator Area. The Generator License includes the right to connect to, access and use the relevant electric utility facilities at the Building. The Generator License is subject to the following conditions:

(a) Installation of the Generator is subject to the prior written approval of Landlord, in its sole discretion, of the type, size and height of the Generator as well as the manner of

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installation of the Generator (including the manner in which any cables are run between the Generator and the Building). Tenant acknowledges that Landlord will disapprove the installation of any Generator (including the initial installation) if Landlord determines, in its sole discretion, that (i) the installation or operation of the Generator will adversely affect the operation of any of the Building systems or the operation of any other equipment elsewhere in the Building; or (ii) any item of the Generator, alone or when considered together with other existing units owned by others, would negatively impact the overall aesthetics of the Building. Without limiting the foregoing, Landlord may require Tenant to install decorative screening and fencing around the Generator.

(b) Tenant shall bear all costs to install, maintain, operate, replace and repair the Generator in compliance with all applicable laws and matters of record, which costs include, without limitation, (i) any structural modifications required to support the Generator, (ii) any screens or other improvements Landlord may reasonably require to protect the aesthetic quality of the Building, (iii) any fences that Landlord may require for safety reasons, (iv) any enclosures or other safety measures required by applicable law or matters of record, and (v) the cost of all utilities consumed in the operation of the Generator.

(c) Prior to commencement of installation, Tenant shall submit to Landlord and obtain Landlord’s approval of plans and specifications for the Generator, and any other information reasonably required by Landlord. Landlord’s approval of Tenant’s plans and specifications shall not be deemed a representation by Landlord that the plans and specifications comply with applicable laws and matters of record or industry standards, nor is Landlord’s approval a representation by Landlord of the adequacy of the mechanical design or proper operation of the Generator.

(d) Prior to commencement of installation, Tenant, at its sole cost and expense, shall obtain all necessary governmental and regulatory approvals for the installation and use of the Generator from each governmental agency having jurisdiction over the installation or use of the Generator. Tenant may not install or operate the Generator until Tenant has obtained and submitted to Landlord copies of all such necessary permits and approvals.

(e) Tenant’s use of the Generator shall comply with all applicable laws and matters of record, including laws related to Hazardous Materials.

(f) All utility lines must be routed, anchored, buried and/or attached in accordance with good industry practices. The Generator must be identified with permanently marked, weatherproof tags at the following locations: (i) prominently on the exterior frame of each piece of the Generator; (ii) at the transmission line Building entry point; and (iii) at the interior wall feed through or any other transmission line exit point.

(g) Tenant shall:

(i) promptly repair, to Landlord’s reasonable satisfaction, any damage to the Building or the adjacent area caused by the installation, use, or removal of the Generator;

(ii) keep and maintain the Generator in good condition and repair at all times;

(iii) operate the Generator only for Tenant’s use and benefit;

OFFICE LEASE	PAGE 43
Park Ten Plaza – RigNet, Inc.

(iv) take all necessary action (including installation of additional insulation) to prevent vibrations and sound disturbance in the Building resulting from the operation of the Generator; and

(v) perform testing of the Generator only upon Landlord’s prior written approval and after normal business hours.

(h) The installation of the Generator, as well as all repairs or alterations to the Generator, or replacements of the Generator, must be performed by contractors approved by Landlord in its reasonable discretion.

(i) Landlord shall have no obligation to provide any services, including, without limitation, electric current, to the Generator.

(j) Upon the expiration or earlier termination of this Lease, Tenant, at Tenant’s expense, shall promptly remove the Generator and repair and restore all damage to the Building and adjacent area caused by the removal.

(k) Tenant has thoroughly inspected the Generator Area and accepts it in its “AS-IS” condition. Landlord makes no, and Tenant waives and releases Landlord from any, representations and warranties about the condition or suitability of the Generator Area or the Building for the installation and operation of the Generator.

(l) Within 30 days after installation of the Generator, Tenant, at its cost, shall deliver to Landlord, either: (i) 2 reproducible copies of “as-built” plans and specifications (1/8” scale), or (ii) “as-built” plans and specifications in electronic CAD format reasonably acceptable to Landlord showing the location of the Generator and all equipment installed in connection therewith.

[SIGNATURES ON FOLLOWING PAGE]

OFFICE LEASE	PAGE 44
Park Ten Plaza – RigNet, Inc.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Date of Lease.

LANDLORD:

PARK 10 TENANT LLC, a Delaware limited liability company

By:	US RELP AKC, LLC,
a Delaware limited liability company, its manager

	By:	US Real Estate Limited Partnership,
a Texas limited partnership,
its sole member

		By:	USAA Real Estate Company,
a Delaware corporation,
its general partner

By:
			Name:	Jim Hime
			Title:	CFO

Date:	1/26/17

TENANT:

RIGNET, INC., a Delaware corporation

By:
Name:	Charles E. Schneider
Title:	SVP & CFO

Date:	1/11/2017

SIGNATURE PAGE
OFFICE LEASE
Park Ten Plaza – RigNet, Inc.

EXHIBIT A-1

PLAN SHOWING PREMISES

EXHIBIT A-1
OFFICE LEASE
Park Ten Plaza - RigNet, Inc.

EXHIBIT A-1
OFFICE LEASE
Park Ten Plaza - RigNet, Inc.

EXHIBIT A-2

LEGAL DESCRIPTION OF LAND

All that certain 12.19 acres of land, out of GRANITE PARK 10, Block 1, Unrestricted Reserve “A”, according to the plat thereof recorded under Film Code No. 480146, in the Map Records of Harris County, Texas, and the residue of the 24.53 acre tract described in the deed from Granite Bay Holding Corporation to Gateway Tower Limited Partnership recorded under File No. T086816, in the Official Public Records of Real Property of Harris County, Texas, in the David Middleton Survey, A-535, Harris County, Texas, and more particularly described by metes and bounds as follows: (All bearings based on the Texas State Plane Coordinate System, South Central Zone).

BEGINNING a 3/4” iron rod found for the northwest comer of SAM’S ADDITION, Restricted Reserve “A”, according to the plat thereof recorded under Film Code No. 353089, in the Map Records of Harris County, Texas, in the south right-of-way line of Park Row (width varies), common to the northeast comer and POINT OF BEGINNING of the herein described tract;

THENCE South 01 degrees 19 minutes 43 seconds East-405.47’, along the west line of said SAM’S ADDITION, Restricted Reserve “A”, common to the east line of the herein described tract, to a 3/4” iron rod found for the northeast comer of the 12.32 acre tract described in the deed from GPI Development, LTD. to Moody National EC Houston S, LLC, recorded under File No. 2006-0285093, in the Official Public Records of Real Property of Harris County, Texas, common to the southeast corner of the herein described tract;

THENCE South 88 degrees 40 minutes 17 seconds West-998.99’, along the north line of said 12.32 acre tract, common to the south line of the herein described tract, to a 3/4” iron rod found for the northwest comer of said 12.32 acre tract, in the east right-of-way line of Memorial Brook Drive (100’ R.O.W.);

THENCE North 01 degrees 19 minutes 43 seconds West-552.87’, along said east right-of-way line, common to the west line of the herein described tract, to a 3/4” iron rod set for the most westerly northwest corner of the herein described tract, common to the south comer of the southeast right-of-way cutback line at the intersection of said Memorial Brook Drive and aforesaid Park Row;

THENCE North 43 degrees 41 minutes 02 seconds East-21.22’, continuing along said right-of-way cutback line, 3/4” iron rod set for the most northerly northwest comer of the herein described tract, common to the east comer of said right-of-way cutback line, in the south right-of-way line of aforesaid Park Row;

THENCE North 88 degrees 41 minutes 47 seconds East-173.78’, continuing along said south right-of-way line, common to the north line of the herein described tract, to a 3/4” iron rod set for an angle comer of the herein described tract;

THENCE South 88 degrees 26 minutes 29 seconds East-190.24’, continuing along said common line, to a 3/4” iron rod set for an angle comer of the herein described tract;

THENCE South 44 degrees 54 minutes 24 seconds East-14.50’, continuing along said common line, to a 3/4” iron rod set for an angle comer of the herein described tract;

THENCE South 01 degrees 18 minutes 13 seconds East-3.00’, continuing along said common line, to a 3/4” iron rod set for an angle comer of the herein described tract;

EXHIBIT A-2
OFFICE LEASE
Park Ten Plaza - RigNet, Inc.

THENCE North 89 degrees 46 minutes 04 seconds East-100.02’, continuing along said common line, to a 3/4” iron rod set for an angle comer of the herein described tract;

THENCE North 01 degrees 18 minutes 14 seconds West-3.73’, continuing along said common line, to a 3/4” iron rod set for an angle comer of the herein described tract;

THENCE North 45 degrees 07 minutes 27 seconds East-13.80’, continuing along said south right-of-way line, to a 3/4” iron rod set for an angle comer of the herein described tract, common to a point on a curve to the right, having a central angle of 27 degrees 15 minutes 00 seconds, a radius of 1108.77’, and from which point the center of the circle of said curve bears South 01 degrees 47 minutes 54 seconds West;

THENCE along said curve to the right, along said common line, in an easterly direction, an arc distance of 527.33’ to the POINT OF BEGINNING of the herein described tract and containing 12.19 acres of land.

EXHIBIT A-2
OFFICE LEASE
Park Ten Plaza - RigNet, Inc.

EXHIBIT B-1

WORK AGREEMENT

THIS WORK AGREEMENT (this “Work Agreement”) is attached to and made a part of that certain Office Lease executed concurrently herewith (the “Lease”), by and between PARK 10 TENANT LLC, Delaware limited liabilty company, as successor-in-interest to Park Ten Owner LLC, a Texas limited liability company under that certain Master Lease Agreement dated May 17, 2013 (“Landlord”), and RIGNET, INC., a Delaware corporation (“Tenant”), covering certain Premises described in the Lease. The terms used in this Work Agreement that are defined in the Lease shall have the same meanings as provided in the Lease.

1.	General

1.1	Purpose. This Work Agreement sets forth the terms and conditions governing Tenant’s construction of tenant improvements to be installed in the Premises (the “Tenant Work”).

1.2	Construction Representatives. Landlord hereby appoints and Tenant hereby approves the following person as Landlord’s representative (“Landlord’s Representative”) to act for Landlord in all matters regarding the Tenant Work and Tenant hereby appoints and Landlord hereby approves the following person as Tenant’s representative (“Tenant’s Representative”) to act for Tenant in all matters regarding the Tenant Work:

Landlord Representative:	Tenant Representative:

Don Thomas	Charles E. Schneider
Crimson Services	Senior Vice President and CFO
1980 Post Oak Boulevard, Suite 1600	1880 S. Dairy Ashford, Suite 300
Houston, Texas 77056	Houston, Texas 77077
Phone: 713-840-2700	Phone: 281-674-0118

All inquiries, requests, instructions, authorizations or other communications with respect to the Tenant Work shall be made to Landlord’s Representative or Tenant’s Representative, as the case may be. Authorizations made by Tenant’s Representative shall be binding and Tenant shall be responsible for all costs authorized by Tenant’s Representative. Either party may change its representative at any time by written notice to the other party. Landlord shall not be obligated to respond to or act upon any plan, drawing, change order approval or other matter relating to the Tenant Work until it has been executed by Tenant’s Representative.

2.	Tenant Work Allowance.

2.1	Allowance for Tenant Work. Tenant shall receive as a credit against the costs associated with the design and construction of the Tenant Work an amount up to Sixty and 00/100 Dollars ($60.00) per Rentable Square Foot of the Premises (the “Tenant Work Allowance”). Landlord shall pay the cost of design and construction of the Tenant Work directly to Tenant or, at Tenant’s option, to Tenant’s architect or Tenant’s general contractor, as the case may be. All costs of the Tenant Work in excess of the Tenant Work Allowance shall be payable by Tenant. Except as otherwise provided in this Exhibit, Landlord shall have no obligations to pay, reimburse or allow Tenant any right

EXHIBIT B-1
OFFICE LEASE
Park Ten Plaza - RigNet, Inc.

of offset to the extent of any unspent portion of the Tenant Work Allowance. The costs of the Tenant Work shall include all costs to be expended in connection with the construction of the Tenant Work, including but not limited to the (i) architectural and engineering fees incurred in connection with the preparation of the Tenant’s Plans; (ii) governmental agency plan check, permit and other fees (including any code compliance changes required by any governmental entity or authority having jurisdiction thereof); (iii) sales and use taxes, if any; (iv) insurance fees associated with the construction of the Tenant Work; (v) testing and inspecting costs; (vi) furniture acquisition and the installation of Tenant’s data and voice cabling and wiring; (vii) relocation costs; and (viii) the actual costs and charges for material and labor, contractor’s profit and contractor’s general overhead incurred in constructing the Tenant Work, including Landlord’s administrative fee, which shall be one-half of one percent (0.5%) of such cost of the Tenant Work. Notwithstanding the foregoing, provided Tenant has given Landlord prior written notice no later than 30 days following the Commencement Date, Tenant may elect to receive a credit against Basic Rent in an amount not to exceed Five and 00/100 Dollars ($5.00) per Rentable Square Foot of the Premises of any unused portion of the Tenant Work Allowance (the “Rent Credit”). The Rent Credit shall be applied toward Basic Rent commencing with the first months’ Basic Rent due for the Premises following the Abatement Period. The Tenant Work Allowance shall be available to Tenant from the Date of Lease through June 30, 2019.

2.2	Disbursement of Tenant Work Allowance for Tenant Work. Except as otherwise set forth herein, Landlord shall disburse portions of the Tenant Work Allowance by check once each month during the period of Tenant’s construction of the Tenant Work, commencing no sooner than thirty (30) calendar days after Tenant commences construction of the Tenant Work hereunder and provides Landlord written notice of such commencement of construction. The regular monthly Tenant Work Allowance disbursement date (the “Disbursement Date”) shall be the thirtieth (30th) day of each month.

No later than the fifteenth (15th) day of each month, Tenant shall deliver to Landlord a request for payment in form and content reasonably acceptable to Landlord which shall include, without limitation, (i) a certification by Tenant and Tenant’s architect of the percentage of completion of the Tenant Work; (ii) an itemization of new costs, together with invoices therefor, incurred by Tenant and not previously reimbursed by Landlord; and (iii) interim lien waivers for all preceding payments. In the event Tenant fails to timely deliver the required information, Landlord shall disburse the Tenant Work Allowance to Tenant on the next following Disbursement Date.

On the Disbursement Date, Landlord shall disburse to Tenant a sum equal to the “Landlord’s Share”. “Landlord’s Share” shall mean a sum equal to the product obtained by multiplying the percentage of Tenant Work completed from the last Tenant’s architect certification date, as such additional percentage is verified by Landlord, by the Tenant Work Allowance. Landlord shall have the right to withhold from any such disbursement such amount as Landlord reasonably deems necessary to account for items of Tenant Work which are not acceptable in Landlord’s reasonable discretion. Disbursement by Landlord of a portion of the Tenant Work Allowance shall not be deemed to constitute a representation or warranty by Landlord that such work complies with the Tenant Plans (as hereinafter defined) or any governmental law, code or regulation and no third party may rely on such disbursement as evidence that the Tenant Work complies with same.

EXHIBIT B-1
OFFICE LEASE
Park Ten Plaza - RigNet, Inc.

The sums retained by Landlord from each request for payment shall be paid to Tenant within fifteen (15) calendar days after the last to occur of: (i) final completion and acceptance of the Tenant Work by Landlord’s Representative after completion of all punch-list items; (ii) acceptance of the Tenant Work by all governmental agencies having authority therefore and issuance of a certificate of occupancy; or (iii) Tenant’s delivery to Landlord of final unconditional mechanic’s lien releases from Tenant’s subcontractors, laborers, materialmen and suppliers with respect to the Tenant Work in the form of Schedule I attached hereto and made a part hereof.

In the event that any mechanic’s lien is recorded against the Building or Premises or any stop notices are served on Landlord during the course of the Tenant Work, then Landlord shall have the right to withhold from the Tenant Work Allowance a sum equal to one hundred fifty percent (150%) of the disputed amount. Landlord shall have the right to make payment of the disputed sum directly to the claimant to cause the release of any mechanic’s lien that has been filed against the Building or Premises or to cause the release of any stop notice served on Landlord where said lien has not been removed by the recordation of either a release of mechanic’s lien or a statutory lien release bond issued by a corporate surety reasonably acceptable to Landlord within ten (10) business days following the date Tenant receives notice of filing of the mechanic’s lien or Landlord’s receipt of the stop notice.

3.	Design and Schedule.

3.1	Tenant Plans for Tenant Work.

(a)	Space Plan: The term “Space Plan” as used herein shall mean a plan containing, among other things, a partition layout, door location and system furniture located in key spaces within the Premises. Landlord shall be responsible for the cost of Tenant’s initial test fit, up to but not exceeding $0.12 per Rentable Square Foot of the Premises (which cost shall be in addition to, and not a part of, the Tenant Work Allowance).

(b)	Construction Drawings and Specifications: The term “Construction Drawings and Specifications” as used herein shall mean the construction working drawings, the mechanical, electrical and other technical specifications, and the finishing details, including wall finishes and colors and technical and mechanical equipment installation, if any, all of which details the installation of the Tenant Work in the Premises. The Construction Drawings and Specifications shall:

(i)	be compatible with the Building shell, and with the design, construction and equipment of the Building;

(ii)	comply with all applicable laws, codes and ordinances including the Americans With Disabilities Act, and the rules and regulations of all governmental authorities having jurisdiction;

(iii)	comply with all applicable insurance regulations and the requirements of the Board of Underwriters for a fire resistant Class A building; and

(iv)	include locations of all Tenant Work including complete dimensions.

(c)	Except as specified by Landlord pursuant to Section 8 hereof, all Tenant Work, whether covered by the Tenant Work Allowance or not, which is permanently affixed to the Premises or alters the operational systems of the Building shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain on the Premises at all times during the term of the Lease.

EXHIBIT B-1
OFFICE LEASE
Park Ten Plaza - RigNet, Inc.

3.2	Approvals by Landlord. Landlord has approved Tenant’s design professionals, which design professionals shall generate the mechanical, electrical and plumbing plans. Tenant acknowledges that its mechanical, electrical and plumbing plans shall not be generated on a design build basis by Tenant’s general contractor. Tenant and Landlord have approved the Space Plan attached as Schedule II hereto. All Construction Drawings and Specifications for the Tenant Work shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, except that Landlord shall have complete discretion with regard to granting or withholding approval of Construction Drawings and Specifications to the extent they impact the Building’s structure or systems, affect future marketability of the Building or would be visible from the common areas or exterior of the Building. Any changes, additions or modifications that Tenant desires to make to the Tenant Plans shall also be subject to Landlord’s prior written approval, which shall not be unreasonably withheld except as provided above for Building structure, system or appearance impact. The contract with Tenant’s general contractor shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, except that landlord shall have the right to withhold its approval in the event that the contract does not contain a written construction schedule (the “Written Construction Schedule”).

3.3	Course of Construction. If the course of construction of the Tenant Work as set forth in the Written Construction Schedule is delayed for a time period equal to or greater than two weeks, then Landlord shall have the right to require a meeting with Tenant’s general contractor and appropriate consultants.

4.	Construction of Tenant Work. Following Landlord’s final approval of the Tenant Plans and Tenant obtaining permits, Tenant shall commence and diligently proceed with the construction of the Tenant Work. Landlord and Tenant acknowledge that Tenant shall hire its own general contractor or contractors to complete the Tenant Work. The Tenant Work shall be conducted with due diligence, in a good and workmanlike manner befitting a first class office building, and in accordance with the Tenant Plans and all applicable laws, codes, ordinances and rules and regulations of all governmental authorities having jurisdiction.

TENANT HEREBY AGREES TO INDEMNIFY LANDLORD AND HOLD LANDLORD HARMLESS FROM ANY AND ALL CLAIMS FOR PERSONAL OR BODILY INJURY AND PROPERTY DAMAGE THAT MAY ARISE FROM THE PERFORMANCE OF THE TENANT WORK, WHETHER RESULTING FROM THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ITS GENERAL CONTRACTORS, SUBCONTRACTORS OR OTHERWISE. TENANT AND ITS CONTRACTORS AND SUBCONTRACTORS SHALL EXECUTE SUCH ADDITIONAL DOCUMENTS AS LANDLORD DEEMS REASONABLY APPROPRIATE TO EVIDENCE SAID INDEMNITY.

EXHIBIT B-1
OFFICE LEASE
Park Ten Plaza - RigNet, Inc.

Notwithstanding the foregoing, Tenant shall not commence the Tenant Work until the following is provided:

(a)	Insurance. Prior to construction, Tenant shall provide Landlord with an original certificate of All-Risk Builder’s Risk Insurance (the “Builder’s Risk Insurance Policy”), subject to Landlord’s reasonable approval, in the minimum amount of the replacement cost of the Tenant Work issued by a company or companies acceptable to Landlord and authorized to do business in the State of Texas, covering the Premises, with premiums prepaid, and which names the Landlord as loss payee. Said policy shall insure the Tenant Work and all materials and supplies for the Tenant Work stored on the Premises (or at any other sites) against loss or damage by fire and the risks and hazards insured against by the standard form of extended coverage, and against vandalism and malicious mischief, and such other risks and hazards as Landlord may reasonably request. Said insurance coverage shall be for 100% of replacement cost, including architectural fees. The Builder’s Risk Insurance Policy shall contain a provision that the insurance company waive the rights of recovery or subrogation against Landlord, its agents, servants, invitees, employees, co-Tenants, co-venturers, affiliate companies, and their insurers.

(b)	Approved List of Contractors. Tenant shall solicit stipulated sum bids or cost plus for the Tenant Work from at least three (3) general contractors and three (3) subcontractors, materialmen and suppliers per trade, such contractors selected by Tenant and reasonably approved by Landlord. Furthermore, Landlord shall recommend one of the three (3) mechanical, electrical and plumbing subcontractors per trade from which bids are to be solicited; provided, Landlord acknowledges and agrees that Tenant will solicit bids from the following general contractors: O’Donnell Snider, Trademark HITT, Scott + Reid, and ARCH Con Corporate Interiors.

(c)	Governmental Permits. Building permits and other appropriate permits and licenses from the appropriate agency or office of any governmental or regulatory body having jurisdiction over the Premises and which are required for the construction of the Tenant Work.

(d)	Additional Insurance. Additional insurance in the form of and meeting the requirements of Schedule III attached hereto.

(e)	Accepted Contract and Bid. Tenant shall provide Landlord with a copy of the contract entered into with the general contractor, which shall include the Written Construction Schedule and the names of all subcontractors, materialmen and suppliers. Tenant shall further provide Landlord with a copy of the contract (which may be in the form of a purchase order or work authorization) for any design professionals and other vendors involved in the execution of the Tenant Work.

(f)	Bonds. Tenant shall furnish a performance bond and payment bond, with a dual obligee rider in favor of Landlord, conforming to the provisions of the Texas Civil Practice and Remedies Code, as applicable, and being issued by a surety company authorized to do business in the State of Texas which is acceptable to Landlord in the exercise of reasonable judgment. The bonds shall be in the amount of all costs of the Tenant Work in excess of the Tenant Work Allowance. Tenant shall also supply evidence satisfactory to Landlord that the party issuing the bonds has the authority to bind the issuing surety company. No Tenant Work shall commence until the bonds are delivered to Landlord.

EXHIBIT B-1
OFFICE LEASE
Park Ten Plaza - RigNet, Inc.

5.	Intentionally omitted.

6.	Cooperation With Other Tenants. Tenant shall promptly remove from the Common Areas any of Tenant’s vehicles, equipment, materials, supplies or other property deposited in the Common Areas during the construction of the Tenant Work. Further, Tenant shall at no time disrupt or allow disruption to any existing tenant’s parking vehicles and pedestrian access, nor allow disruptions of mechanical, electrical, telephone and plumbing services. In addition, Tenant shall not interrupt the normal business operation of any other tenant at the Project.

7.	Inspection by Landlord. Landlord shall have the right to inspect the Tenant Work at all reasonable times upon prior notice to Tenant. Landlord’s failure to inspect the Tenant Work shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Work constitute the Landlord’s approval of same.

8.	Intentionally omitted.

9.	Completion of Tenant Work. Tenant shall notify Landlord in writing when the Tenant Work has been substantially completed. Landlord shall thereupon have the opportunity to inspect the Premises in order to determine if the Premises have been substantially completed in accordance with the Tenant Plans. If the Tenant Work has not been substantially completed in accordance with the Tenant Plans, Landlord shall immediately following inspection, provide Tenant with written notification of the items deemed incorrect or incomplete. Tenant shall forthwith proceed to correct the incorrect or incomplete items. Notwithstanding anything to the contrary, the Tenant Work shall not be considered suitable for review by Landlord until all designated or required governmental inspections, permits and certifications necessary for the Tenant Work, including, but not limited to final inspection by the governing jurisdiction, have been made, given and/or posted.

10.	Third Party Beneficiary. Tenant agrees and acknowledges that Landlord shall be included as a third party beneficiary under any and all agreements between Tenant and its contractors, whereby Landlord may enforce the terms of such agreement(s) in a court of competent jurisdiction.

11.	Refurbishment Allowance. If Tenant does not elect to exercise its right to terminate this Lease pursuant to Article XXX of the Lease, Tenant shall receive as a credit against the costs associated with the re-carpeting and painting of the Premises (the “Refurbishment Work”) an amount up to Five and 00/100 Dollars ($5.00) per rentable square foot of the Premises (the “Refurbishment Allowance”). Tenant shall perform the Refurbishment Work in accordance with the terms and conditions of Article XII of the Lease. Landlord shall pay the cost of design and construction of the Refurbishment Work directly to Tenant or, at Tenant’s option, to Tenant’s architect or Tenant’s general contractor, as the case may be. The Refurbishment Allowance shall be paid by Landlord to Tenant within thirty (30) calendar days after the last to occur of: (i) final completion and acceptance of the Refurbishment Work; (ii) Tenant’s delivery to Landlord of final unconditional mechanic’s lien releases from Tenant’s subcontractors, laborers, materialmen and suppliers with respect to the Refurbishment Work in the form of Schedule I attached hereto and made a part hereof; and (iii) Tenant’s delivery to Landlord of evidence of costs incurred in a form reasonably acceptable to Landlord. If any mechanic’s lien is recorded against the Building or Premises or any stop notices are served on Landlord during the course of the Refurbishment Work, then Landlord shall have the right to withhold from the Refurbishment Allowance a sum equal to one hundred fifty percent (150%) of the disputed amount. Landlord shall have the right to make

EXHIBIT B-1
OFFICE LEASE
Park Ten Plaza - RigNet, Inc.

payment of the disputed sum directly to the claimant to cause the release of any mechanic’s lien that has been filed against the Building or Premises or to cause the release of any stop notice served on Landlord where said lien has not been removed by the recordation of either a release of mechanic’s lien or a statutory lien release bond issued by a corporate surety reasonably acceptable to Landlord within ten (10) business days following the date Tenant receives notice of filing of the mechanic’s lien or Landlord’s receipt of the stop notice. The Refurbishment Allowance shall be available to Tenant from June 1, 2023 through May 31, 2024.

EXHIBIT B-1
OFFICE LEASE
Park Ten Plaza - RigNet, Inc.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Agreement for the Premises as of the 26th day of January, 2017.

LANDLORD:

PARK 10 TENANT LLC, a Delaware limited liability company

By:	US RELP AKC, LLC,
a Delaware limited liability company,
its manager

	By:	US Real Estate Limited Partnership,
a Texas limited partnership,
its sole member

		By:	USAA Real Estate Company,
a Delaware corporation,
its general partner

By:
			Name:	Jim Hime
			Title:	CFO

Date:	1/26/17

TENANT:

RIGNET, INC., a Delaware corporation

By:
Name:	Charles E. Schneider
Title:	SVP & CFO

Date:	1/26/2017

EXHIBIT B-l
OFFICE LEASE
Park Ten Plaza - RigNet, Inc.

SCHEDULE I

CONTRACTOR’S AFFIDAVIT AND FINAL RELEASE OF LIEN

1. Contractor, pursuant to a contract, hereinafter referred to as “Contract”, with «Tenant_Name», «Tenant_Entity», the Tenant of «Landlord_Name», «Landlord_Entity», hereinafter referred to as “Owner”, has heretofore furnished, or caused to be furnished, labor, material and services for the construction of certain improvements located on the «Premises_BuildingFloor» floor of the building known as «Building_Name», on property more particularly described on EXHIBIT A attached hereto.

2. Contractor represents that all work to be performed under the Contract has been fully completed and that all persons and firms who furnished material, labor and/or services incident to the final completion of said work have been paid in full.

3. The undersigned affiant, for and in consideration of final payment to him in the                      amount of ($        ), and all previous payments paid by Tenant to Contractor, does hereby for and on behalf of the Contractor fully waive, release, remise and relinquish the Contractor’s right to claim, demand or impose a lien or liens for work done or materials and/or services furnished or any other class whatsoever, on any of the premises owned by Owner on which improvements have been completed in connection with the Contract. This final release of lien is contingent upon clearance of all funds paid to Contractor for construction of the improvements.

4. The affiant herein does hereby represent that he has authority to execute a final release of lien for and on behalf of the Contractor as set forth above.

5. This Contractor’s Affidavit and Final Release of Lien is made by affiant with full knowledge of the applicable laws of the state of «Building_State». In addition to such rights as may be afforded to Owner under such applicable laws, affiant expressly agrees to indemnify and save Owner harmless from any and all actual costs and expenses, including reasonable attorney’s fees, arising out of claims by laborers, subcontractors or materialmen who might claim that they have not been paid for services or material furnished by or through the Contractor in connection with the work performed under the Contract.

I hereby acknowledge that the statements contained herein are true and correct.

Dated this    day of            20    .

CONTRACTOR:

By:
Name:
Title:

EXHIBIT B-1
OFFICE LEASE
Park Ten Plaza - RigNet, Inc.

STATE OF «BUILDING_STATE»	§
§
COUNTY OF	§

Sworn to and subscribed before me this    day of            , 20    .

Notary Public in and for the

State of

My commission expires:

EXHIBIT B-1
OFFICE LEASE
Park Ten Plaza - RigNet, Inc.

SCHEDULE II

SPACE PLAN

1.5.17

HR FILES STORAGE
SUPPLY CHAIN FILES STORAGE
LEGAL FILES STORAGE
FINANCE FILES STORAGE
CONFERENCE
RECEPTION
LOGO
NOC
IT SERVER & STORAGE AREA
CLIENT COFFEE
CUSTOMER ENGAGEMENT AREA
CONFERENCE
ENGINEERING WORK SHOP
COLLABORATION AREA
HUDDLE
PRINT
OPEN WORK AREA
COLLABORATION AREA
GLASS WRITE WALL
CONFERENCE
HUDDLE
PERSONAL USE ROOM
WHITE BOARD WALL
LEGAL DEPARTMENT
HR DEPARTMENT
HR INTERVIEW
MAIL/ SHARED PRINT COPY
BREAK AREA
CONFERENCE
MOTHERS ROOM
WHITE BOARD WALL
HOTEL CUBES
PRINT COPY
OPEN WORK AREA
COFFEE
OFFICE
TV

SUBSTANTIALLY AS

PROPOSED AS OF JAN 20, 2017

— SPACE PLAN

EXHIBIT B-1
OFFICE LEASE
Park Ten Plaza - RigNet, Inc.

SCHEDULE III

INSURANCE REQUIREMENTS

Tenant must provide Landlord with written evidence of the following minimum insurance requirements. In no way do the following minimum requirements limit the liability assumed elsewhere in the Work Agreement or the Lease, as amended.

A.	Workers’ Compensation and Employer’s Liability.

1.	Statutory requirements in the State of Texas, to include all areas involved in operations covered under the Work Agreement for the Premises.

2.	Coverage “B” - Employer’s Liability, limit - $1,000,000.

B.	Commercial General Liability.

1.	Commercial General Liability: Form providing coverage not less than that of the occurrence form ISO Standard Commercial General Liability Insurance, including but not limited to bodily injury, personal injury, independent contractors’ products - completed operations (construction risks only), Broad Form Property Damage (including Completed Operations for a period of not less than three (3) years - construction risk only). For those contractors selling/manufacturing products, Commercial General Liability coverage should be specifically endorsed to include products liability.

2.	Contractual Liability, Blanket basis insuring the liability assumed under this Work Agreement.

3.	Limits of Liability: Bodily Injury and Property Damage - $1,000,000 each occurrence, $1,000,000 aggregate; and Personal Injury - $1,000,000 each occurrence.

C.	Commercial Auto Policy

1.	Commercial Auto Policy form, including all Owned, Non-Owned and Hired Vehicles.

2.	Limits of Liability: Bodily Injury - $1,000,000 each person, $1,000,000 each occurrence; and Property Damage - $1,000,000 each occurrence.

D.	Umbrella Liability

Such insurance shall provide coverage with limits of not less than $4,000,000 per occurrence/$4,000,000 aggregate, in excess of the underlying coverages listed in Paragraphs A, B, and C above.

ADDITIONAL REQUIREMENTS

1.	Landlord and its management company shall be included as an Additional Insured on all coverages listed above. In the event of an insured loss, Tenant’s insurance company shall have waived any rights of subrogation against Landlord.

EXHIBIT B-1
OFFICE LEASE		PAGE 1
Park Ten Plaza - RigNet, Inc.

2.	Tenant shall require the same primary minimum insurance requirements, as listed above, from its contractor, subcontractors and suppliers and they shall also comply with the additional requirements listed herein.

3.	All insurance coverages required as herein set forth shall be primary and at the sole cost and expense of Tenant, contractor, subcontractors, or suppliers, and all deductibles shall be assumed by, for the account of, and at the sole risk of said Tenant, contractor, subcontractors or suppliers. Insurance coverages will be in a form and carrier acceptable to Landlord with a minimum rating of A: VII or higher.

4.	A Certificate of Insurance together with policies and endorsements evidencing all of the above must be presented to Landlord prior to commencement of the Tenant Work.

5.	The cancellation provision of such Certificate of Insurance shall provide as follows:

“To be effective as to certificate holder, the issuing companies must provide to the below named certificate holder sixty (60) days’ written notice prior to any cancellation or material modification of the above-described policies before the expiration dates thereof.”

EXHIBIT B-1
OFFICE LEASE		PAGE 2
Park Ten Plaza - RigNet, Inc.

EXHIBIT C

RULES AND REGULATIONS

1. No part or the whole of the sidewalks, plaza areas, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Project shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises. Tenant shall not have access to the roof of the Building, unless accompanied by a representative of Landlord.

2. No equipment, furnishings, personal property or fixtures shall be placed on any balcony of the Building without first obtaining Landlord’s written consent. No awnings or other projections shall be attached to the exterior walls of the Building. No skylight, window, door or transom of the Building shall be covered or obstructed by Tenant, and no window shade, blind, curtain, screen, storm window, awning or other material shall be installed or placed on any window or in any window of the Premises except as approved in writing by Landlord. If Landlord has installed or hereafter installs any shade, blind or curtain in the Premises, Tenant shall not remove the same without first obtaining Landlord’s written consent thereto.

3. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the Common Area.

4. Tenant shall not place or permit its Agents to place any trash or other objects anywhere within the Project (other than within the Premises) without first obtaining Landlord’s written consent.

5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish bags or other substances (including, without limitation, coffee grounds) shall be thrown therein.

6. Tenant shall not mark, paint, drill into or in any way deface any part of the Project or the Premises. No boring, cutting or stringing of wires shall be permitted.

7. No cooking shall be done or permitted in the Building by Tenant or its Agents except that Tenant may install and use microwave ovens. Tenant shall not cause or permit any unusual or objectionable odors to emanate from the Premises.

8. The Premises shall not be used for the manufacturing or storage of merchandise.

9. Tenant shall not make or permit any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Project or neighboring buildings or premises by the use of any musical instrument, radio, television set, other audio device, unmusical noise, whistling, singing or in any other way.

10. Nothing shall be thrown out of any doors, windows or skylights or down any passageways.

11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows of the Premises, nor shall any changes be made in locks or the mechanism thereof without prior notice to and the approval of Landlord. Tenant shall, upon the termination of its Lease, return to Landlord all keys to the Premises and other areas furnished to, or otherwise procured by, Tenant. In the event of the loss of any such keys or card keys, as applicable, Tenant shall pay Landlord the cost of replacement keys.

EXHIBIT C
OFFICE LEASE		PAGE 1
Park Ten Plaza - RigNet, Inc.

12. Tenant shall not use or occupy or permit any portion of the Premises to be used or occupied as an employment bureau or for the storage, manufacture or sale of liquor, narcotics or drugs. Tenant shall not engage or pay any employees in the Building except those actually working for Tenant in the Building, and Tenant shall not advertise for non-clerical employees giving the Building as an address. The Premises shall not be used, or permitted to be used, for lodging or sleeping or for any immoral or illegal purpose.

13. Landlord reserves the right to control and operate the Common Area in such manner as it deems best for the benefit of the Project tenants. Landlord may exclude from all or a part of the Common Area at all hours, other than during Normal Business Hours, all unauthorized persons. “Normal Business Hours” shall be deemed to be between the hours of 7:00 A.M. and 6:00 P.M. Monday through Friday and, upon request by Tenant, between the hours of 8:00 A.M. and 12:00 P.M. Saturday, but excluding Building holidays. Tenant shall be responsible for all visitors, invitees, agents and employees of Tenant who enter the Building and Project on Building holidays and during other than Normal Business Hours and shall be liable to Landlord for all acts of such persons. As used herein, the term “holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the Friday following Thanksgiving Day, and Christmas Day.

14. Tenant shall have the responsibility for the security of the Premises and, before closing and leaving the Premises at any time, Tenant shall see that all entrance doors are locked and all lights and office equipment within the Premises are turned off, and Landlord shall have no responsibility relating thereto. Landlord will not be responsible for any lost or stolen personal property, equipment, money or jewelry from Tenant’s area or Common Areas regardless of whether such loss occurs when the area is locked against entry or not.

15. Requests and requirements of Tenant shall be attended to only upon application at the office of Landlord. Project employees shall not be required to perform any work outside of their regular duties unless under specific instructions from Landlord.

16. Vending, canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate in seeking their prevention.

17. In connection with the delivery or receipt of merchandise, freight or other matter, no hand trucks or other means of conveyance shall be permitted, except those equipped with rubber tires, rubber side guards or such other safeguards as Landlord may require.

18. No animals of any kind shall be brought into or kept about the Building by Tenant or its Agents, except seeing eye dogs for the visually impaired.

19. No vending machines shall be permitted to be placed or installed in any part of the Project by Tenant without the permission of Landlord. Landlord reserves the right to place or install vending machines in the Project (other than in the Premises).

20. Tenant shall not allow in the Premises, on a regular basis, more than one person for each one hundred sixty (160) leasable square feet of the Premises.

21. So that the Building may be kept in a good state of cleanliness, Tenant shall permit only Landlord’s employees and contractors to clean its Premises unless prior thereto Landlord otherwise

EXHIBIT C
OFFICE LEASE		PAGE 2
Park Ten Plaza - RigNet, Inc.

consents in writing. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc. necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning service.

22. Tenant shall keep the windows and doors of the Premises (including, without limitation, those opening on corridors and all doors between any room designed to receive heating or air conditioning service and room(s) not designed to receive such service) closed while the heating or air conditioning system is operating in order to minimize the energy used by, and to conserve the effectiveness of, such systems.

23. The elevator designated for freight by Landlord will be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant’s equipment, material, furniture or other property in or out of the Building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient in Landlord’s sole opinion, to cover all personal liability, theft or damage to the Project, including, but not limited to, floor coverings, doors, walls, elevators, stairs, foliage and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations will be conducted at such times and in such a manner as Landlord will direct, and all moving will take place during non-business hours unless Landlord agrees in writing otherwise. Tenant will be responsible for the provision of Building security during all moving operations, and will be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security. Landlord will have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects will, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary properly to distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property will be repaired at the expense of Tenant. Landlord reserves the right to inspect all such property to be brought into the Building and to exclude from the Building all such property which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Supplies, goods, materials, packages, furniture and all other items of every kind delivered to or taken from the Premises will be delivered or removed through the entrance and route designated by Landlord, and Landlord will not be responsible for the loss or damage of any such property unless such loss or damage results from the negligence of Landlord or its Agents.

24. A directory of the Building will be provided for the display of the name and location of tenants only and such reasonable number of the principal officers and employees of tenants as Landlord in its sole discretion approves, but Landlord will not in any event be obligated to furnish more than one (1) directory strip for each 2,500 square feet of Rentable Area in the Premises. Any additional name(s) which Tenant desires to place in such directory must first be approved by Landlord, and if so approved, Tenant will pay to Landlord a charge, set by Landlord, for each such additional name. All entries on the building directory display will conform to standards and style set by Landlord in its sole discretion. Space on any exterior signage will be provided in Landlord’s sole discretion.

25. Neither Landlord nor any operator of the Parking Facilities within the Project, as the same are designated and modified by Landlord, in its sole discretion, from time to time will be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in any of the Parking Facilities, resulting from fire, theft, vandalism, accident, conduct of other users of the Parking Facilities and other persons, or any other casualty or cause. Further, Tenant understands and agrees that: (i) Landlord will not be obligated to provide any traffic control, security protection or operator for the Parking Facilities; (ii) Tenant uses the Parking Facilities at its own risk; and (iii) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property.

EXHIBIT C
OFFICE LEASE		PAGE 3
Park Ten Plaza - RigNet, Inc.

26. Tenant (including Tenant’s Agents) will use the Parking Space Allocation solely for the purpose of parking passenger model cars, small vans and small trucks and will comply in all respects with any rules and regulations that may be promulgated by Landlord from time to time with respect to the Parking Facilities. The Parking Facilities may be used by Tenant or its Agents for occasional overnight parking of vehicles. Tenant will ensure that any vehicle parked in any of the Parking Space Allocation will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline. If any of the Parking Space Allocation are at any time used: (i) for any purpose other than parking as provided above; (ii) in any way or manner reasonably objectionable to Landlord; or (iii) by Tenant after default by Tenant under the Lease, Landlord, in addition to any other rights otherwise available to Landlord, may consider such default an Event of Default under the Lease.

27. Tenant’s right to use the Parking Facilities will be in common with other tenants of the Project and with other parties permitted by Landlord to use the Parking Facilities. Landlord reserves the right to assign and reassign, from time to time, particular parking spaces for use by persons selected by Landlord provided that Tenant’s rights under the Lease are preserved. Landlord will not be liable to Tenant for any unavailability of Tenant’s designated spaces, if any, nor will any unavailability entitle Tenant to any refund, deduction, or allowance. Tenant will not park in any numbered space or any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).

28. If the Parking Facilities are damaged or destroyed, or if the use of the Parking Facilities is limited or prohibited by any governmental authority, or the use or operation of the Parking Facilities is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord’s control, Tenant’s inability to use the Parking Space Allocation will not subject Landlord or any operator of the Parking Facilities to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect.

29. Tenant has no right to assign or sublicense any of its rights in the Parking Space Allocation, except as part of a permitted assignment or sublease of the Lease; however, Tenant may allocate the Parking Space Allocation among its employees.

30. Tenant shall cooperate with Landlord in keeping its Premises neat and clean.

31. Smoking of cigarettes, pipes, cigars or any other substance is prohibited at all times within the Premises, elevators, common area restrooms and any other interior common area of the Building or Project.

32. If required by Landlord, each tenant is required to participate in the Building’s recycling or other trash management program, as well as any green initiatives that may be in effect from time to time. This includes compliance with all instructions from the Building’s recycling or other vendor which Landlord shall distribute to each tenant from time to time. Each tenant shall store all trash and garbage within its premises or in such other areas specifically designated by Landlord. No materials shall be placed in the trash boxes or receptacles in the Building unless such materials may be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and will not result in a violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

EXHIBIT C
OFFICE LEASE		PAGE 4
Park Ten Plaza - RigNet, Inc.

33. These Rules and Regulations are in addition to, and shall be construed to modify and amend the terms, covenants, agreements and conditions of the Lease; provided, however, in the event of any inconsistency between the terms and provisions of the Lease and the terms and provisions of these Rules and Regulations, the terms and provisions of the Lease shall control.

34. Tenant shall give Landlord prompt notice of any accidents to or defects in the water pipes, gas pipes, electric lights and fixtures, heating apparatus, or any other service equipment.

35. Tenant and its Agents shall not bring into the Building or keep on the Premises any bicycle or other vehicle without the written consent of Landlord.

36. Landlord reserves the right to amend these Rules and Regulations and to make such other and further reasonable Rules and Regulations as, in its judgment, may from time to time be needed and desirable.

37. Tenant will refer all contractors, contractors’ representatives and installation technicians rendering any service for Tenant to Landlord for Landlord’s supervision and/or approval before performance of any such contractual services. This shall apply to all work performed in the Building, including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and installations of any and every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. None of this work will be done by Tenant without first obtaining Landlord’s written approval.

EXHIBIT C
OFFICE LEASE		PAGE 5
Park Ten Plaza - RigNet, Inc.

EXHIBIT D

SECRETARY’S CERTIFICATE

The undersigned, as Secretary of RigNet, Inc., a Delaware Corporation (the “Company”) named below, certifies that a regular meeting of the Board of Directors of the Company (the “Board”), duly called and held on the 13th day of December, 2016, which a quorum of the directors were present and acting throughout, the following resolutions were unanimously adopted and are still in force and effect:

“WHEREAS, the Company wishes to enter into a lease agreement between the Company and Park 10 Tenant LLC (the “Agreement”), pursuant to which Park 10 Tenant LLC will lease to the Company premises for the Company’s Houston offices to be located at 15115 Park Row Boulevard, Houston, Texas 77084, Houston, Texas, in substantially the same form as presented in the meeting materials;

WHEREAS, the Board, after having reviewed the terms and conditions of such Agreement as presented to the Board, finds the Agreement to be appropriate and in the best interests of the Company;

NOW THEREFORE, BE IT RESOLVED, that the Board hereby adopts and approves the Company entering into the Agreement with substantially the same terms and conditions as presented in the meeting materials and the officers of the Company are, and each individually is, authorized and instructed, for and in the name of the Company, to execute and deliver such Agreement with substantially the same terms and conditions as presented in the meeting materials, with such changes thereto as the person executing the same shall approve, such approval to be conclusively evidenced by the execution and delivery thereof

FURTHER RESOLVED, that the officers of the Company are, and each acting alone is, hereby authorized to do and perform any and all such acts, including the execution of any and all documents and certificates, as such officers shall deem necessary or advisable, to carry out the purpose and intent of the foregoing resolution.

FURTHER RESOLVED, that any actions taken by the officers prior to the date of the foregoing resolution adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of the Company.

FURTHER RESOLVED, that the Secretary and any Assistant Secretary of the Corporation be, and each of them hereby is, authorized in the name and on behalf of the Company to certify the passage of the foregoing resolutions.”

The undersigned further certifies that on the meeting date referred to above, the names and respective titles of the officers of the Company were as follows:

OFFICER NAME	TITLE

Steven Pickett	President & Chief Executive Officer

Charles Schneider	Senior Vice President - Chief Financial Officer; Treasurer

William D. Sutton	Senior Vice President - General Counsel

Jay Hilbert	Senior Vice President - Sales

Ed Traupman	Vice President – SI&A

Danielle Edwards	Vice President – loT (Internet of Things)

Greg Burns	Vice President - Human Resources

Tonya M. McDermott	Vice President - Tax & Treasury; Assistant Treasurer

Raul Magallanes	Vice President - Associate General Counsel, Chief Compliance Officer & Assistant Secretary

Andrew Byers	Vice President - Maritime & Europe/Africa Sales

Rob George	Vice President - Global Operations

Jesus Jimenez	Vice President - Global Engineering

Michael Melancon	Assistant Treasurer

Jerri Dean	Executive Assistant & Assistant Secretary

Dean Fisher	Associate General Counsel & Assistant Secretary

Shelly Buchman	Associate General Counsel & Corporate Secretary

Julie Johnson	Legal Administrator & Assistant Secretary

WITNESS MY HAND this 11th day of January, 2017.

Signature of Secretary of Company

Shelly Buchman
Printed Name of Secretary of Company

This instrument was acknowledged before me on the 11 day of January, 2017 by Shelly Buchman, Secretary of RigNet, Inc., on its behalf.

Notary Public for the State of Texas

Printed Name of Notary Public
My Commission expires: 6-19-19

EXHIBIT E

CONFIRMATION OF COMMENCEMENT DATE

THIS CONFIRMATION OF COMMENCEMENT DATE is entered into this      day of         , 20    , by and between                     ,                     (“Landlord”), and                     ,                     , (“Tenant”).

Landlord and Tenant entered into an Office Lease dated                      (the “Lease”) for approximately      Rentable Square Feet known as Suite      located on the      floor (the “Premises”) of the building known as                      located at                     .

In consideration of the foregoing, the parties hereto hereby mutually agree as follows:

1.	Landlord and Tenant hereby agree that:

a.	The Commencement Date of the Lease is .

b.	The Expiration Date of the Lease is .

2.	Tenant hereby confirms that:

a.	it has accepted possession of the Premises pursuant to the terms of the Lease;

b.	the Lease has not been modified, altered, or amended except as follows: ; and

c.	on the date hereof, the Lease is in full force and effect.

3.	This Confirmation, and each and all of the provisions hereof shall inure to the benefit of, or bind, as the case may require, the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this instrument on the date first above-written.

LANDLORD:		TENANT:

	,		,

By:		By:
Name:		Name:
Title:		Title:

Date:		Date:

EXHIBIT E
OFFICE LEASE		PAGE 1
Park Ten Plaza - RigNet, Inc.

EXHIBIT F

DTPA PROVISIONS

TENANT HEREBY REPRESENTS AND WARRANTS, AND ACKNOWLEDGES THAT (i) TENANT IS REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS LEASE AND (ii) THE LEASED PREMISES WHICH ARE THE SUBJECT OF THIS LEASE ARE NOT A FAMILY RESIDENCE OCCUPIED OR TO BE OCCUPIED AS TENANT’S RESIDENCE. LANDLORD IS RELYING ON SUCH REPRESENTATION AND WARRANTY IN ORDER TO ESTABLISH THE INAPPLICABILITY OF THE TEXAS BUSINESS AND COMMERCE CODE, SECTION 17.41 ET. SEQ. TO THIS LEASE.

TENANT:

RIGNET, INC., a Delaware corporation

By:
Name:	CHARLES E. SCHNEIDER
Title:	SVP & CFO
Date:	1/11/2017

Date:

EXHIBIT F
OFFICE LEASE		PAGE 1
Park Ten Plaza - RigNet, Inc.

EXHIBIT G

LICENSE AGREEMENT

TO INSTALL A SATELLITE ANTENNAE

This License Agreement (“License”) is made this 26th day of January, 2017, by and between RIGNET, INC., a Delaware corporation, hereinafter referred to as “Licensee”, and PARK 10 TENANT LLC, Delaware limited liability company, as successor-in-interest to Park Ten Owner LLC, a Texas limited liability company under that certain Master Lease Agreement dated May 17, 2013, hereinafter referred to as “Licensor”.

WHEREAS, Licensee occupies approximately 28,808 rentable square feet (“Premises”) in the building located at 15115 Park Row Boulevard, Houston, Texas (“Building”) under a lease by and between Licensor and Licensee dated Jan. 26, 2017 (“Lease”); and

WHEREAS, Licensee has requested that Licensor consent to Licensee’s installation and operation of up to seven (7) satellite antennae on the roof of the Building.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the parties contract and further agree as follows:

1. Consent. Licensor, in consideration of the covenants and agreements to be performed by Licensee and upon the terms and conditions herein stated, consents to Licensee installing, maintaining, operating and removing, during the term of this License, the equipment, including all electrical power or signal transmission cables listed in Exhibit A to this License (“Equipment”) on the roof of and inside the Building for the sole use of Licensee.

2. Assignment and Sublease. Licensee shall not allow anyone other than Licensee to use the Equipment and shall not be permitted to assign or sublet the Equipment or the installation and operation rights of the Equipment to any other party.

3. Restrictions. Licensee shall neither transmit nor receive any communications via the Equipment that are unlawful. Further, Licensee’s installation, maintenance, operation or removal of all Equipment shall not interfere with the use or operation of any tenant’s communications currently or hereinafter existing located in the Building.

4. Location. The location of the Equipment and any appurtenances thereto shall be at such location as outlined on the attached Exhibit B and shall be subject to relocation at the option of Licensor at any time at Licensee’s sole cost and expense.

5. Term. The term of this Licensee shall commence on the first date written above and shall continue until the earlier of (i) a termination as provided under Paragraph 18 hereof; or (ii) upon the termination of the Lease. Notwithstanding the foregoing sentence, in the event Licensee sublets more than twenty-five percent (25%) of or assigns all or any part of its Premises other than to a Related Entity, this License shall terminate upon the effective date of such assignment or sublease.

6. Installation of Equipment. Licensee shall submit all specifications of the Equipment listed in Exhibit A to Licensor for its approval. Licensor may require Licensee to shield the Equipment with a screen for aesthetic purposes. The consent of Licensor in this regard shall not constitute any representations or warranty by Licensor that the Equipment’s installation will be feasible, advisable,

EXHIBIT G
OFFICE LEASE		PAGE 1
Park Ten Plaza – RigNet, Inc.

accurate or sufficient or that Licensee will be granted permits for construction or operation by appropriate governmental authorities, or that after installation of the Equipment, the Premises will be safe, habitable or tenantable, or that the Equipment will be fit for Licensee’s purposes.

Licensee’s contractors and subcontractors must comply with all Building rules then in effect, including, but not limited to, rules relating to the use of elevators, tool storage and removal of debris. Any penetration of the Building roof, and the contractor’s method of effecting such penetration, shall be approved in advance by Licensor.

Licensee’s contractor shall install Equipment in a good and workmanlike manner. Licensee shall be responsible for reimbursing Licensor for any damages to the Building during installation, maintenance, use or removal of the Equipment by Licensee, its agents, contractors or employees.

Upon installation of Equipment, Licensor has the right to inspect such Equipment in order to verify that such installation and the Equipment complies with the approvals previously given by Licensor. If such inspections reveal any deviation from Licensor’s prior approvals, such deviation shall constitute a breach of this License and the Lease and Licensor may either require that Licensee immediately conform the Equipment to the approved specifications or terminate this Licensee pursuant to Paragraph 18 herein.

7. Access. Licensor will permit Licensee’s contractor reasonable access to the Building for the purposes permitted hereunder. Access will be during normal business hours at the Building upon reasonable advance notice and scheduling through Licensor’s managing agent. Access after normal business hours may be granted by Licensor in its reasonable discretion and for such reasonable charges as Licensor may designate in advance. Access to the roof of the Building will be through common areas of the Building only. Licensor and Licensee agree that Licensee’s contractor will not pass through any tenant spaces, except the Premises, without prior approval by Licensor, nor will it interfere with any tenant’s business.

8. Use of Building Electricity. Licensor agrees to allow Licensee to utilize electricity in the Building for the purposes of operation of the Equipment. However, the proposed connection of electricity and location of the electric cables on the roof and throughout the Building connected to the Equipment shall be subject to Licensor’s prior review and approval. Licensor, at its sole discretion, may have a submetering device installed at Licensee’s expense to bill additional electrical usage to Licensee as a result of the use of the Equipment.

9. Changes in Environment. Any future installations of additional equipment or changes in the previously approved and installed Equipment or any cables connected thereto or associated therewith shall be subject to all the conditions and restrictions for original installation of the Equipment as set forth herein, and shall be subject to Licensor’s prior approval, which may be withheld at Licensor’s reasonable discretion.

10. Non-Exclusive Use. Licensor reserves the right to install any other equipment or allow any tenants in the Building or other licensees to install, maintain and operate other similar equipment on the roof and in the Building. Licensor shall have the right to do maintenance, repairs and remodeling to the Building and its roof at any time without Licensee’s prior approval. Operation of the Equipment by Licensee shall not interfere in any way with the ability of the Building or its tenants to receive radio, television, microwave, short-wave, long-wave or other signals of any sort that are transmitted through the air or that will interfere with the use of any other facilities, appliances or equipment in the Building, or that will interfere with the use of any antennae, satellite dishes or other electronic equipment currently or hereafter located on the roof or elsewhere in the Building.

EXHIBIT G
OFFICE LEASE		PAGE 2
Park Ten Plaza – RigNet, Inc.

11. Installation and Maintenance of Equipment Cable in the Building. Licensee agrees that all cable connected to the Equipment or associated therewith shall be shielded cable, that the cable coating shall comply with all applicable fire codes and shall be properly labeled so that it can be identified by Licensor, Licensor’s agents or third parties.

12. Zoning. Licensee acknowledges that Licensor has made no representations or warranties to Licensor that the Equipment will be permitted under applicable zoning ordinances. Licensee represents and warrants to Licensor that it has ascertained that the Equipment, including all cables connected thereto and associated therewith, and the installation thereof, is permitted under all applicable zoning laws, including, but not limited to, any zoning laws relating to height restrictions.

13. Compliance With Law. Licensee warrants that it will comply with all applicable laws and regulations of the United States, the State of Texas, or any political subdivision thereof. Licensee further warrants that Licensee shall, at its sole cost and expense, obtain any and all governmental licenses and permits necessary, not only to install the Equipment, but also to operate the Equipment as herein contemplated. Licensee further agrees to obtain and maintain all necessary permits during the term hereof and that if it fails to do so, Licensor may require Licensee to remove the Equipment at Licensee’s sole cost and expense. Licensee shall give Licensor copies of any notices which Licensee receives from third parties that the Equipment is or may be in violation of any law, ordinance or regulation.

14. Insurance Requirements of Licensee. Licensee acknowledges that insurance maintained by Licensee shall be in full force and effect as of the first day of the term of this License and throughout the term of this License. Such insurance shall be provided as described in Article XV of the Lease. Said insurance shall include the Equipment as an insured risk. It is further agreed that any insurance maintained by Licensor will apply in excess of, and not contribute with, insurance provided by Licensee. The procuring of the required policy or policies of insurance shall not be construed to limit Licensee’s liability.

15. Insurance Requirements of Licensee’s Contractor. Licensee’s choice of contractor for the installation and removal of the Equipment shall be subject to Licensor’s prior review and approval and such contractor must provide evidence of insurance satisfactory to Licensor no later than ten (10) days prior to the commencement date of the installation or removal of the Equipment. Such insurance shall be provided by a company reasonably acceptable by Licensor and licensed and authorized to provide insurance in the state which the Property is located and shall include:

(a)	workers’ compensation and/or disability benefits insurance to provide the relevant statutory benefits required by the state in which the Property is located; and

(b)	commercial general liability insurance (including blanket contractual liability coverage) on an “occurrence” basis against claims for personal injury liability, including, without limitation, bodily injury, death or property damage liability with a limit of not less than One Million Dollars ($1,000,000) for any one occurrence.

Licensor and its managing agent of the Building shall be named as additional insured parties on the contractor’s general liability insurance policy and waiver of subrogation endorsements shall be obtained in favor of Licensor and the managing agent of the Building.

EXHIBIT G
OFFICE LEASE		PAGE 3
Park Ten Plaza – RigNet, Inc.

16. Risk of Loss. Licensee hereby assumes all risk of loss or damage to the Equipment, including all cables connected thereto or associated therewith, and the Licensor will have no liability to Licensee for damaged or stolen Equipment, including all cables connected thereto and associated therewith. Licensor agrees not to attach additional equipment or cables to the Equipment installed by Licensee pursuant hereto.

17. Liens. Licensee hereby indemnifies the Licensor against any liens arising out of installation, maintenance or use or removal of the Equipment, including all cables connected thereto and associated therewith by Licensee and will promptly arrange for the removal of any liens asserted against the Building as a result of any actions by or on behalf of Licensee.

18. Termination. In the event of a breach of any provision hereof by either party, the injured party shall notify the defaulting party by written notice clearly and specifically identifying the breach. Within three (3) days after receipt of such notice by the defaulting party, the defaulting party shall diligently and continuously prosecute the correction of the breach until such has been corrected. If the defaulting party fails to diligently and continuously prosecute the correction of any breach, the injured party shall have the right to terminate this agreement by providing the defaulting party at least three (3) days prior written notice. Notices shall be as set forth in the Lease. Licensor, at its sole option, may require Licensee at any time prior to the expiration of this License, to immediately terminate the operation of the Equipment if in Licensor’s reasonable opinion the Equipment is (i) causing physical damage to the Building; (ii) causing a safety hazard; (iii) interfering with any other service provided by the Building; or (iv) interfering with any tenant’s business. If Licensee promptly corrects the item(s) in (i) – (iv) caused by the Equipment to Licensor’s sole satisfaction, Licensee may restore operation of the Equipment. If Licensee is unable or unwilling to correct the items in (i) – (iv) caused by the Equipment to Licensor’s sole satisfaction, Licensor, at its sole discretion, may immediately terminate this License for cause. Such termination shall not affect the parties’ rights or responsibilities pursuant to this License

19. Indemnity. LICENSEE AGREES TO USE THE ROOF AT ITS OWN RISK AND HEREBY RELEASES LICENSOR AND ITS AGENTS FROM ALL CLAIMS FOR ANY DAMAGE OR INJURY TO PERSONS OR PROPERTY SUSTAINED BY LICENSEE OR ANY PERSON CLAIMING THROUGH LICENSEE RESULTING FROM AN ACCIDENT OR OCCURRENCE IN, ON OR ABOUT THE ROOF, UNLESS RESULTING SOLELY FROM THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LICENSOR OR ITS AGENTS. EXCEPT FOR THE SOLE NEGLIGENCE OF LICENSOR OR ITS AGENTS, LICENSEE SHALL INDEMNIFY AND HOLD LICENSOR HARMLESS FROM AND AGAINST ALL LOSS, CLAIM, DAMAGE AND EXPENSE ARISING OUT OF LICENSEE’S USE OF THE ROOF.

20. Subordination. Licensee accepts Licensor’s consent herein granted subject and subordinate to any mortgage or deed of trust and to all amendments, renewals, extensions and refinancing thereof, that may now or hereafter exist or constitute a lien upon the interest of Licensor in the Building or any part thereof.

21. Attorneys’ Fees. In the event of any legal action or proceeding between the parties hereto, reasonable attorneys’ fees and expenses of the prevailing party in any such action or proceeding may be added to the judgment therein.

22. Waiver. The waiver by Licensor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition of any subsequent breach of the same or any other term, covenant or condition herein contained.

EXHIBIT G
OFFICE LEASE		PAGE 4
Park Ten Plaza – RigNet, Inc.

23. Repair and Removal. Licensee, its agents, contractor or employees shall not in any manner deface, injure or damage the roof or any other part of the Building or other equipment belonging to any tenant or other licensee and Licensee shall pay the cost of repairing any damage or injury to the roof, the Building, or any part thereof, or other equipment belonging to any tenant or other licensee during the course of or in any way arising out of the repair or removal of the Equipment, including any cables connected thereto or associated therewith. Upon expiration or sooner termination of the License, Licensee shall promptly remove the Equipment and repair any damages caused by such removal and restore the roof, Building and/or other equipment belonging to any tenant or other licensee to the condition it was in prior to installation of the Equipment. Additionally, at the option of Licensor, Licensor shall either (i) retain ownership of any cables connected thereto or associated therewith; or (ii) require Licensee, at Licensee’s sole cost and expense, to remove such cables, repair any damage caused by such removal, and restore those portions of the Building so utilized to the condition they were in prior to the installation of the cable.

If, at any time under the provisions of this License, Licensee is required to remove the Equipment or any cables connected thereto or associated therewith from the Building and Licensee is unable or unwilling to do so, Licensor may after ten (10) days’ notice remove or repair same and charge Licensee for the cost of said removal and/or repairs plus interest at the Interest Rate set forth in the Lease.

24. Limitation of Liability. In consideration of the benefits accruing hereunder, Licensee agrees that in the event of any actual or alleged failure, breach or default of this License by Licensor, Licensee’s remedies shall be limited to and Licensee shall look solely to the interest of Licensor in the Building. Licensee agrees that each of the foregoing provisions shall be applicable to any covenant or agreement either expressly contained in this License or imposed by statute or at common law.

25. Increased Costs to Licensor Arising From This License. If the insurance premium or real estate tax assessment charged to Licensor with respect to the Building increases as a result of the presence or operation of the Equipment, Licensee shall pay the amount of such increase as an additional Use Fee within ten (10) days after receipt of a bill from Licensor.

26. Special Damages. Licensor shall not be liable to Licensee or any other person for direct, special or consequential damages, or otherwise, and Licensee shall not be entitled to any abatement or reduction of rent for any failure with respect to the operation of the Equipment.

27. Cross Default. If a default occurs in the performance of any term, covenant or condition contained in this License or in the Lease, then Tenant shall be in default under both this License and the Lease. It is the intention of the parties that a default under either the License or the Lease shall be a default under both the License and the Lease and each shall be separately enforceable according to its terms upon such default.

EXHIBIT G
OFFICE LEASE		PAGE 5
Park Ten Plaza – RigNet, Inc.

IN WITNESS WHEREOF, the undersigned authorities have hereunto executed this License, effective on the day and year first written above.

LICENSOR:					LICENSEE:

PARK 10 TENANT LLC,					RIGNET, INC.,
a Delaware limited liability company					a Delaware corporation

By:	US RELP AKC, LLC,				By:
	a Delaware limited liability company,				Name:	CHARLES E. SCHNEIDER
	its manager				Title:	SVP & CFO

	By:	US Real Estate Limited Partnership,
a Texas limited partnership,
its sole member

		By:	USAA Real Estate Company,
a Delaware corporation,
its general partner

By:
			Name:	Jim Hime
			Title:	CFO

EXHIBIT G
OFFICE LEASE		PAGE 6
Park Ten Plaza – RigNet, Inc.

EXHIBIT A

EXHIBIT G
OFFICE LEASE		PAGE 7
Park Ten Plaza – RigNet, Inc.

EXHIBIT G
OFFICE LEASE		PAGE 8
Park Ten Plaza – RigNet, Inc.

EXHIBIT B

EXHIBIT G
OFFICE LEASE		PAGE 9
Park Ten Plaza – RigNet, Inc.

EXHIBIT H

RIGHT OF FIRST REFUSAL SPACE

EXHIBIT H
OFFICE LEASE		PAGE 1
Park Ten Plaza – RigNet, Inc.

EXHIBIT I

FORM OF SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT

SUBORDINATION OF LEASE AND/OR NONDISTURBANCE AND ATTORNMENT - GEN	LOAN NUMBER 1009683

SUBORDINATION OF LEASE AND/OR NON-DISTURBANCE AND ATTORNMENT AGREEMENT

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

Wells Fargo Bank, National Association

Dallas CRE (AU #1145)

1445 Ross Ave., Suite 4800

Dallas, Texas 75202

Attn: Cortney Nelson

Loan No. 1009683

(Space Above For Recorder’s Use)

SUBORDINATION AGREEMENT, ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

(Lease to Security Instrument)

THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION AGREEMENT, ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”) is made         ,      2016 by and between PARK 10 TENANT LLC, a Delaware limited liability company, as successor-in-interest to PARK 10 OWNER LLC, a Texas limited liability company (“Landlord”), RIGNET, INC., a Delaware corporation (“Tenant”) and WELLS FARGO BANK, National Association (collectively with its successors or assigns, “Lender”).

RECITALS

A.	Pursuant to the terms and provisions of a lease dated , 2016 (“Lease”), Landlord granted to Tenant a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the “Property”).

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SUBORDINATION OF LEASE AND/OR NONDISTURBANCE AND ATTORNMENT - GEN	LOAN NO. 1009683

B.	Landlord has executed that certain Construction Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing (“Security Instrument”) securing, among other things, that certain Promissory Note in favor of Lender of even date therewith (“Note”). The Security Instrument was recorded in the real property records where the Property is located.

C.	As a condition to Lender making the Loan secured by the Security Instrument, Lender requires that the Security Instrument be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Tenant under the Lease and that the Tenant specifically and unconditionally subordinate the Lease to the lien of the Security Instrument.

D.	Landlord and Tenant have agreed to the subordination, attornment and other agreements herein in favor of Lender.

NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan, Landlord and Tenant hereby agree for the benefit of Lender as follows:

1.	Mortgagor and Tenant hereby agree that:

1.1	Prior Lien. The Security Instrument securing the Note in favor of Lender, and any modifications, renewals or extensions thereof (including, without limitation, any modifications, renewals or extensions with respect to any additional advances made subject to the Security Instrument), shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease;

1.2	Subordination. Lender would not make the Loan without this agreement to subordinate; and

1.3	Whole Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien of the Security Instrument and shall supersede and cancel, but only insofar as would affect the priority between the Security Instrument and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages.

AND FURTHER, Tenant individually declares, agrees and acknowledges for the benefit of Lender, that:

1.4	Use of Proceeds. Lender, in making disbursements pursuant to the Note, the Security Instrument or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part; and

1.5	Waiver, Relinquishment and Subordination. Tenant intentionally and unconditionally waives, relinquishes and subordinates all of Tenant’s right, title and interest in and to the Property to the lien of the Security Instrument and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

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SUBORDINATION OF LEASE AND/OR NONDISTURBANCE AND ATTORNMENT - GEN	LOAN NO. 1009683

2.	Tenant acknowledges and consents to the assignment of the Lease by Landlord in favor of Lender.

3.	Tenant acknowledges and represents that:

3.1	Entire Agreement. The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Property and Tenant claims no rights with respect to the Property other than as set forth in the Lease;

3.2	No Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows (if none, state “None”): ;

3.3	No Default. To the best of Tenant’s knowledge, as of the date hereof: (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease;

3.4	Lease Effective. The Lease has been duly executed and delivered by Tenant and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Tenant thereunder are valid and binding and there have been no [further] amendments, modifications or additions to the Lease, written or oral; and

3.5	No Broker Liens. Neither Tenant nor Landlord has incurred any fee or commission with any real estate broker which would give rise to any lien right under state or local law, except as follows (if none, state “None”): .

4.	Tenant covenants and agrees that, during all such times as Lender is the Beneficiary under the Security Instrument:

4.1	Modification, Termination and Cancellation. Tenant will not consent to any modification, amendment, termination or cancellation of the Lease (in whole or in part) without Lender’s prior written consent and will not make any payment to Landlord in consideration of any modification, termination or cancellation of the Lease (in whole or in part) without Lender’s prior written consent;

4.2	Notice of Default. Tenant will notify Lender in writing concurrently with any notice given to Landlord of any default by Landlord under the Lease, and Tenant agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Tenant will not declare a default of the Lease, as to Lender, if Lender cures such default within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Landlord; provided, however, that if such default cannot with diligence be cured by Lender within such fifteen (15) day period, the commencement of action by Lender within such fifteen (15) day period to remedy the some shall be deemed sufficient so long as Lender pursues such cure with diligence;

4.3	No Advance Rents. Tenant will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease;

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SUBORDINATION OF LEASE AND/OR NONDISTURBANCE AND ATTORNMENT - GEN	LOAN NO. 1009683

4.4	Assignment of Rents. Upon receipt by Tenant of written notice from Lender that Lender has elected to terminate the license granted to Landlord to collect rents, as provided in the Security Instrument, and directing the payment of rents by Tenant to Lender, Tenant shall comply with such direction to pay and shall not be required to determine whether Landlord is in default under the Loan and/or the Security Instrument.

4.5	Insurance and Condemnation Proceeds. In the event there is any conflict between the terms in the Security Instrument and the Lease regarding the use of insurance proceeds or condemnation proceeds with respect to the Property, the provisions of the Security Instrument shall control.

5.	In the event of a foreclosure under the Security Instrument, Tenant agrees for the benefit of Lender (including for this purpose any transferee of Lender or any transferee of Landlord’s title in and to the Property by Lender’s exercise of the remedy of sale by foreclosure under the Security Instrument) as follows:

5.1	Payment of Rent. Tenant shall pay to Lender all rental payments required to be made by Tenant pursuant to the terms of the Lease for the duration of the term of the Lease:

5.2	Continuation of Performance. Tenant shall be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof, and Tenant hereby attorns to Lender as its landlord, such attornment to be effective and self-operative without the execution of any further Instrument immediately upon Lender succeeding to Landlord’s interest in the Lease and giving written notice thereof to Tenant:

5.3	No Offset. Lender shall not be liable for, nor subject to, any offsets or defenses which Tenant may have by reason of any act or omission of Landlord under the Lease, nor for the return of any sums which Tenant may have paid to Landlord under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Landlord to Lender; and

5.4	Subsequent Transfer. If Lender, by succeeding to the interest of Landlord under the Lease, should become obligated to perform the covenants of Landlord thereunder, then, upon any further transfer of Landlord’s interest by Lender, all of such obligations shall terminate as to Lender.

5.5	Limitation on Lender’s Liability. Tenant agrees to look solely to Lender’s interest in the Property and the rent, income or proceeds derived therefrom for the recovery of any judgment against Lender, and in no event shall Lender or any of its affiliates, officers, directors, shareholders, partners, agents, representatives or employees ever be personally liable for any such obligation, liability or judgment.

5.6	No Representation, Warranties or Indemnities. Lender shall not be liable with respect to any representations, warranties or indemnities from Landlord, whether pursuant to the Lease or otherwise, including, but not limited to, any representation, warranty or indemnity related to the use of the Property, compliance with zoning, landlord’s title, landlord’s authority, habitability or fitness for purposes or commercial suitability, or hazardous wastes, hazardous substances, toxic materials or similar phraseology relating to the environmental condition of the Property or any portion thereof

6.	In the event of a foreclosure under the Security Instrument, so long as there shall then exist no breach, default, or event of default on the part of Tenant under the Lease that extend beyond any cure periods or other rights available to the Tenant then Lender agrees for itself and its successors and assigns that the leasehold interest of Tenant under the Lease shall not be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in

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SUBORDINATION OF LEASE AND/OR NONDISTURBANCE AND ATTORNMENT - GEN	LOAN NO. 1009683

full force and effect and tender shall recognize and accept Tenant as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement; provided, however, that Tenant and Lender agree that the following provisions of the Lease (if any) shall not be binding on Lender nor its successors and assigns: any option to purchase with respect to the Property.

7.	MISCELLANEOUS.

7.1	Remedies Cumulative. All rights of Lender herein to collect rents on behalf of landlord under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Landlord or others.

7.2	All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as property given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid, except that notice of Default may be sent by certified mail, return receipt requested, charges prepaid. Notices so sent shall be effective three (3) Business Days after mailing, if mailed by first class mail, and otherwise upon delivery or refusal; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

Landlord:	Park 10 Tenant LLC

Attention:
Tenant:	Rignet, Inc.

Attention: General Counsel
Telephone: 281-674-0713
Fax: 281-674-0101
Email: Bill.Sutton@rig.net
Lender:	Wells Fargo Bank, National Association Dallas CRE (AU #1145) 1445 Ross Ave., Suite 4800 Dallas, TX 75202

Attention: Cortney Nelson Email: Cortney.C.Nelson@WellsFargo.com Telephone: 469-729-7508

Attention: Dwight Reid Email: Dwight.H.Reid@WellsFargo.com Telephone: 469-729-7505

Loan #: 1009683

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Park Ten Plaza – RigNet, Inc.

SUBORDINATION OF LEASE AND/OR NONDISTURBANCE AND ATTORNMENT - GEN	LOAN NO. 1009683

With a copy to:	Wells Fargo Bank, National Association Winston Salem-Loan Center One West Fourth Street, 3rd Flr Winston-Salem, NC 27101

Attention: Bobbie Hatfield

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth hereinabove.

7.3	Heirs, Successors and Assigns. Except as otherwise expressly provided under the terms and conditions herein, the terms of this Agreement shall bind and inure to the benefit of the heirs, executors, administrators, nominees, successors and assigns of the parties hereto.

7.4	Headings. All article, section or other headings appearing in this Agreement are for convenience of reference only and shall be disregarded in construing this Agreement.

7.5	Counterparts. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

7.6	Exhibits, Schedules and Riders. All exhibits, schedules, riders and other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

LANDLORD:

PARK 10 TENANT LLC, a Delaware limited liability company

By:	US RELP AKC, LLC, a Delaware limited liability company, its manager

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Park Ten Plaza – RigNet, Inc.

SUBORDINATION OF LEASE AND/OR NONDISTURBANCE AND ATTORNMENT - GEN	LOAN NO. 1009683

By:	US Real Estate Limited Partnership, a Texas limited partnership, its sole member

	By:	USAA Real Estate Company, a Delaware corporation, its general partner

By:
Name:
Title:

TENANT:

RIGNET, INC., a Delaware corporation

By:
Name:	CHARLES E. SCHNEIDER
Title:	SVP & CFO

“LENDER”

WELLS FARGO BANK, NATIONAL ASSOCIATION

BY:
Name:
Title:

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Park Ten Plaza – RigNet, Inc.

SUBORDINATION OF LEASE AND/OR NONDISTURBANCE AND ATTORNMENT - GEN	LOAN NO. 1009683

EXHIBIT A - DESCRIPTION OF PROPERTY

[TO BE ATTACHED]

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Park Ten Plaza – RigNet, Inc.

EXHIBIT A

LEGAL DESCRIPTION OF LAND

All that certain 12.19 acres of land, out of GRANITE PARK 10, Block 1, Unrestricted Reserve “A”, according to the plat thereof recorded under Film Code No. 480146, in the Map Records of Harris County, Texas, and the residue of the 24.53 acre tract described in the deed from Granite Bay Holding Corporation to Gateway Tower Limited Partnership recorded under File No. T086816, in the Official Public Records of Real Property of Harris County, Texas, in the David Middleton Survey, A-535, Harris County, Texas, and more particularly described by metes and bounds as follows: (All bearings based on the Texas State Plane Coordinate System, South Central Zone).

BEGINNING a 3/4” iron rod found for the northwest comer of SAM’S ADDITION, Restricted Reserve “A”, according to the plat thereof recorded under Film Code No. 353089, in the Map Records of Harris County, Texas, in the south right-of-way line of Park Row (width varies), common to the northeast comer and POINT OF BEGINNING of the herein described tract;

THENCE South 01 degrees 19 minutes 43 seconds East-405.47’, along the west line of said SAM’S ADDITION, Restricted Reserve “A”, common to the east line of the herein described tract, to a 3/4” iron rod found for the northeast comer of the 12.32 acre tract described in the deed from GPI Development, LTD. to Moody National EC Houston S, LLC, recorded under File No. 2006-0285093, in the Official Public Records of Real Property of Harris County, Texas, common to the southeast comer of the herein described tract;

THENCE South 88 degrees 40 minutes 17 seconds West-998.99’, along the north line of said 12.32 acre tract, common to the south line of the herein described tract, to a 3/4” iron rod found for the northwest comer of said 12.32 acre tract, in the east right-of-way line of Memorial Brook Drive (100’ R.O.W.);

THENCE North 01 degrees 19 minutes 43 seconds West-552.87’, along said east right-of-way line, common to the west line of the herein described tract, to a 3/4” iron rod set for the most westerly northwest comer of the herein described tract, common to the south comer of the southeast right-of-way cutback line at the intersection of said Memorial Brook Drive and aforesaid Park Row;

THENCE North 43 degrees 41 minutes 02 seconds East-21.22’, continuing along said right-of-way cutback line, 3/4” iron rod set for the most northerly northwest comer of the herein described tract, common to the east comer of said right-of-way cutback line, in the south right-of-way line of aforesaid Park Row;

THENCE North 88 degrees 41 minutes 47 seconds East-173.78’, continuing along said south right-of-way line, common to the north line of the herein described tract, to a 3/4” iron rod set for an angle comer of the herein described tract;

THENCE South 88 degrees 26 minutes 29 seconds East-190.24’, continuing along said common line, to a 3/4” iron rod set for an angle comer of the herein described tract;

THENCE South 44 degrees 54 minutes 24 seconds East-14.50’, continuing along said common line, to a 3/4” iron rod set for an angle comer of the herein described tract;

THENCE South 01 degrees 18 minutes 13 seconds East-3.00’, continuing along said common line, to a 3/4” iron rod set for an angle comer of the herein described tract;

EXHIBIT A
OFFICE LEASE
Park Ten Plaza - RigNet, Inc.

THENCE North 89 degrees 46 minutes 04 seconds East-100.02’, continuing along said common line, to a 3/4” iron rod set for an angle comer of the herein described tract;

THENCE North 01 degrees 18 minutes 14 seconds West-3.73’, continuing along said common line, to a 3/4” iron rod set for an angle comer of the herein described tract;

THENCE North 45 degrees 07 minutes 27 seconds East-13.80’, continuing along said south right-of-way line, to a 3/4” iron rod set for an angle comer of the herein described tract, common to a point on a curve to the right, having a central angle of 27 degrees 15 minutes 00 seconds, a radius of 1108.77’, and from which point the center of the circle of said curve bears South 01 degrees 47 minutes 54 seconds West;

THENCE along said curve to the right, along said common line, in an easterly direction, an arc distance of 527.33’ to the POINT OF BEGINNING of the herein described tract and containing 12.19 acres of land.

EXHIBIT A
OFFICE LEASE
Park Ten Plaza - RigNet, Inc.

EXHIBIT J

GENERATOR AREA

EXHIBIT J
OFFICE LEASE		PAGE 1
Park Ten Plaza – RigNet, Inc.

EXHIBIT K

SIGNAGE

8'-0"

EXISTING CONDITIONS

FIELD SURVEY DETAILS
SCALE: 3/16" = 1'-0"

EXISTING CONDITIONS

FIELD SURVEY DETAILS
SCALE: 1/32" = 1'-0"

Page 1 of 5

CLIENT APPROVAL SIGNED DATE
LANDLORD APPROVAL SIGNED DATE
SALES APPROVAL

NationalSigns

2611 EL CAMINO
HOUSTON, TEXAS 77054
TEL: 713.863.0600 • FAX: 713.863.7585
www.NationalSigns.com

PROJECT: RG NET
LOCATION: 13313 PARK ROW DR
CITY/STATE: HOUSTON, TX 77084
SALES REP: ERIN POOL
DATE: 11.18.2016
DRAWN BY: OLIN
DRAWING#: NS1627395

5-Year Warranty ON ALL PARTS, ALL LABOR, ALL SIGNAGE
National Signs

COPYRIGHT
THIS RENDERING IS THE PROPERTY OF NATIONAL SIGNS, LLC. ANY REPRODUCTION OR EXHIBITION OF THIS DRAWING IS STRICTLY PROHIBITED. ©2016 NATIONAL SIGNS, LLC THIS RENDERING MAY NOT BE USED TO CONSTRUCT AND/OR BUILD WHAT IS DEPICTED HEREIN WITHOUT THE EXPRESS WRITTEN CONSENT OF NATIONAL SIGNS, LLC.

120 VOLT ELECTRICAL SERVICE

	SIGN	LED DISPLAY
ELECTRICAL LOAD:		
20 AMP CIRCUIT(S):		

CLIENT TO PROVIDE ALL PRIMARY ELECTRICAL SERVICES TO THE SIGN UNLESS OTHERWISE SPECIFIED

REVISIONS

A	11.30.16	37A+ SIGNED/NW/ LETTER	OLIN

UL INSTALLATION REQUIREMENTS
THIS SIGN IS INTENDED TO BE INSTALLED IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 600 OF THE NATIONAL ELECTRICAL CODE AND/OR OTHER APPLICABLE LOCAL CODES. THIS INCLUDES PROPER GROUNDING AND BONDING OF THE SIGN.

EXHIBIT K
OFFICE LEASE		PAGE 1
Park Ten Plaza – RigNet, Inc.

EXISTING CONDITIONS

PHOTOS BEHIND SIGN LOCATION
NOT TO SCALE

NOTE: SIGN SHOWN (APPROX. 4' HIGH LETTERS) HAS ALREADY BEEN REMOVED

PREVIOUS EXISTING CONDITIONS

BUILDING ELEVATION
NOT TO SCALE

CLIENT APPROVAL SIGNED: DATE:

LANDLORD APPROVAL SIGNED: DATE:

SALES APPROVAL

Page 2 of 5

NationalSigns

PROJECT: RIG NET
LOCATION: 13115 PARK ROW DR
CITY/STATE: HOUSTON, TX 77084
SALES REP: ERIN POOL
DATE: 11.18.2016
DRAWN BY: O.U.N
DRAWING#: NS1627395

5-Year Warranty
ON ALL PARTS, ALL LABOR, ALL SIGNAGE

COPYRIGHT

120 VOLT ELECTRICAL SERVICE

REVISIONS

UL INSTALLATION REQUIREMENTS

EXHIBIT K
OFFICE LEASE		PAGE 2
Park Ten Plaza – RigNet, Inc.

SIGN TYPE A — QUANTITY: 1

FABRICATE AND INSTALL ILLUMINATED CHANNEL LETTERS

- FACES: 3/16" 7328 WHITE ACRYLIC WITH V1, V2 VINYL APPLIED
- RETURNS: 5" DEEP .040 ALUMINUM PRE FINISHED BLACK
- TRIM: 1" JEWELITE PREFINISHED BLACK
- BACKS: .063 ALUMINUM (STANDARD STOCK COLOR)
- ILLUMINATION: WHITE LEDs
- POWER SUPPLIES: REMOTE HOUSED IN TRANSFORMER CAN
- INDIVIDUALLY MOUNTED FLUSH TO WALL WITH MINIMUM 3/8" FASTENERS

WALL MATERIAL: CORRUGATED

FINISH SCHEDULE

VINYL COLORS

- V1: TRANSLUCENT METALLIC SILVER 230-121
- V2: TRANSLUCENT ORANGE 230-44

APPROVED BY: ______________

RigNet

SIGN DETAILS
SCALE: 3/16" = 1'-0"

EXISTING CONDITIONS

FIELD SURVEY DETAILS
SCALE: 1/32" = 1'-0"

CLIENT APPROVAL SIGNED: DATE:

LANDLORD APPROVAL SIGNED: DATE:

SALES APPROVAL

Page 3 of 5

NationalSigns

2611 EL CAMINO
HOUSTON, TEXAS 77054
TEL: 713.863.0600 • FAX: 713.863.7583
www.NationalSigns.com

PROJECT: RIG NET
LOCATION: 15115 PARK ROW DR
CITY/STATE: HOUSTON, TX 77084
SALES REP: ERIN POOL
DATE: 11.18.2016
DRAWN BY: O.U.H.
DRAWING #: NS1627393

5-Year Warranty
ON ALL PARTS, ALL LABOR, ALL SIGNAGE.

COPYRIGHT
THIS RENDERING IS THE PROPERTY OF NATIONAL SIGNS, LLC. ANY REPRODUCTION OR EXHIBITION OF THIS DRAWING IS STRICTLY PROHIBITED. ©2016 NATIONAL SIGNS, LLC THIS RENDERING MAY NOT BE USED TO CONSTRUCT AND/OR BUILD WHAT IS DEPICTED HEREIN WITHOUT THE EXPRESS WRITTEN CONSENT OF NATIONAL SIGNS, LLC.

120 VOLT ELECTRICAL SERVICE

	SIGN	LED DISPLAY
ELECTRICAL LOAD:		
20 AMP CIRCUITS:		

CLIENT TO PROVIDE ALL PRIMARY ELECTRICAL SERVICES TO THE SIGN UNLESS OTHERWISE SPECIFIED

REVISIONS

A	11.30.16	STA - SHINE LIGHT 4 LETTERS	OUH

UL INSTALLATION REQUIREMENTS

THIS SIGN IS INTENDED TO BE INSTALLED IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 600 OF THE NATIONAL ELECTRICAL CODE AND/OR OTHER APPLICABLE LOCAL CODES. THIS INCLUDES PROPER GROUNDING AND BONDING OF THE SIGN.

EXHIBIT K
OFFICE LEASE		PAGE 3
Park Ten Plaza – RigNet, Inc.

SIGN TYPE B — QUANTITY: 1

REMOVE AND DISPOSE OF EXISTING GRAPHICS READING "Wood Group kenny" - PATCH HOLES FROM REMOVAL AND PAINT PATCHED AREAS P1

FABRICATE AND INSTALL NEW FLAT CUT OUT GRAPHICS

NEW GRAPHICS FLAT CUT OUT ½" THICK FLAT CUT OUT ACRYLIC PAINTED P2

STUD MOUNTED FLUSH TO EXISTING SIGN

FINISH SCHEDULE

PAINT COLORS - SATIN FINISH

P1: PTM SIGN FACE - EXACT COLOR TBD

P2: MAP METALLIC SILVER

APPROVED BY: ______

RigNet

SIGN DETAILS
SCALE: ¾" = 1'-0"

PARK TEN PLAZA

EXISTING CONDITIONS

PARK TEN PLAZA

UPDATED CONDITIONS

SIGN ELEVATION
SCALE: 3/16" = 1'-0"

Page 4 of 5

CLIENT APPROVAL SIGNED: DATE:

LANDLORD APPROVAL SIGNED: DATE:

SALES APPROVAL

NationalSigns

2611 EL CAMINO
HOUSTON, TEXAS 77054
TEL: 713.863.0600 • FAX: 713.863.7545
www.NationalSigns.com

PROJECT: RIG NET

LOCATION: 13115 PARK ROW DR

CITY/STATE: HOUSTON, TX 77084

SALES REP: ERIN POOL

DATE: 11.18.2016

DRAWN BY: O.U.N

DRAWING#: NS1627395

5-Year Warranty
ON ALL PARTS, ALL LABOR, ALL SIGNAGE.

COPYRIGHT

120 VOLT ELECTRICAL SERVICE

	SIGN	LED DISPLAY
ELECTRICAL LOAD:		
20 AMP CIRCUITS:		

CLIENT TO PROVIDE ALL PRIMARY ELECTRICAL SERVICES TO THE SIGN UNLESS OTHERWISE SPECIFIED

REVISIONS

UL INSTALLATION REQUIREMENTS

EXHIBIT K
OFFICE LEASE		PAGE 4
Park Ten Plaza – RigNet, Inc.

SIGN TYPE C — QUANTITY: 2

REMOVE AND DISPOSE OF EXISTING GRAPHICS READING "Wood Group kenny" – PATCH HOLES FROM REMOVAL AND PAINT PATCHED AREAS P1

FABRICATE AND INSTALL NEW FLAT CUT OUT GRAPHICS

NEW GRAPHICS FLAT CUT OUT ½" THICK FLAT CUT OUT ACRYLIC PAINTED P2

STUD MOUNTED FLUSH TO EXISTING SIGN

FINISH SCHEDULE

PAINT COLORS - SATIN FINISH

- P1: PTM SIGN FACE - EXACT COLOR TBD
- P2: MAP METALLIC SILVER

APPROVED BY: ______________

RigNet

SIGN DETAILS
SCALE: 1½" = 1'-0"

EXISTING CONDITIONS

UPDATED CONDITIONS

SIGN ELEVATION
SCALE: ¼" = 1'-0"

CLIENT APPROVAL SIGNED: DATE:

LANDLORD APPROVAL SIGNED: DATE:

Page 5 of 5

SALES APPROVAL

NationalSigns
2611 EL CAMINO
HOUSTON, TEXAS 77054
TEL: 713.863.0600 • FAX: 713.863.7585
www.NationalSigns.com

PROJECT: RIG NET
LOCATION: 15115 PARK ROW DR
CITY/STATE: HOUSTON, TX 77084
SALES REP: ERIN POOL
DATE: 11.18.2016
DRAWN BY: O.U.H.
DRAWING#: NS1627395

5-Year Warranty ON ALL PARTS, ALL LABOR, ALL SIGNAGE.

COPYRIGHT
THIS RENDERING IS THE PROPERTY OF NATIONAL SIGNS, LLC. ANY REPRODUCTION OR EXHIBITION OF THIS DRAWING IS STRICTLY PROHIBITED. ©2016 NATIONAL SIGNS, LLC THIS RENDERING MAY NOT BE USED TO CONSTRUCT AND/OR BUILD WHAT IS DEPICTED HEREIN WITHOUT THE EXPRESS WRITTEN CONSENT OF NATIONAL SIGNS, LLC.

120 VOLT ELECTRICAL SERVICE

	SIGN	LED DISPLAY
ELECTRICAL LOAD:		
20 AMP CIRCUIT(S):		

CLIENT TO PROVIDE ALL PRIMARY ELECTRICAL SERVICES TO THE SIGN UNLESS OTHERWISE SPECIFIED

REVISIONS

A 11.30.16 STA - SHINE/LW/4 LETTERS OUH

UL INSTALLATION REQUIREMENTS
THIS SIGN IS INTENDED TO BE INSTALLED IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 600 OF THE NATIONAL ELECTRICAL CODE AND/OR OTHER APPLICABLE LOCAL CODES. THIS INCLUDES PROPER GROUNDING AND BONDING OF THE SIGN.

EXHIBIT K
OFFICE LEASE		PAGE 5
Park Ten Plaza – RigNet, Inc.

Scope of Work

Sign Type A: Illuminated Channel letters

Manufacture and install (1) set of LED-illuminated channel letters reading “RigNet” at 5’-2”.

•	letters to be aluminum construction - .040 pre coat aluminum returns on .063 letter backs.

•	letter faces are 3/16” acrylic with 1” Jewelite trimcap. Faces to have translucent vinyl overlay applied per print specifications.

•	White LED illumination with remote power supplies.

•	Mounted with second surface angle runners.

Note: Bid for clear access with standard National Signs, LLC, equipment. High reach crane not included.

	Pre-Tax Investment	$17,400.00

Sign Type B: Flat Cut Out Letterset for Single-Faced Monument Sign

Remove and dispose of existing copy from monument sign as indicated. Patch and paint mounting holes only. Fabricate and install (1) flat cut out letterset reading “RigNet” at 1’-6”.

• 1/2” acrylic painted with an acrylic polyurethane finish.

Note: Color may not exactly match existing paint due to weathering.

	Pre-Tax Investment	$1,250.00

Sign Type C: Flat Cut Out Letterset for Double-Faced Monument Sign

Remove and dispose of existing copy from monument sign as indicated. Patch and paint mounting holes only. Fabricate and install (2) flat cut out lettersets reading “RigNet” at 7 3/4”.

• 1/2” acrylic painted with an acrylic polyurethane finish.

Note: Color may not exactly match existing paint due to weathering.

	Pre-Tax Investment	$1,375.00

	Sub-Total:	$20,025.00
	Sales Tax:	$1,652.06
	Total Investment:	$21,677.06

Notes: • The above prices are good for (30) days.
• A 50% deposit is required to proceed with project.
• Any permits required will be extra at cost, plus a $495 procurement fee.
• if applicable, freight additional at cost
• Extended 6th Year Parts and Labor Warranty for only 6% Extended warranty must be purchased for all signage and is available only at time of purchase.

National Signs, LLC         License #18011

Regulated by the Texas Department of Licensing and Regulation P.O. BOX 12151 Austin, Texas 78711

Telephone: (512) 463-6599 Toll-Free (in Texas): (800) 803-9202 Online-http://www.license.state.tx.us/Complaints

Version 4.17.2014

EXHIBIT K
OFFICE LEASE		PAGE 6
Park Ten Plaza – RigNet, Inc.

EXHIBIT L

JANITORIAL SPECIFICATIONS

Base-Specification Design – All Sites

Overview

This USAA Base Cleaning Specification has been designed to standardize the cleaning programs across the USAA portfolio. Used in conjunction with the site-specific requirements section, it includes industry best practices as well as green cleaning processes to ensure a healthy and safe environment for the people who visit or work in the USAA buildings.

The Cleaning Specification is based on a five-day-per-week service schedule and is formatted into three sections:

Section one includes the area types that can be found in both the common areas and the suite areas. The task and frequency sets associated with these area types remain constant regardless of “where” the areas are found.

Section two includes the area types that are found in the common areas only. These may, at times, require the cleaning tasks to be performed more frequently to recover from heavy use.

Section three includes the area types within the suites. Cleaning for these areas is focused on the needs commonly associated with tenant activities. In each case, the specifications are expressed in the industry-standard format utilizing annual frequencies (see Frequency Chart below).

Frequency Chart

EXAMPLES OF FREQUENCY REQUIRED	ANNUAL FREQUENCY

Five day service (daily)	260
Four times weekly		208
Twice weekly		104
Weekly service	52
Monthly service	12
Quarterly service		4
Yearly service		1

EXHIBIT L
OFFICE LEASE		PAGE 1
Park Ten Plaza – RigNet, Inc.

Required Green Cleaning Policies and Procedures

Note: Contractor’s Green Cleaning Plan must meet all requirements as stated in LEED v4

Green Cleaning Program Overview and Scope

To demonstrate its commitment to sustainable greening of its facilities, USAA had begun its efforts to move toward LEED-EB certification. To achieve certification, the buildings must meet all prerequisites in the LEED-EB rating system and the minimum amount of points as stated in LEED v4. Several of the points are achievable through Green Cleaning Programs.

This Policy and Plan addresses environmental best practices for cleaning the interior of the included properties. Specifically, it addresses purchasing sustainable cleaning, hard-floor and carpet products, and entryway systems; procuring sustainable cleaning equipment; developing and implementing standard operating procedures for effective cleaning; promoting and improving hand hygiene; developing guidelines for handling cleaning chemicals; developing staffing and employee training requirements; collecting and addressing occupant feedback; and establishing procedures for use of chemical concentrates and dilution systems.

Purpose and Goals of Green Cleaning

Many janitorial cleaning products have been shown to degrade indoor air quality, pollute the water, and negatively impact the health of sensitive occupants. In effort to maintain a clean facility, janitors and facility managers often use harsh solutions that, while disinfecting the building, contaminate the indoor air. It is USAA Realty Company’s desire to reduce the exposure of building occupants and maintenance personnel to potentially hazardous chemical, biological and particle contaminants, which adversely impact air quality, health, building finishes, building systems and the environment.

Contractor Participation and Responsible Parties

USAA Realty Company recognizes that the participation of the janitors and contractor is an essential component of a successful Green Cleaning Program. Therefore, USAA Realty Company is including the requirements associated with Green Cleaning in the scope of its new janitorial service agreements. The successful contractor(s) must demonstrate an ability to incorporate the following elements into the cleaning process: green product specification, staff training, solution storage, dilution and safe handling and equipment specifications and must also demonstrate a willingness to partner with USAA to continue to develop these aspects of the program. By signing this contract, the successful contractor agrees to implement the Green Cleaning practices delineated in the attached Policy for the duration of their contract with USAA.

Hand Hygiene

USAA Realty Company promotes healthy hand hygiene by providing soap and soap dispensers in janitorial closets, kitchen areas, restrooms, break rooms and locker rooms. Custodial vendors are required to wash their hands on a routine basis while servicing the facility.

EXHIBIT L
OFFICE LEASE		PAGE 2
Park Ten Plaza – RigNet, Inc.

Chemical Storage Guidelines

Contractor must comply with USAA Realty’s program to reduce the exposure of the building occupants to potentially dangerous chemical, biological, and particle contaminants which adversely impact air quality, health, and the environment.

1.	Any chemical stored in the janitor’s closets has a locked container which encloses the liquid cleaning products and delivers out proper specified measurement for dilution.

2.	The solutions used by Contractor are all stored in the janitor’s closet(s) and the janitorial staff must follow these guidelines:

a.	Material Safety Data Sheets (MSDS) for all chemicals and cleaning products must be available to all employees and stored on site with the chemicals. (Custodians are trained on MSDS and Chemical Handling annually.)

b.	All containers must be properly labeled to be easily identifiable

c.	All cleaning products must be properly and safely stored.

i.	No liquids will be placed on shelves above eye level

d.	Custodians must use appropriate Personal Protective Equipment when required (e.g. gloves, proper footwear, etc.)

e.	Chemical dilution systems must be adhered to

f.	Unnecessary amounts of chemicals should not be stored in the janitor’s closet.

i.	The main storage area, located outside for most properties, will be used to store large amounts of inventory.

g.	Only authorized employees will have access to the main storage room

Special Treatment of Carpets

Carpet can be a source of biopollutants, dust, and volatile organic compounds (VOCs). Pesticides and cleaning products (such as stain removers) that remain on the carpet after initial application can volatilize (rise up into the air) over time and contaminate the indoor air.

The following carpet treatment guidelines will mitigate the need for carpet cleaning solutions through both preventative and prescriptive treatment.

1.	Prevent stains.

a.	Clean up spills promptly using cold water and one, or more blotting cloths

b.	Make a spill kit available to occupants

2.	Promptly clean and thoroughly dry carpets if they should become saturated with water

a.	Quick action following a leak or other water damage may prevent carpet loss and the growth of mold and/or mildew. (Do not attempt to clean a moldy carpet without proper protective equipment, clothing, respirators, and air filters. Special training may be required to adequately deal with a water-soaked carpet.)

3.	Avoid excessive use of carpet shampoos and bonnet cleaning products. Bonnet cleaning involves the use of cotton, rayon, and/or polypropylene pads and a rotary shampoo machine. Although these chemicals are usually mild, overuse makes more frequent extraction cleaning necessary.

4.	Deep-clean when necessary.

a.	Periodic deep-cleansing of carpet is necessary to extract dirt, biopollutants, moisture, and embedded cleaning agents.

b.	A wet vacuum water extraction machine after dry vacuuming may be used.

c.	The Carpet and Rug Institute recommends rapid drying of the carpet (within 24 hours).

d.	Pre-sprays applied carefully and left on long enough can reduce the amount of chemicals needed.

EXHIBIT L
OFFICE LEASE		PAGE 3
Park Ten Plaza – RigNet, Inc.

NOTE- Any USAA property that uses alternative carpet care practices must document their current practices.

Hard-Floor and Carpet Maintenance

Floor-care maintenance shall consistently be performed according to written protocols, without exception. QC checks will be used to ensure 100% adoption. The cleaning specifications (tasks and frequencies) as provided will be adhered to by the contractor, and the contractor shall create a schedule that outlines all hard-floor and carpet maintenance activities.

•	The floor and carpet maintenance program at USAA Realty Co.’s properties is designed to use few, or no, harmful chemicals; remove and eliminate irritating dust, dirt and other contaminants; and protect and preserve floors.

•	To minimize chemical use, USAA Realty Co. has seeks to minimize the frequency of stripping or removing coatings to maximize the floor’s longevity, thereby conserving cleaning and floor restoration materials and minimizing occupants’ exposure to harmful chemicals.

•	A written floor maintenance plan and log shall be maintained, which details the number of coats of floor finish being applied as the base and other applications (top coat), along with all relevant maintenance/restoration practices and the dates and duration of these activities.

Reducing Microbial Growth through Proper Cleaning

The following are basic guidelines to minimize the need for antimicrobial products at USAA properties.

1.	Clean first and then apply disinfectant.

a.	Most disinfectants are not cleaners, and are usually only effective on a clean surface.

b.	Wait the recommended time before rinsing the antimicrobial solution from the surface (usually at least 10 minutes)

2.	Use disinfectants only when and where required

a.	Ordinary detergents should remove more microbes than disinfectants

3.	Change mop heads and sponges daily and properly dispose

4.	Change cleaning water frequently (water used in mop-buckets, etc.)

a.	Do not waste water by overfilling mop buckets, etc.

5.	Intentionally clean areas where water collects and condenses

a.	Areas such as refrigerator and air conditioner pans as well as air cleaner/humidifier machines

6.	Use a drain maintainer (containing enzymes) if drains clog or has an odor

7.	USAA tenants that operate a restaurant or prepare food for customers must use antimicrobial soaps and/or disinfectants

NOTE- Any USAA property that uses antimicrobial products needs to document the specific antimicrobial used, the location, date and reason for use.

EXHIBIT L
OFFICE LEASE		PAGE 4
Park Ten Plaza – RigNet, Inc.

Janitorial Staffing and Training Requirements

To meet cleaning objectives within the building, minimum staffing requirements must be met. Factors such as occupancy rates, seasonal variations and other considerations should be taken into account when adjusting the staffing plan.

Contractor will provide training of personnel in the hazards, use, maintenance and disposal of cleaning chemicals, dispensing equipment and packaging. Documentation of the training sessions, attendees and topics covered needs to be submitted to the appropriate USAA Realty personnel.

1.	Basic Janitorial Training

a.	Janitorial workers should receive basic training, including the Green Cleaning specifications delineated in USAA’s Green Cleaning Policy

b.	An average of 8 hours of training per year is required

2.	Training Specifications

a.	Material safety data sheets (MSDS)

b.	Compliance with the Green Seal standard of GS – 37

c.	Safe chemical storage and handling

d.	Disposal and recycling of cleaning chemicals, dispensing equipment and packaging

e.	Use and wear of Personal Protective Equipment

f.	Janitors should be informed of USAA’s product reporting requirements.

i.	All cleaning products which are not on the GS-37 list must be approved by USAA personnel

3.	Provide USAA with monthly training logs indicating the attendees and the training topic

General Green Cleaning Solutions and Janitorial Products Guideline

PERFORMANCE METRICS AND MEASUREMENT

The practices listed below shall be implemented, to the extent practicable, with a target goal of 90% of products complying, based on cost. The Responsible Party shall assign staff to track purchase rates of both compliant and noncompliant products.

PRACTICES TO OPTIMIZE USE OF SUSTAINABLE CLEANING PRODUCTS

Cleaning products and materials, including hard-floor and carpet-care products, used at the included buildings shall, when possible, meet the requirements of IEQc3.3: Green Cleaning, Purchase of Sustainable Cleaning Products and Materials.

Product types subject to these requirements include, but are not limited to, bio-enzymatic cleaners, hard- floor cleaners, carpet cleaners, general-purpose cleaners, specialty cleaners, odor control, disinfectants, disposable janitorial paper products and trash bags, and hand soaps.

IEQc3.3: Green Cleaning, Purchase of Sustainable Cleaning Products and Materials Criteria:

•	The cleaning products meet one or more of the following standards for the appropriate category:

•	Green Seal GS-37, for general-purpose, bathroom, glass and carpet cleaner use for industrial and institutional purposes

•	Environmental Choice CCD-110, for cleaning and degreasing compounds

•	Environmental Choice CCD-146, for hard-surface cleaners

•	Environmental Choice CCD-148, for carpet and upholstery care.

•	Disinfectants, metal polish, floor finishes, strippers or other products not addressed by GS-37 or Environmental Choice CCD-110, 146, or 148 shall meet at least one of the following standards for the appropriate category:

•	Green Seal GS-40, for industrial and institutional floor-care products

EXHIBIT L
OFFICE LEASE		PAGE 5
Park Ten Plaza – RigNet, Inc.

•	Environmental Choice CCD-112, for digestion additives for cleaning and odor control

•	Environmental Choice CCD-113, for drain or grease-trap additives

•	Environmental Choice CCD-115, for odor-control additives

•	Environmental Choice CCD-147, for hard-floor care

•	California Code of Regulations maximum allowable VOC levels for the specific product category.

•	Disposable janitorial paper products and trash bags meet the minimum requirements of one or more of the following programs for the applicable product category:

•	U.S. EPA Comprehensive Procurement Guidelines for Janitorial Paper and Plastic Trash Can Liners

•	Green Seal GS-09, for paper towels and napkins

•	Green Seal GS-01, for tissue paper

•	Environmental Choice CCD-082, for toilet tissue

•	Environmental Choice CCD-086, for hand towels

•	Janitorial paper products derived from rapidly renewable resources or made from tree- free fibers.

•	Hand soaps meet one or more of the following standards:

•	No antimicrobial agents (other than as a preservative) except where required by health codes and other regulations (i.e., food service and health care requirements)

•	Green Seal GS-41, for industrial and institutional hand cleaners

•	Environmental Choice CCD-104, for hand cleaners and hand soaps.

NOTE- Any USAA property that does not adopt the above mentioned practices must document their non- compliance, along with the reason.

Low Environmental Impact Cleaning Equipment Policy

Contractor must implement an equipment program to reduce building contaminants with minimum environmental impact.

Contractor will purchase cleaning equipment that meets the following requirements:

•	Vacuum cleaners meet the requirements of the Carpet & Rug Institute “Green Label” Testing Program-Vacuum Cleaner Criteria and are capable of capturing 96% of particulates 0.3 microns in size and operates with a sound level less than 70dBA.

•	Hot water extraction equipment for deep cleaning carpets is capable of removing sufficient moisture such that the carpets can dry in less than 24 hours.

•	Powered maintenance equipment including floor buffers, floor burnishers and automatic scrubbers are equipped with vacuums, guards and/or other devices for capturing fine particulates, and shall operate with a sound level less than 70dBA. Provide cut sheets on the vacuum equipment used on the site to confirm compliance with this requirement.

•	Propane-powered floor equipment has high-efficiency, low-emissions engines.

•	Automated scrubbing machines are equipped with variable-speed feed pumps to optimize the use of cleaning fluids.

•	Battery-powered equipment is equipped with environmentally preferable gel batteries.

•	Where appropriate, active micro fiber technology is used to reduce cleaning chemical consumption and prolong life of disposable scrubbing pads.

•	Powered equipment is ergonomically designed to minimize vibration, noise and user fatigue.

•	Equipment has rubber bumpers to reduce potential damage to building surfaces.

EXHIBIT L
OFFICE LEASE		PAGE 6
Park Ten Plaza – RigNet, Inc.

•	A log will be kept on-site for all powered housekeeping equipment to document the date of equipment purchase and all repair and maintenance activities and include vendor cut sheets for each type of equipment in use in the logbook. All equipment shall be in like-new condition and meet the green cleaning requirements.

•	No equipment may be brought on site unless it has been approved by USAA management

Vulnerable Building Occupants

To protect vulnerable building occupants, such as pregnant women, children, asthmatics, elderly occupants, individuals with allergies and highly sensitive individuals, cleaning staff shall use only low/no VOC cleaning products; they shall perform routine cleaning and floor restoration activities after working hours when the majority of occupants have left the building; the staff shall limit the number of cleaning chemicals used in the building; and they shall maintain a high level of cleanliness thus minimizing the presence of irritants.

Reporting

Bidder must provide documentation of its comprehensive green cleaning program upon contract award and must also provide written updates, including a monthly record of supply purchases indicating compliance with the GS-37 Standard, equipment purchases and training on at least a quarterly basis. The following is an acceptable example of a monthly record of supply purchases:

Successful bidder should keep an ongoing log book that documents the bidder’s compliance with all green cleaning requirements (supplies purchased, current equipment, MSDS sheets, equipment repairs, equipment taken out of service, new equipment brought on site during the term of the contract, training topics/dates/sign-off sheets, entryway cleaning log and any other green cleaning requirements stated in this RFP). A full report relating to the success of this Green Cleaning Policy must be produced on an annual basis.

Applying Green Cleaning to the Specifications

The Low Environmental Impact Cleaning requirements, the Green Cleaning Materials requirements and the Low Environmental Impact Cleaning Equipment requirements are to be applied to the specifications that follow.

For example, the task, “clean door glass and other adjacent glass areas” must be performed using a chemical that meets the Green Seal GS-37 Standard and microfiber technology in lieu of paper products when possible as set forth in the Green Seal GS-42 Standard. The task, “fully vacuum all carpeted areas from wall to wall including walk-off mats and edges” must be performed with a vacuum cleaner that captures 96% of particulates 0.3 microns in size and operates with a sound level less than 70dBA.

Quality Assurance Control Measures, Occupant Feedback and Evaluation of New Technologies

USAA Realty Company is committed to maintaining its properties in an environmentally preferable way that will benefit the health of the facility occupants, visitors, maintenance personnel and the natural environment. To this end, USAA Realty Company routinely evaluates the successes and shortcomings of

EXHIBIT L
OFFICE LEASE		PAGE 7
Park Ten Plaza – RigNet, Inc.

all employed practices and makes immediate alterations accordingly. Building and site walk-throughs are completed routinely by USAA Realty Company personnel to ensure adoption and proper application. A cleaning audit is conducted routinely to access the quality of the custodial services. For such audits and walk-throughs, USAA uses Core Management Services’ customized auditing and reporting structure. Facility occupants are highly encouraged to report any outstanding custodial issues to the facility personnel. New technologies for environmentally sensitive cleaning will be continuously monitored and assessed as they become available and adopted when they are applicable. Similarly, this policy will be updated as needed to ensure that current and successful procedures are being carried out. As such, this policy is applicable from the date indicated in the header until an updated version is drafted when deemed necessary.

The party(ies) responsible shall periodically evaluate the success of the Green Cleaning Policy and Plan. This evaluation includes producing and providing a report on an annual basis to senior management (see Reports section). Whenever possible, the annual report shall include an evaluation of the performance, safety, cost and environmental/public health benefits achieved as a result of its implementation.

Entryway Systems

PERFORMANCE METRICS AND MEASUREMENT

Protocols promoting effective use of entryway systems shall be wholly adopted. Quality control checks shall be used to ensure 100% adoption.

All entryways and entrances into the included are equipped with walk-off mats, grilles or grates, or a combination of the three.

•	Grilles, Grates and Walk-off mats at all primary entrances shall be cleaned according to the standard Cleaning Specification for Entrances. These systems shall be a minimum of 10 feet long in the direction of travel.

•	Secondary entrances shall also have walk-off mats of 10-12 feet in length to capture initial loose particles entering the building. These mats must be vacuumed daily, and the floor beneath shall be vacuumed and mopped on a weekly basis.

Custodial Effectiveness Assessment

This standard for custodial services establishes the amount of space a custodian is able to clean given the characteristics of the space. It also establishes 5 service levels:

USAA requires a minimum level of cleanliness as describe in level 2 below.

Level 1 - Orderly Spotlessness

•	floors and base moldings shine and/or are bright and clean

•	all vertical and horizontal surfaces have a freshly cleaned or polished appearance

•	washroom and shower tile and fixtures gleam and are odor free

•	trash containers and pencil sharpeners are empty, clean and odor free

Level 2 - Ordinary Tidiness (this is the level that should be maintained)

•	floors and base moldings shine and/or are bright and clean

•	all vertical and horizontal surfaces are clean, but marks, dust, stains or streaks are noticeable with close observation

•	washroom and shower tile and fixtures gleam and are odor free

•	trash containers and pencil sharpeners are empty, clean and odor free

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OFFICE LEASE		PAGE 8
Park Ten Plaza – RigNet, Inc.

Level 3 - Casual Inattention

•	floors are swept clean, but upon close observation dust, dirt and stains, as well as a buildup of dirt, dust and/or floor finish in the comers and along walls, can be seen

•	all vertical and horizontal surfaces have obvious dust, dirt, marks, smudges, and fingerprints

•	lamps all work and all fixtures are clean

•	washroom and shower tile and fixtures gleam and are odor free

Level 4 - Moderate Dinginess

•	floors are swept clean, but are dull. Colors are dingy, and there is an obvious buildup of dust, dirt, and/or floor finish in the comers and along walls. Molding is dull and contains streaks and splashes

•	all vertical and horizontal surfaces have conspicuous dust, dirt, smudges, fingerprints, and marks that will be difficult to remove

•	less than 5% of lamps are burned our and fixtures are dingy

•	trash containers and pencil sharpeners have old trash and shavings. They are stained and marked. Trash cans smell sour.

Level 5 - Unkempt Neglect

•	Floors and carpets are dirty and have visible wear and/or pitting. Colors have faded and dingy, and there is a conspicuous buildup of dirt, dust, and/or floor finish. Base molding is dirty, stained, and streaked. Gum, stains, dirt, dust balls and trash are broadcast

•	all vertical and horizontal surfaces have major accumulations of dust, dirt, smudges, and fingerprints, as well as damage

•	more than 5% of lamps are burned out and fixtures are dirty and with dust balls and flies

•	Trash containers and pencil sharpeners overflow. They are stained and marked. Trash containers smell sour

Specifications for Area Types Found in Common Areas and/or Suite Areas

Atriums, Entrances & Lobbies

Task Description	Annual Frequency

Clean door glass and other adjacent glass areas.	260
Dust furniture and spot clean all horizontal and vertical surfaces.	260
Empty general trash, replace liners when soiled or tom. Remove trash to designated area.	260
Sift and clean ash urns.	260
Replace sand in ash urns and smooth sand.	260
Spot clean carpet using approved carpet spotting equipment and supplies.	260
Dust mop floors with a microfiber or approved dust mop.	260
Damp mop floors to remove dirt and spills.	260
Fully vacuum all carpeted areas from wall to wall including walk-off mats and edges.	260
Vacuum entry door thresholds.	52
Dust areas above shoulder level and below knee level.	52
Spot clean telephones and sanitize receivers.	52
Burnish finished floor.	48

EXHIBIT L
OFFICE LEASE		PAGE 9
Park Ten Plaza – RigNet, Inc.

Polish entry door thresholds.	12
Dust or vacuum air vents to remove loose dust, soil and cobwebs.	12
Dust window treatments including horizontal and vertical blinds.	4
Clean and polish wood furniture to restore finish.	4
Vacuum fabric furniture.	4
Machine scrub hard surface floors.	4
Extract carpeted areas using approved equipment and supplies.	4
Machine scrub and recoat floors using approved floor finish.	3
Damp wipe light fixture exteriors to remove stains, dust and cobwebs.	1
Damp wipe trash containers to remove soil and stains.	1
Completely strip and refinish floors, apply three coats of approved floor finish.	1
Break Areas & Kitchenettes
Task Description	Annual Frequency

Empty break room trash, replace liners and tie-off at comers, clean obvious food and spills from exterior of trash container. Remove trash to designated area.	260
Dust and damp wipe horizontal and vertical break room surfaces including microwave.	260
Dust mop floors with a microfiber or approved dust mop.	260
Damp mop floors to remove dirt and spills.	260
Fully vacuum all carpeted areas from wall to wall.	260
Spot clean carpet using approved carpet spotting equipment and supplies.	260
Dust areas above shoulder level and below knee level.	52
Burnish finished floor.	48
Damp wipe trash containers to remove soil and stains.	12
Damp wipe air vents to remove dust, soil and cobwebs.	4
Dust window treatments including horizontal and vertical blinds.	4
Machine scrub and recoat floors using approved floor finish.	3
Extract carpeted areas using approved equipment and supplies.	2
Damp wipe light fixture exteriors to remove stains, dust and cobwebs.	1
Completely strip and refinish floors, apply three coats of approved floor finish.	1
Computer Rooms
Task Description	Annual Frequency

Empty general and recyclable trash, replace liners when soiled or tom. Remove trash to designated area.	260
Spot clean carpet using approved carpet spotting equipment and supplies.	260
Spot vacuum carpets, raised floor and tile to remove visible dirt, dust and debris.	208
Spot mop floors to remove visible dirt and spills.	208
Damp mop floors to remove dirt and spills.	52
Fully vacuum all carpeted areas from wall to wall.	52
Dust furniture and spot clean all horizontal and vertical surfaces.	52
Dust or vacuum air vents to remove loose dust, soil and cobwebs.	4
Dust light fixtures to remove exterior dust and cobwebs.	1
Damp wipe trash containers to remove soil and stains.	1
Dry strip floor using approved dry strip method.	1
Dry foam shampoo carpeted areas using approved equipment and supplies.	1

EXHIBIT L
OFFICE LEASE		PAGE 10
Park Ten Plaza – RigNet, Inc.

Copy /Mail / Fax Areas
Task Description	Annual Frequency
Empty general trash, replace liners when soiled or torn. Remove trash to designated area.	260
Spot clean carpet using approved carpet spotting equipment and supplies.	260
Spot vacuum carpets and hard surfaces to remove visible dirt, dust and debris.	208
Spot mop floors to remove visible dirt and spills.	208
Dust furniture and spot clean all horizontal and vertical surfaces.	52
Dust areas above shoulder level and below knee level.	52
Fully vacuum all carpeted areas from wall to wall.	52
Damp mop floors to remove dirt and spills.	52
Dust or vacuum air vents to remove loose dust, soil and cobwebs.	4
Dust window treatments including horizontal and vertical blinds.	4
Machine scrub and recoat floors using approved floor finish.	3
Dust light fixtures to remove exterior dust and cobwebs.	1
Damp wipe trash containers to remove soil and stains.	1
Extract carpeted areas using approved equipment and supplies.	1
Completely strip and refinish floors, apply three coats of approved floor finish.	1
Conference Rooms
Task Description	Annual Frequency

Dust furniture and spot clean all horizontal and vertical surfaces.	260
Spot clean interior partition and door glass.	260
Empty general trash, replace liners when soiled or torn. Remove trash to designated area.	260
Spot clean carpet using approved carpet spotting equipment and supplies.	260
Vacuum carpeted traffic lanes and spot vacuum hard-to-reach areas.	208
Damp wipe dry erase boards and trays.	52
Dust areas above shoulder level and below knee level.	52
Spot clean telephones and sanitize receivers.	52
Fully vacuum all carpeted areas from wall to wall.	52
Dust or vacuum air vents to remove loose dust, soil and cobwebs.	4
Dust window treatments including horizontal and vertical blinds.	4
Clean and polish wood furniture to restore finish.	4
Dust light fixtures to remove exterior dust and cobwebs.	1
Damp wipe trash containers to remove soil and stains.	1
Extract carpeted areas using approved equipment and supplies.	1
Elevators
Task Description	Annual Frequency

Clean elevator walls, doors, carpets, tile, hard surface floors, ceiling and stainless steel.	260
Vacuum elevator track.	104
Polish elevator tracks and all associated bright work including metal frames and other metallic surfaces.	52
Damp wipe light fixture exteriors to remove stains, dust and cobwebs.	1

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Park Ten Plaza – RigNet, Inc.

File Rooms
Task Description	Annual Frequency
Empty general trash, replace liners when soiled or tom. Remove trash to designated area.	260
Spot clean carpet using approved carpet spotting equipment and supplies.	260
Spot vacuum carpets to remove visible dirt, dust and debris.	208
Dust furniture and spot clean all horizontal and vertical surfaces.	52
Dust areas above shoulder level and below knee level.	52
Fully vacuum all carpeted areas from wall to wall.	52
Dust or vacuum air vents to remove loose dust, soil and cobwebs.	4
Dust window treatments including horizontal and vertical blinds.	4
Dust light fixtures to remove exterior dust and cobwebs.	1
Damp wipe trash containers to remove soil and stains.	1
Extract carpeted areas using approved equipment and supplies.	1
Fitness Centers
Task Description	Annual Frequency

Empty general and recyclable trash, replace liners when soiled or torn, spot clean container. Remove trash to designated area.	260
Apply approved disinfectant to exercise equipment contact surfaces, wipe dry.	260
Spot clean mirrors to remove fingerprints and smudges.	260
Fully vacuum all carpeted areas from wall to wall.	260
Spot clean carpet using approved carpet spotting equipment and supplies.	260
Dust mop floors with a microfiber or approved dust mop.	260
Using an approved disinfectant, damp mop floors.	260
Dust furniture and spot clean all horizontal and vertical surfaces.	260
Clean and polish drinking fountains.	260
Clean and disinfect shower walls, fixtures, and other surfaces; replenish supplies.	260
Completely dust and disinfect exercise equipment.	52
Dust and spot clean locker exteriors to remove loose dust, soil and cobwebs.	52
Damp wipe locker exteriors with germicidal cleaner	12
Damp wipe locker interiors with germicidal cleaner	4
Dust or vacuum air vents to remove loose dust, soil and cobwebs.	4
Dust window treatments including horizontal and vertical blinds.	4
Extract carpeted areas using approved equipment and supplies.	2
Completely strip and refinish floors, apply three coats of approved floor finish.	1
Dust light fixtures to remove exterior dust and cobwebs.	1
Damp wipe trash containers to remove soil and stains.	1
Janitor Closets
Task Description	Annual Frequency

Clean janitors’ room sinks and floors, organize shelves and inspect equipment.	260

EXHIBIT L
OFFICE LEASE		PAGE 12
Park Ten Plaza – RigNet, Inc.

Dust or vacuum air vents to remove loose dust, soil and cobwebs.	4
Dust light fixtures to remove exterior dust and cobwebs.	1
Damp wipe trash containers to remove soil and stains.	1
Loading Docks
Task Description	Annual Frequency

Dust mop or sweep hard-surface floors.	260
Empty general trash, replace liners when soiled or tom. Remove trash to designated area.	260
Spot mop floors to remove visible dirt and spills.	208
Damp mop floors to remove dirt and spills.	52
Machine scrub hard surface floors.	4
Wash trash collection bins to remove soil and buildup.	4
Damp wipe light fixture exteriors to remove stains, dust and cobwebs.	1
Medical Areas
Task Description	Annual Frequency
Empty general and recyclable trash, replace liners when soiled or torn. Remove trash to designated area.	260
Dust furniture and spot clean all horizontal and vertical surfaces.	260
Clean stainless steel sink using approved cleaner.	260
Vacuum carpets and tile to remove visible dirt, dust and debris.	260
Dust areas above shoulder level and below knee level.	52
Damp wipe trash containers to remove soil and stains.	1
Apply restorer and burnish tile floors.	8
Dust or vacuum air vents to remove loose dust, soil and cobwebs.	4
Dust window treatments including horizontal and vertical blinds.	4
Machine scrub and recoat floors using approved floor finish.	3
Dust light fixtures to remove exterior dust and cobwebs.	1
Extract carpeted areas using approved equipment and supplies.	1
Completely strip and refinish floors, apply three coats of approved floor finish.	1
Patio Areas
Task Description	Annual Frequency
Police exterior patio area to remove litter and address any cleaning needs.	260
Empty patio trash, replace liners and tie-off at corners, clean obvious food from exterior of containers. Remove trash to designated area.	260
Damp wipe trash containers to remove soil and stains.	1
Storage Areas
Task Description	Annual Frequency
Dust or vacuum air vents to remove loose dust, soil and cobwebs.	4
Dust window treatments including horizontal and vertical blinds.	4
Spot clean carpet using approved carpet spotting equipment and supplies.	4
Fully vacuum all carpeted areas and hard surfaces from wall to wall.	4
Dust areas above shoulder level and below knee level.	4

EXHIBIT L
OFFICE LEASE		PAGE 13
Park Ten Plaza – RigNet, Inc.

Dust furniture and spot clean all horizontal and vertical surfaces.	4
Dust light fixtures to remove exterior dust and cobwebs.	1
Damp wipe trash containers to remove soil and stains.	1
Specifications for Area Types Found in Common Areas Only
Cafeteria /Dining
Task Description	Annual Frequency

Empty cafeteria trash, replace liners and tie-off at comers, clean obvious food from exterior of containers. Remove trash to designated area.	260
Clean table tops in cafeteria using approved spray cleaner. Spot clean chairs.	260
Spot clean carpet using approved carpet spotting equipment and supplies.	260
Fully vacuum all carpeted areas from wall to wall.	260
Dust mop hard surface floors with a microfiber or approved dust mop.	260
Damp mop floors to remove dirt and spills.	260
Dust areas above shoulder level and below knee level.	52
Burnish finished floor.	48
Damp wipe trash containers to remove soil and stains.	12
Dust or vacuum air vents to remove loose dust, soil and cobwebs.	4
Dust window treatments including horizontal and vertical blinds.	4
Clean chairs with approved spray cleaner.	4
Extract carpeted areas using approved equipment and supplies.	2
Damp wipe light fixture exteriors to remove stains, dust and cobwebs.	1
Completely strip and refinish floors, apply three coats of approved floor finish.	1
Corridors, Common
Task Description	Annual Frequency

Dust corridor furniture; spot clean all horizontal and vertical surfaces including interior and door glass.	260
Clean and polish drinking fountains.	260
Empty general trash, replace liners when soiled or tom. Remove trash to designated area.	260
Dust mop hard surface floors with a microfiber or approved dust mop.	260
Damp mop or auto scrub floors to remove dirt and spills.	260
Spot clean carpet using approved carpet spotting equipment and supplies.	260
Fully vacuum corridor carpets from wall to wall.	260
Dust areas above shoulder level and below knee level.	52
Dust or vacuum air vents to remove loose dust, soil and cobwebs.	4
Dust window treatments including horizontal and vertical blinds.	4
Machine scrub and recoat floors using approved floor finish.	1
Completely strip and refinish floors, apply three coats of approved floor finish.	1
Damp wipe light fixture exteriors to remove stains, dust and cobwebs.	1
Damp wipe trash containers to remove soil and stains.	1

EXHIBIT L
OFFICE LEASE		PAGE 14
Park Ten Plaza – RigNet, Inc.

Restrooms, Common
Task Description	Annual Frequency

Perform all daily restroom cleaning procedures; apply germicidal cleaner to all fixtures, refill dispensers, empty trash and replace liners, remove trash to designated area, spot clean mirrors and partitions, wipe fixtures clean, sweep and mop floors with germicidal cleaner.	260
With a germicidal cleaner, completely damp wipe restroom partitions including high/low areas.	52
Dust or vacuum air vents to remove loose dust, soil and cobwebs.	12
Wash restroom walls with germicidal cleaner.	12
Machine scrub restroom floors with germicidal cleaner.	12
Damp wipe light fixture exteriors to remove stains, dust and cobwebs.	1
Damp wipe trash containers to remove soil and stains.	1
Stairwells, Common
Task Description	Annual Frequency

Spot clean carpeted stairs using approved carpet spotting equipment and supplies.	260
Spot mop hard surface or tile stairs.	208
Spot vacuum stairs.	208
Damp mop stairs to remove dirt and spills.	208
Vacuum stairways, dust vertical and horizontal surfaces and spot clean.	52
Dust light fixtures to remove exterior dust and cobwebs.	1
Completely strip and refinish tiled landings, apply three coats of approved floor finish.	1
Extract carpeted areas using approved equipment and supplies.	1
Trash Dumpster Enclosures
Task Description	Annual Frequency

Police exterior trash dumpster areas to remove litter.	52
Specifications for Area Types Found in Suites Only
Corridors, Suite
Task Description	Annual Frequency

Dust corridor furniture; spot clean all horizontal and vertical surfaces including interior and door glass.	260
Clean and polish drinking fountains.	260
Empty general trash, replace liners when soiled or tom. Remove trash to designated area.	260
Spot clean carpet using approved carpet spotting equipment and supplies.	260
Fully vacuum corridor carpets from wall to wall.	260
Dust mop hard surface floors with a microfiber or approved dust mop.	260

EXHIBIT L
OFFICE LEASE		PAGE 15
Park Ten Plaza – RigNet, Inc.

Damp mop or auto scrub floors to remove dirt and spills.	260
Dust areas above shoulder level and below knee level.	52
Dust or vacuum air vents to remove loose dust, soil and cobwebs.	4
Dust window treatments including horizontal and vertical blinds.	4
Damp wipe light fixture exteriors to remove stains, dust and cobwebs.	1
Damp wipe trash containers to remove soil and stains.	1
Executive Offices, Suite
Task Description	Annual Frequency

Spot clean carpet using approved carpet spotting equipment and supplies.	260
Empty general trash, replace liners when soiled or tom. Remove trash to designated area.	260
Dust mop floors with a microfiber or approved dust mop.	260
Damp mop floors to remove dirt and spills.	260
Fully vacuum carpets from wall to wall to remove dirt, dust and debris.	260
Dust furniture and spot clean all horizontal and vertical surfaces.	260
Dust areas above shoulder level and below knee level.	52
Dust or vacuum air vents to remove loose dust, soil and cobwebs.	4
Dust window treatments including horizontal and vertical blinds.	4
Dust light fixtures to remove exterior dust and cobwebs.	1
Damp wipe trash containers to remove soil and stains.	1
General Offices, Suite
Task Description	Annual Frequency

Spot clean carpet using approved carpet spotting equipment and supplies.	260
Empty general trash, replace liners when soiled or tom. Remove trash to designated area.	260
Spot mop floors to remove visible dirt and spills.	208
Spot vacuum carpets to remove visible dirt, dust and debris.	208
Dust furniture and spot clean all horizontal and vertical surfaces.	52
Dust areas above shoulder level and below knee level.	52
Fully vacuum all carpeted areas from wall to wall.	52
Fully vacuum hard surface floors to remove dirt, dust and debris.	52
Damp mop floors to remove dirt and spills.	52
Dust or vacuum air vents to remove loose dust, soil and cobwebs.	4
Dust window treatments including horizontal and vertical blinds.	4
Dust light fixtures to remove exterior dust and cobwebs.	1
Damp wipe trash containers to remove soil and stains.	1
Restrooms, Suite
Task Description	Annual Frequency

Perform all daily restroom cleaning procedures; apply germicidal cleaner to all fixtures, refill dispensers, empty trash and replace liners, remove trash to designated area, spot clean mirrors and partitions, wipe fixtures clean, sweep and mop floors with germicidal cleaner.	260
Clean and disinfect shower walls, fixtures, and other surfaces.	260
With a germicidal cleaner, completely damp wipe restroom partitions including high/low areas.	52

EXHIBIT L
OFFICE LEASE		PAGE 16
Park Ten Plaza – RigNet, Inc.

Dust or vacuum air vents to remove loose dust, soil and cobwebs.	12
Wash restroom walls with germicidal cleaner.	12
Machine scrub restroom floors with germicidal cleaner.	12
Damp wipe light fixture exteriors to remove stains, dust and cobwebs.	1
Damp wipe trash containers to remove soil and stains.	1
Stairwells, Suite
Task Description	Annual Frequency
Spot clean carpeted stairs using approved carpet spotting equipment and supplies.	260
Spot vacuum stairs.	208
Spot mop floors to remove visible dirt and spills.	208
Damp mop floors to remove dirt and spills.	52
Vacuum stairways, dust vertical and horizontal surfaces and spot clean.	52
Dust or vacuum air vents to remove loose dust, soil and cobwebs.	4

Site-Specific Specifications - Texas Region

Park Ten Plaza

•	Provide One (1) Day Porter from 7:00 am to 4:00 pm, 5 days per week

•	1st, 2nd and 3rd floor restrooms to be cleaned by day porter 4 times daily at minimum due to heavy traffic

•	Common Area 1st floor: Quarterly maintenance of Limestone floor and carpet

•	Common Area restrooms: Quarterly maintenance of tile floors

•	Perform special cleaning needs of individual tenants as required by Property Manager. Special cleaning needs will be at tenants’ expense and only apply to those tasks that are above and beyond the USAA Cleaning Specifications.

•	Upon completion of cleaning, all lights will be turned off and doors locked, leaving the Premises in an orderly condition

All Properties

•	Porters and matrons shall appear neat and tidy and shall wear at least a shirt or smock to be provided by the janitorial service provider. The porters and matrons should not be required to pay for their own uniforms. Rather, it is the duty of the cleaning contractor to pay for and provide these uniforms.

EXHIBIT L
OFFICE LEASE		PAGE 17
Park Ten Plaza – RigNet, Inc.

EXHIBIT M

RESERVED PARKING SPACES

Reserved Parking Space Numbers:

1, 2, 3, 5, 6, 7, 8, 35, 36, 37, 38, 39, 40, 42, 43, 49, 50, 63, 66, 67, 69, 70 and 71.

EXHIBIT M
OFFICE LEASE		PAGE 1
Park Ten Plaza – RigNet, Inc.